FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-12

December 9, 2021

Free Writing Prospectus

Structural and Collateral Term Sheet

$625,103,398

(Approximate Mortgage Pool Balance)

$538,370,000

(Offered Certificates)

GS Mortgage Securities Trust 2021-GSA3

As Issuing Entity

GS Mortgage Securities Corporation II

As Depositor

Commercial Mortgage Pass-Through Certificates

Series 2021-GSA3

Goldman Sachs Mortgage Company

Argentic Real Estate Finance LLC

Starwood Mortgage Capital LLC

As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC
Lead Manager and Sole Bookrunner

Citigroup	Drexel Hamilton
Co-Manager	Co-Manager

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated December 9, 2021. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the headings “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

				CERTIFICATE SUMMARY
OFFERED CERTIFICATES
Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)(3)		Approximate Initial Available Certificate Balance, Notional Amount or Percentage Interest(2)(3)		Approximate Initial Credit Support(4)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(5)	Principal Window(5)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$8,558,000		$8,271,000		30.000%	[ ]%	(6)	2.77	01/22 – 11/26
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$16,730,000		$16,168,000		30.000%	[ ]%	(6)	4.89	11/26 – 11/26
Class A-3	AAA(sf) / AAAsf / AAA(sf)	$62,400,000		$60,307,000		30.000%	[ ]%	(6)	7.06	01/29 – 01/29
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(7)		(7)		30.000%	[ ]%	(6)	(7)	(7)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(7)		(7)		30.000%	[ ]%	(6)	(7)	(7)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$22,757,000		$21,993,000		30.000%	[ ]%	(6)	7.40	11/26 – 07/31
Class X-A	AA(sf) / AAAsf / AAA(sf)	$471,953,000	(8)	$456,123,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$66,417,000	(8)	$64,188,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class A-S	AA(sf) / AAAsf / AAA(sf)	$34,381,000		$33,228,000		24.500%	[ ]%	(6)	9.98	12/31 – 12/31
Class B	NR / AA-sf / AA+(sf)	$35,162,000		$33,982,000		18.875%	[ ]%	(6)	9.98	12/31 – 12/31
Class C	NR / A-sf / A(sf)	$31,255,000		$30,206,000		13.875%	[ ]%	(6)	9.98	12/31 – 12/31

NON-OFFERED CERTIFICATES
Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount (2)(3)		Approximate Initial Available Certificate Balance, Notional Amount or Percentage Interest(2)(3)		Approximate Initial Credit Support(4)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(5)	Principal Window(5)
Class X-D	NR / BBB-sf / BBB(sf)	$35,162,000	(8)	$33,981,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class X-F	NR / BB-sf / BB(sf)	$17,190,000	(8)	$16,613,000	(8)	N/A	[ ]%	Variable IO(9)	N/A	N/A
Class D	NR / BBBsf / BBB+(sf)	$19,534,000		$18,878,000		10.750%	[ ]%	(6)	9.98	12/31 – 12/31
Class E	NR / BBB-sf / BBB(sf)	$15,628,000		$15,103,000		8.250%	[ ]%	(6)	9.98	12/31 – 12/31
Class F(10)	NR / BB-sf / BB(sf)	$17,190,000		$16,613,000		5.500%	[ ]%	(6)	9.98	12/31 – 12/31
Class G-RR(10)	NR / B-sf / B+(sf)	$7,033,000		$6,797,000		4.375%	[ ]%	(6)	9.98	12/31 – 12/31
Class H-RR(10)	NR / NR / NR	$27,348,397		$26,431,000		0.000%	[ ]%	(6)	9.98	12/31 – 12/31
Class S(11)	N/A	N/A		96.6464%		N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A		N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”, and together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%, including in connection with any variation in the certificate balances and notional amounts of the classes comprising the VRR Interest (as described in footnote (3) below) following the calculation of the actual fair value of the certificates (other than the Class R certificates) issued by the issuing entity, and further subject to the discussion in footnotes (3) and (7) below. The notional amount of each class of the Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates (together with the Class G-RR and Class H-RR certificates, the “principal balance certificates” and, together with the Class X certificates, Class S certificates and Class R certificates, the “Certificates”), as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC Rate (defined below), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the WAC Rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	On the Closing Date, Argentic Real Estate Finance LLC (“AREF”) is expected to satisfy the U.S. risk retention requirements of AREF, as retaining sponsor, through the purchase and retention by AREF or its majority-owned affiliate of (i) approximately 3.3536% of each class of certificates (other than the Class R certificates) (collectively, the “VRR Interest”) and (ii) the Class G-RR and Class H-RR certificates (collectively, excluding the portion of each such class comprising the VRR Interest, the “HRR Certificates”) . The certificate balance or notional amount of each class of certificates is subject to change based on the final pricing of all certificates and the final determination of the amounts of the VRR Interest and the HRR Certificates that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the VRR Interest and the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

(4)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, are represented in the aggregate. See “Description of the Certificates” in the Preliminary Prospectus.

(5)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment date of the mortgage loans or whole loans.

(6)	The pass-through rates on each class of principal balance certificates for each distribution date will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $327,127,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Initial Available Certificate Balance	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $162,000,000	$0 – $156,567,000	N/A – 9.82	N/A / 07/31 – 11/31
Class A-5	$165,127,000 - $327,127,000	$159,589,000 - $316,156,000	9.88 – 9.94	11/31 – 12/31 / 07/31 – 12/31

(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each of the Class X certificates will be equal to the aggregate certificate balances of the related classes of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates

(9)	The pass-through rate of each Class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(10)	The initial certificate balance of each of the Class F, Class G-RR and Class H-RR certificates is subject to change based on final pricing of all certificates and the final determination of the amounts of the Class G-RR and Class H-RR certificates and the VRR Interest that will be retained as described under “Credit Risk Retention” in the Preliminary Prospectus to satisfy the U.S. risk retention requirements of Argentic Real Estate Finance LLC, as retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loan” in the Preliminary Prospectus.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class H-RR, Class S and Class R certificates are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$625,103,398
Number of Mortgage Loans	39
Number of Mortgaged Properties	85
Average Cut-off Date Mortgage Loan Balance	$16,028,292
Weighted Average Mortgage Interest Rate	3.67618%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)(4)	114
Weighted Average Remaining Amortization Term (months)(3)(4)	360
Weighted Average Cut-off Date LTV Ratio(5)	58.1%
Weighted Average Maturity Date/ARD LTV Ratio(6)	54.9%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	2.36x
Weighted Average Debt Yield on Underwritten NOI(8)	10.5%
% of Mortgage Loans with Mezzanine Debt	6.1%
% of Mortgage Loans with Subordinate Debt	0.0%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(9)	12.8%

(1)	With respect to 3 mortgage loans, representing approximately (20.4% of the initial pool balance), with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to 1 mortgage loan, representing (9.98% of the initial pool balance), the initial due date for such mortgage loan occur after January 2022. On the Closing Date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed January 2022 payment date. Information presented in this Term Sheet reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in January 2022.

(4)	With respect to one mortgage loan, representing (1.4% of the initial pool balance), such mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off LTV Ratio. With respect to three mortgage loans (12.5% of the initial pool balance) the respective Cut-off Date LTV Ratios were calculated based on the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making such adjustments is 58.7%.

(6)	Unless otherwise indicated, the Maturity Date LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans (12.5% of the initial pool balance) the respective Maturity Date LTV Ratios were calculated based upon a valuation other than an “as-is” appraised value of each related mortgaged property or the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Maturity Date LTV Ratio for the mortgage pool without making such adjustments is 55.5%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

(7)	Unless otherwise indicated, the Underwritten Debt Service Coverage Ratio for each mortgage loan is calculated by dividing the Underwritten Net Cash Flow from the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment. With respect to the AMF Portfolio mortgage loan, payments of interest and principal sufficient to amortize the AMF Portfolio Whole Loan over a 30-year amortization schedule are required. Principal is applied to the AMF Portfolio mortgage loan as outlined in Annex G in the Preliminary Prospectus, and the annual debt service is calculated based on the pro rata portion of the sum of the first 12 principal and interest payments beginning in November 2028. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Underwritten Debt Service Coverage Ratio.

(8)	Unless otherwise indicated, the Debt Yield on Underwritten NOI for each mortgage loan is the related mortgaged property’s Underwritten NOI divided by the Cut-off Date Balance of such mortgage loan and the Debt Yield on Underwritten NCF for each mortgage loan is the related mortgaged property’s Underwritten NCF divided by the Cut-off Date Balance of such mortgage loan. With respect to three mortgage loans (12.5% of the initial pool balance) the respective Cut-off Date LTV Ratios were calculated based one the cut-off date principal balance of a mortgage loan less a reserve taken at origination. The weighted average Debt Yield on Underwritten NOI for the mortgage pool without making such adjustments is 10.4%. See “Description of the Mortgage Pool—Certain Characteristics and Definitions” in the Preliminary Prospectus for descriptions of Debt Yield on Underwritten NOI.

(9)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Lead Manager and Sole Bookrunner:	Goldman Sachs & Co. LLC

Co-Managers:	Citigroup Global Markets Inc. and Drexel Hamilton, LLC

Depositor:	GS Mortgage Securities Corporation II

Initial Pool Balance:	$625,103,398

Master Servicer:	Wells Fargo Bank, National Association

Special Servicer:	Argentic Services Company LP

Certificate Administrator:	Computershare Trust Company, National Association

Trustee:	Wilmington Trust, National Association

Operating Advisor:	Pentalpha Surveillance LLC

Asset Representations Reviewer:	Pentalpha Surveillance LLC

U.S. Credit Risk Retention:

For a discussion of the manner by which Argentic Real Estate Finance LLC, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of December 13, 2021

Closing Date:	December 23, 2021

Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in December 2021 (or, in the case of any mortgage loan that has its first due date after December 2021, the date that would have been its due date in December 2021 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 11th day of each month or next business day, commencing in January 2022

Distribution Date:	The 4th business day after the Determination Date, commencing in January 2022

Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible

SMMEA Eligible:	No

Payment Structure:	Sequential Pay

Day Count:	30/360

Tax Structure:	REMIC

Rated Final Distribution Date:	December 2054 for the offered certificates

Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC

Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

TRANSACTION HIGHLIGHTS

■	$538,370,000 (Approximate) New-Issue Multi-Borrower CMBS:

—	Overview: The mortgage pool consists of 39 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $625,103,398 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $16,028,292 and are secured by 85 mortgaged properties located throughout 19 states

—	LTV: 58.1% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.36x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 10.5% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-3 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 41.3% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	30.3% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	11.0% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity

—	Hard Lockboxes: 63.6% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 85.9% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, or a Debt Yield of 6.0% that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 30 mortgage loans representing 77.5% of the Initial Pool Balance

–	Insurance: 29 mortgage loans representing 72.5% of the Initial Pool Balance

–	Replacement Reserves (Including FF&E Reserves): 30 mortgage loans representing 76.0% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 16 mortgage loans representing 82.0% of the portion of the Initial Pool Balance that are secured, in whole or in part, by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 92.0% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Retail: 27.5% of the mortgaged properties by allocated Initial Pool Balance are retail properties (25.5% are anchored retail properties)

—	Office: 25.3% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Multifamily: 24.8% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

—	Industrial: 11.2% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

■	Geographic Diversity: The 85 mortgaged properties are located throughout 18 states and the District of Columbia with two states having greater than 10.0% of the allocated Initial Pool Balance: Texas (16.6%) and California (16.4%).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Goldman Sachs Mortgage Company	9	10	$206,031,657	33.0%
Argentic Real Estate Finance	21	30	316,371,741	50.6
Starwood Mortgage Capital LLC	9	45	102,700,000	16.4
Total	39	85	$625,103,398	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio
425 Eye Street	$62,400,000	9.98%	Office	374,667	Refinance	3.66x	11.0%	56.8%
Fountains on the Lake	59,150,000	9.5%	Retail	572,265	Acquisition	2.06x	12.5%	59.9%
5300-5350 Hellyer Avenue	44,000,000	7.0%	Office	160,000	Acquisition	2.02x	8.4%	68.4%
AMF Portfolio	38,000,000	6.1%	Multifamily	3,299	Refinance	1.51x	9.8%	61.3%
Extra Space Self Storage Portfolio II	28,500,000	4.6%	Various	270,295	Recapitalization	1.87x	8.0%	30.4%
CopperLeaf Apartments	27,500,000	4.4%	Multifamily	168	Refinance	1.21x	7.3%	66.7%
La Encantada	27,000,000	4.3%	Retail	245,955	Acquisition	2.70x	9.3%	58.7%
Courtside Apartments	26,700,000	4.3%	Multifamily	165	Refinance	1.89x	8.2%	52.1%
2250 59th Street	23,000,000	3.7%	Office	48,079	Refinance	1.64x	8.1%	59.9%
Mission Village Shopping Center	18,500,000	3.0%	Retail	102,178	Refinance	3.80x	12.2%	48.7%
Top 10 Total / Wtd. Avg.	$354,750,000	56.8%				2.30x	9.8%	57.5%
Remaining Total / Wtd. Avg.	270,353,398	43.2				2.45x	11.4%	58.9%
Total / Wtd. Avg.	$625,103,398	100.0%				2.36x	10.5%	58.1%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
425 Eye Street	$62,400,000	9.98%	1	$39,818,000	0	$102,218,000	GSMS 2021-GSA3	Wells	Argentic
AMF Portfolio	$38,000,000	6.1%	7	$134,000,000	0	$172,000,000	BBCMS 2021-C12	KeyBank	LNR
La Encantada	$27,000,000	4.3%	2	$75,000,000	0	$102,000,000	Benchmark 2021-B31	Midland	Rialto

(1)	Each pari passu companion loan is pari passu in right of payment to its related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance(2)	% of Initial Pool Balance	Previous Securitization
AMF Portfolio	Various	Various	Multifamily	$38,000,000	6.1%	CF 2019-MF1
Mission Village Shopping Center	Riverside	California	Retail	$18,500,000	3.0%	WFRBS 2012-C8
South Shore Marketplace	League City	Texas	Retail	$5,750,000	0.9%	WFRBS 2013-C13
Centennial Manor MHP	Sylvania	Ohio	Manufactured Housing	$3,750,000	0.6%	UBSBB 2013-C5
Kohl’s Warsaw	Warsaw	Indiana	Retail	$3,750,000	0.6%	UBSCM 2012-C1
1028 Madison Street	Brooklyn	New York	Multifamily	$2,654,676	0.4%	FRESB 2017-SB42

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

(2)	Reflects the allocated loan amount in cases where the applicable mortgaged property is one of a portfolio of mortgaged properties securing a particular mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)
Retail	11	$171,908,523	27.5%	2.76	x	55.3%	13.1%
Anchored	8	159,481,657	25.5%	2.80	x	55.2%	13.2%
Shadow Anchored	1	5,750,000	0.9%	2.86	x	52.8%	12.0%
Single Tenant	1	3,750,000	0.6%	1.90	x	60.1%	11.0%
Unanchored	1	2,926,866	0.5%	1.72	x	58.7%	11.1%
Office	6	$158,050,000	25.3%	2.89	x	60.8%	10.0%
Urban	1	62,400,000	9.98%	3.66	x	56.8%	11.0%
R&D	1	44,000,000	7.0%	2.02	x	68.4%	8.4%
Suburban	3	28,650,000	4.6%	3.57	x	58.7%	11.7%
CBD	1	23,000,000	3.7%	1.64	x	59.9%	8.1%
Multifamily	50	$154,873,134	24.8%	1.61	x	60.7%	8.5%
Garden	43	103,200,000	16.5%	1.47	x	63.1%	8.6%
Low Rise	4	35,700,000	5.7%	1.83	x	55.3%	7.9%
Townhomes	2	11,750,000	1.9%	2.17	x	57.2%	9.2%
Mid Rise	1	4,223,134	0.7%	1.72	x	58.7%	11.1%
Industrial	6	$69,921,741	11.2%	1.96	x	65.5%	10.4%
Manufacturing	2	28,564,309	4.6%	1.97	x	61.5%	10.8%
Warehouse/Distribution	2	26,357,432	4.2%	2.12	x	69.3%	10.1%
Warehouse	2	15,000,000	2.4%	1.65	x	66.4%	10.1%
Mixed Use	3	$24,380,000	3.9%	1.78	x	47.9%	9.5%
Office/Self Storage	1	12,850,000	2.1%	1.80	x	54.7%	10.4%
Self Storage/Retail	1	7,630,000	1.2%	1.87	x	30.4%	8.0%
Office/Retail	1	3,900,000	0.6%	1.53	x	60.0%	9.3%
Self Storage	4	$24,170,000	3.9%	1.90	x	34.2%	8.2%
Self Storage	4	$24,170,000	3.9%	1.90	x	34.2%	8.2%
Manufactured Housing	3	$11,450,000	1.8%	2.76	X	50.8%	10.3%
Manufactured Housing	3	$11,450,000	1.8%	2.76	X	50.8%	10.3%
Other	2	$10,350,000	1.7%	3.48	x	60.3%	12.6%
Leased Fee	2	$10,350,000	1.7%	3.48	x	60.3%	12.6%
Total / Avg. / Wtd. Avg.	85	$625,103,398	100.0%	2.36	x	58.1%	10.5%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)	% of Total Underwritten NOI
Texas	6	$103,639,089	16.6%	169,680,000	11.0%	$12,276,732	13.7%
California	7	102,650,000	16.4	225,960,000	14.7	13,151,822	14.7
District of Columbia	1	62,400,000	9.98	180,000,000	11.7	11,283,222	12.6
New York	6	48,900,000	7.8	77,300,000	5.0	3,631,497	4.1
Illinois	4	45,330,000	7.3	71,100,000	4.6	4,547,061	5.1
Ohio	20	35,123,730	5.6	171,300,000	11.1	10,526,436	11.8
Pennsylvania	2	32,400,000	5.2	50,700,000	3.3	2,805,795	3.1
Indiana	11	27,150,073	4.3	105,140,000	6.8	6,308,103	7.1
Arizona	1	27,000,000	4.3	173,700,000	11.3	9,446,346	10.6
Utah	1	26,700,000	4.3	48,350,000	3.1	2,078,263	2.3
Florida	3	18,470,000	3.0	54,940,000	3.6	1,383,019	1.5
Colorado	1	16,600,000	2.7	30,400,000	2.0	1,901,022	2.1
Louisiana	2	15,000,000	2.4	22,600,000	1.5	1,511,638	1.7
Georgia	9	14,400,249	2.3	80,225,000	5.2	4,304,266	4.8
Iowa	1	11,700,000	1.9	18,020,000	1.2	1,060,907	1.2
Kentucky	1	11,500,000	1.8	18,050,000	1.2	942,786	1.1
North Carolina	2	10,900,000	1.7	15,050,000	1.0	1,070,458	1.2
Connecticut	1	7,630,000	1.2	17,250,000	1.1	522,636	0.6
Michigan	6	7,610,256	1.2	12,300,000	0.8	684,725	0.8
Total	85	$625,103,398	100.0%	$1,542,065,000	100.0%	$89,436,733	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
3,300,000 - 4,999,999	6	$24,150,000	3.9%
5,000,000 - 9,999,999	10	69,600,000	11.1
10,000,000 - 14,999,999	9	113,273,398	18.1
15,000,000 – 19,999,999	5	81,830,000	13.1
20,000,000 – 49,999,999	7	214,700,000	34.3
50,000,000 – 62,400,000	2	121,550,000	19.4
Total	39	$625,103,398	100.0%

Distribution of Underwritten NCF DSCRs(1)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.21 - 1.60	6	$95,600,000	15.3%
1.61 - 1.80	6	77,900,000	12.5
1.81 - 2.00	6	97,773,398	15.6
2.01 - 2.50	9	163,580,000	26.2
2.51 - 3.00	4	44,200,000	7.1
3.01 - 4.00	5	117,150,000	18.7
4.01 - 5.59	3	28,900,000	4.6
Total	39	$625,103,398	100.0%

(1)	See footnotes (1) and (5) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	22	$357,880,000	57.3%
Interest Only, Then Amortizing(2)	9	189,600,000	30.3
Amortizing (30 Years)	7	68,623,398	11.0
Interest Only - ARD	1	9,000,000	1.4
Total	39	$625,103,398	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity date.

(2)	Original partial interest only periods range from 12 to 82 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	18	$384,653,398	61.5%
Soft	7	121,500,000	19.4
Springing	12	94,600,000	15.1
Hard (Office) / Springing (Self Storage)	1	12,850,000	2.1
None	1	11,500,000	1.8
Total	39	$625,103,398	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
18.9 - 50.0	5	$78,700,000	12.6%
50.1 - 55.0	7	77,050,000	12.3
55.1 - 60.0	8	198,900,000	31.8
60.1 - 65.0	12	148,395,966	23.7
65.1 – 70.0	4	91,950,000	14.7
70.1 – 74.6	3	30,107,432	4.8
Total	39	$625,103,398	100.0%

(1)	See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date LTV Ratios(1)
Range of Maturity Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
14.4 - 40.0	2	$43,500,000	7.0%
40.1 - 50.0	9	87,684,309	14.0
50.1 - 55.0	9	150,681,657	24.1
55.1 - 60.0	7	177,007,432	28.3
60.1 - 65.0	10	116,780,000	18.7
65.1 - 68.4	2	49,450,000	7.9
Total	39	$625,103,398	100.0%
(1)	See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	24	$349,300,000	55.9%
Acquisition	13	242,403,398	38.8
Recapitalization	2	33,400,000	5.3
Total	39	$625,103,398	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.593 - 3.000	3	$86,400,000	13.8%
3.001 - 3.500	6	89,200,000	14.3
3.501 - 3.750	7	108,750,000	17.4
3.751 - 4.000	12	224,789,089	36.0
4.001 - 4.250	7	73,464,309	11.8
4.251 - 4.520	4	42,500,000	6.8
Total	39	$625,103,398	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.9 - 8.0	4	$78,000,000	12.5%
8.1 - 9.0	7	123,650,000	19.8
9.1 - 10.0	9	123,480,000	19.8
10.1 - 11.0	7	120,107,432	19.2
11.1 - 13.0	10	159,965,966	25.6
13.1 - 29.5	2	19,900,000	3.2
Total	39	$625,103,398	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.8 - 8.0	7	$156,500,000	25.0%
8.1 - 9.0	7	77,480,000	12.4
9.1 - 10.0	8	113,850,000	18.2
10.1 - 11.0	9	147,491,741	23.6
11.1 - 12.0	6	109,881,657	17.6
12.1 - 27.8	2	19,900,000	3.2
Total	39	$625,103,398	100.0%
(1)	See footnotes (1) and (6) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	1	$15,000,000	2.4%
24	1	$4,550,000	0.7%
36	2	$19,550,000	3.1%
60	4	$112,500,000	18.0%
82	1	$38,000,000	6.1%

Distribution of Original Terms to Maturity Date
Original Term to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60	1	$16,730,000	2.7%
85	1	62,400,000	9.98
120	37	545,973,398	87.3
Total	39	$625,103,398	100.0%

Distribution of Remaining Terms to Maturity Date
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
59 - 84	1	$16,730,000	2.7%
85 - 119	15	311,873,398	49.9
120	23	296,500,000	47.4
Total	39	$625,103,398	100.0%
Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	23	$366,880,000	58.7%
360	16	258,223,398	41.3
Total	39	$625,103,398	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	23	$366,880,000	58.7%
357-359	3	38,823,398	6.2
360	13	219,400,000	35.1
Total	39	$625,103,398	100.0%
(1)	All of the mortgage loans will have balloon payments at maturity.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	35	$574,903,398	92.0%
Yield Maintenance	4	50,200,000	8.0
Total	39	$625,103,398	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	30	$474,969,089	76.0%
Real Estate Tax	30	$484,469,089	77.5%
TI/LC(2)	16	$345,219,089	82.0%
Insurance	29	$453,489,089	72.5%
(1)	Includes mortgage loans with FF&E reserves.
(2)	Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SHORT TERM CERTIFICATE PRINCIPAL PAY DOWN SCHEDULE

Class A-2 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
Cicero Industrial	Industrial	$16,730,000	2.7%	59	2.04x	9.8%	62.0%

Class A-3 Principal Pay Down(1)

Mortgage Loan Name	Property Type	Cut-off Date Balance	% of Initial Pool Balance	Remaining Loan Term(2)	Underwritten NCF DSCR	Debt Yield on Underwritten NOI	Cut-off Date LTV Ratio
425 Eye Street	Office	$62,400,000	9.98%	85	3.66x	11.0%	56.8%

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 and Class A-3 certificates, respectively, assuming a 0% CPR and applying the modeling assumptions described under “Yield and Maturity Considerations” in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates or anticipated repayment date of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each class of certificates, including the Class A-2 and Class A-3 certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus. See the footnotes to the table entitled “Mortgage Pool Characteristics” above.

(2)	The first payment date for the 425 Eye Street Whole Loan is February 6, 2022. On the Closing Date, GSMC will deposit sufficient funds to pay the amount of interest that would be due with respect to the January 2022 payment on the certificates. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions are inclusive of the additional January 2022 interest-only payment to be funded on the Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Distributions	On each Distribution Date, the funds available for distribution to the holders of the certificates (other than the Class S certificates and net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, excess interest yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority:

1.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (i) and clause (ii) above, then (iv) to the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (i) through (iii) above, then (v) to the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (i) through (iv) above, then (vi) to the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (i) through (v) above and then (vii) to the Class A-AB certificates until their certificate balance has been reduced to zero, without regard to the Class A-AB scheduled principal balance described in clause (i) above, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (i) through (vi) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to their interest entitlement; (ii) next, to the extent of funds available for distributions of principal remaining after the distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)	6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.	Class D certificates: (i) first, to interest on the Class D certificates, up to an amount equal to its interest entitlements; (ii) next, to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance has been reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds available for distributions of principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance has been reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	After Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class A-S, Class B, Class C, Class D and Class E certificates are paid all amounts to which they are entitled, the remaining funds available for distribution to the principal balance certificates will be used to pay interest and principal and to reimburse any unreimbursed losses to the Class F, Class G-RR and Class H-RR certificates, sequentially, in that order in a manner analogous to the Class E certificates, until the certificate balance of each such class is reduced to zero.

Realized Losses	The certificate balances of the principal balance certificates will be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates on such Distribution Date. On each Distribution Date, any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H-RR certificates, then to the Class G-RR certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

  and Yield Maintenance

Charges	On each Distribution Date, any yield maintenance charge collected on the mortgage loans during the one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, (iii) the group (the “YM Group C”) of the Class X-D, Class D and Class E certificates, and (iv) the group (together with the YM Group A, YM Group B and YM Group C, the “YM Groups”) of the Class X-F and Class F certificates, based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date; and (2) then such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in each YM Group in the following manner: (A) each class of principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on each Distribution Date the portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the principal balance certificates in such YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided that if such discount rate is greater than or equal to the mortgage loan rate on such mortgage loan, but less than the pass-through rate, the Base Interest Fraction will be one.

If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class S or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-F certificates and the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the mortgage loans allocated to the certificates will be distributed pro rata to holders of the Class G-RR and Class H-RR certificates (based on their respective certificate balances). For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Non-Serviced Loans	The AMF Portfolio and La Encantada mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan (or, if applicable, serviced whole loan) and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan that would otherwise be allocable to the certificates will be reduced, which will have the effect of reducing the amount of interest available for distribution to the most subordinate class(es) of certificates then outstanding (i.e., first, to the Class H-RR certificates, then to the Class G-RR certificates, then to the Class F certificates, then to the Class E certificates, then, to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D and Class X-F certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the special servicer in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments, reserves and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then-outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class G-RR certificates have been reduced to zero and the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) for the mortgage loans and each REO property remaining in the issuing entity.

Directing Holder /

  Controlling Class

Representative	The “Directing Holder” will be with respect to any serviced mortgage loan (other than any applicable excluded loan) and any related serviced companion loan, the Controlling Class Representative.

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class G-RR and Class H-RR certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class G-RR is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is expected that Argentic Securities Holdings Cayman Limited will purchase the Class G-RR and Class H-RR certificates, and, on the Closing Date, is expected to appoint its affiliate, Argentic Securities Income USA LLC (or another affiliate), to be the initial Controlling Class Representative.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

Generally, a “Control Termination Event” will occur with respect to any serviced mortgage loan, and any related serviced companion loan, when the Class G-RR certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Generally, a “Consultation Termination Event” will occur with respect to any serviced mortgage loan, and any related serviced companion loan, when the Class G-RR certificates have an outstanding certificate balance, without regard to the application of any appraisal reduction amounts, that is less than 25% of the initial certificate balance of that class of certificates.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and, so long as a Consultation Termination Event does not exist, the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

Risk Retention

Consultation Party	Argentic Securities Holdings Cayman Limited (a “majority-owned affiliate” of AREF), as holder of the VRR Interest, will have the right to appoint the risk retention consultation party. Except with respect to an excluded loan as to such party, the risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions. For the avoidance of doubt, there is no anticipated initial risk retention consultation party as of the Closing Date. In addition, for so long as Argentic Securities Holdings Cayman Limited or an affiliate is appointed as the risk retention consultation party and Argentic Services Company LP is the special servicer and is processing any action that requires consultation with the risk retention consultation party, Argentic Services Company LP, as special servicer, will not be required to consult with the risk retention consultation party

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the GSMS 2021-GSA3 pooling and servicing agreement (referred to as the “GSMS 2021-GSA3 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the GSMS 2021-GSA3 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

425 Eye Street	Note	Control	Original Balance	Note Holder
	A-1	Yes	$62,400,000	GSMS 2021-GSA3
	A-2	No	39,818,000	GSBI
Total			$102,218,000

AMF Portfolio	Note	Control	Original Balance	Note Holder
	A-1	Yes	$32,000,000	BBCMS 2021-C12
	A-2	No	32,000,000	BBCMS 2021-C12
	A-3	No	24,000,000	GSMS 2021-GSA3
	A-4	No	24,000,000	BMO
	A-5-1	No	16,000,000	SMF II
	A-5-2	No	4,000,000	GSMS 2021-GSA3
	A-6	No	20,000,000	BBCMS 2021-C12
	A-7	No	5,000,000	GSMS 2021-GSA3
	A-8	No	5,000,000	BMO
	A-9	No	5,000,000	GSMS 2021-GSA3
	A-10	No	5,000,000	BMO
Total			$172,000,000

La Encantada	Note	Control	Original Balance	Note Holder
	A-1	Yes	$55,000,000	Benchmark 2021-B31
	A-2	No	27,000,000	GSMS 2021-GSA3
	A-3	No	20,000,000	Benchmark 2021-B30
Total			$102,000,000

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the GSMS 2021-GSA3 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the related mortgage loan documents or, in the event the mortgage loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or serviced companion loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or the special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of the related borrower as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year U.S. treasuries as of such date of determination; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of any related companion loan under the related co-lender agreement, for so long as no Control Termination Event is continuing, the Directing Holder may replace the special servicer, with or without cause, at any time; provided that for so long as Argentic Securities Holdings Cayman Limited, or an affiliate, holds at least 25% of the Controlling Class, Argentic Services Company LP may not be replaced as the special servicer except for cause. If at any time a Control Termination Event is continuing, the holders of the principal balance certificates may generally replace the special servicer without cause, as described in this paragraph. The holders of at least 25% of the voting rights may request a vote to replace the special servicer (other than with respect to the non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of principal balance certificates evidencing (a) at least 75% of a Quorum, or (b) more than 50% of the aggregate voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer. A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer as described above or the asset representations reviewer as described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates).

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that (i) evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis, and (ii) consist of at least 3 certificateholders or certificate owners that are not risk retention affiliated with each other).

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced companion loans, certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Servicing Compensation

(continued)	Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

An “Operating Advisor Consultation Event” will occur when either (i) the aggregate certificate balance of the HRR Certificates (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balance of any class of the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates or (ii) a control termination event is continuing (or a Control Termination Event would be continuing if not for the last proviso in clause (ii) of the definition of Control Termination Event).

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than six months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by a portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. For purposes of calculating the Maturity Date LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties, multifamily properties and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2015.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 12 months past the Cut-off Date (or with respect to (i) the Westpark Industrial mortgage loan, contractual rent steps within 23 months past the Cut-off Date and (ii) the North Loop Commons mortgage loan, contractual rent steps within 31 months past the Cut-off Date), in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

425 Eye Street
425 I Street Northwest
Washington, D.C. 20001
Washington, D.C.
Gaithersburg
Rockville
White Oak
Silver Spring
Sterling
Herndon
Reston
Bethesda
McLean
Tysons
Vienna
Chantilly
Fairfax
Arlington
Annandale
Alexandria
Centreville
Springfield
National Harbor
Fort Hunt
Pohick
ECKINGTON
TRUXTON CIRCLE
NOMA
CAPITOL HILL
Walter E. Washington Convention Center
Mount Vernon Square
National Portrait Gallery
Capital One Arena
Judiciary Square
J Edgar Hoover FBI Building
US Dept of Justice
National Archives
US Dept of Labor
Union Station
Station Place
Station Place III
Columbus Circle
National Museum of Natural History
National Gallery of Art
Capitol Reflecting Pool
United States Capitol
United States Supreme Court
The National Mall
395

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Washington, DC	Cut-off Date Principal Balance(2)	$62,400,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$272.82
Size (SF)	374,667	Percentage of Initial Pool Balance	9.98%
Total Occupancy as of 9/1/2021	76.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/1/2021	76.7%	Type of Security	Fee
Year Built / Latest Renovation	1973 / 2010, 2018	Mortgage Rate	2.94100%
Appraised Value	$180,000,000	Original Term to Maturity (Months)(3)	85
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)(3)	85

Underwritten Revenues	$17,176,846
Underwritten Expenses	$5,955,471	Escrows(4)
Underwritten Net Operating Income (NOI)	$11,221,375	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$11,146,442	Taxes	$0	Springing
Cut-off Date LTV Ratio(1)(2)	56.8%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)(2)	56.8%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(1)	3.68x / 3.66x	TI/LC	$2,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	11.0% / 10.9%	Other(5)	$608,339	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$102,218,000	100.0%	Loan Payoff	$89,046,203	87.1%
Principal Equity Distribution	9,649,505	9.4
Reserves	3,108,339	3.0
Origination Costs	413,953	0.4
Total Sources	$102,218,000	100.0%	Total Uses	$102,218,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 425 Eye Street Whole Loan (as defined below). See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $62,400,000 represents the 425 Eye Street Loan (as defined below), which is part of the 425 Eye Street Whole Loan.

(3)	The first payment date for the 425 Eye Street Whole Loan is February 6, 2022. On the Closing Date, GSMC will deposit sufficient funds to pay the amount of interest that would be due with respect to the January 2022 payment on the certificates. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions are inclusive of the additional January 2022 interest-only payment to be funded on the Closing Date.

(4)	See “—Escrows” below.

(5)	Other Reserves consist of an upfront reserve of $608,339 for unfunded obligations. See “—Escrows” below.

■	The Mortgage Loan. The 425 Eye Street mortgage loan (the “425 Eye Street Loan”) is part of a whole loan (the “425 Eye Street Whole Loan”) consisting of two pari passu promissory notes with an aggregate original principal balance of $102,218,000 and is secured by a first deed of trust encumbering the borrower’s fee interest in an urban office property located in Washington, DC (the “425 Eye Street Property”). The 425 Eye Street Loan, which will be included in the GSMS 2021-GSA3 transaction, is evidenced by the controlling note A-1 with an outstanding principal balance as of the Cut-off Date of $62,400,000 and represents approximately 9.98% of the Initial Pool Balance.

The 425 Eye Street Whole Loan was originated by Goldman Sachs Bank USA on December 7, 2021. The 425 Eye Street Whole Loan has a 7-year interest-only term and accrues interest at a fixed rate of 2.94100% per annum. The 425 Eye Street Whole Loan proceeds were used to refinance existing debt on the 425 Eye Street Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The 425 Eye Street Whole Loan had an initial term of 85 months and has a remaining term of 85 months as of the Cut-off Date. The scheduled maturity date of the 425 Eye Street Whole Loan is January 6, 2029. Voluntary prepayment of the 425 Eye Street Whole Loan in whole (but not in part) is permitted on or after July 6, 2028 without payment of any prepayment premium. Defeasance of the 425 Eye Street Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) December 7, 2024 and (ii) the second anniversary of the date on which the entire 425 Eye Street Whole Loan has been securitized.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

The table below summarizes the promissory notes that comprise the 425 Eye Street Whole Loan. The relationship between the holders of the 425 Eye Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	62,400,000	62,400,000	GSMS 2021-GSA3	Yes(1)
A-2	39,818,000	39,818,000	Goldman Sachs Bank USA	No
Total	$102,218,000	$102,218,000

(1)	The 425 Eye Street Whole Loan is serviced pursuant to the pooling and servicing agreement for the GSMS 2021-GSA3 securitization and the controlling Note A-1.

■	The Mortgaged Property. The 425 Eye Street Property is a seven-story Class A office building totaling 374,667 SF located in Washington, DC. The 425 Eye Street Property was built in 1973 and subsequently renovated in 2010 and 2018. Situated on 1.27 acres, the 425 Eye Street Property provides 261 parking spaces within a subgrade parking garage, resulting in a parking ratio of 0.70 per 1,000 SF of net rentable area. As of September 1, 2021, the 425 Eye Street Property was 76.7% occupied by nine different tenants. Other than GSA - Dept. of Veterans Affairs, no tenant occupies more than 3.8% of NRA or 4.7% of underwritten base rent.

Major Tenants.

The largest tenant by underwritten base rent at the 425 Eye Property, GSA - Dept. of Veterans Affairs (64.4% of NRA; 87.0% of underwritten base rent) occupies 241,398 SF. GSA - Dept. of Veterans Affairs has been a tenant of the 425 Eye Street Property since June 7, 2011, has a lease expiration date of June 6, 2026 and has no renewal options and no termination options in their lease. GSA - Dept. of Veterans Affairs is the largest integrated health care network in the United States, with 1,255 health care facilities serving approximately 9 million veterans of the United States Armed Forces each year. GSA - Dept. of Veterans Affairs helps veterans of the United States Armed Forces earn a variety of benefits to help them transition out of military service, and assists with providing benefits such as health care, education, home loans and life insurance.

The second largest tenant by underwritten base rent at the 425 Eye Property, GSA - MedPAC (3.8% of NRA; 4.7% of underwritten base rent) occupies 14,312 SF. GSA – MedPAC, which is short for the GSA - Medicare Payment Advisory Commission, has been a tenant of the 425 Eye Street Property since August 1, 2012, has a lease expiration date of August 7, 2037 and has no renewal options and no termination options in their lease. GSA - MedPAC is an independent congressional agency established by the Balanced Budget Act of 1997 (P.L. 105-33) to advise the U.S. Congress on issues affecting the Medicare program. In addition to advising the Congress on payments to private health plans participating in Medicare and providers in Medicare’s traditional fee-for-service program, GSA - MedPAC provides information on access to care, quality of care, and other issues affecting Medicare.

The third largest tenant by underwritten base rent at the 425 Eye Property, Turkish Table, d/b/a Ottoman Taverna (2.1% of NRA; 2.3% of underwritten base rent), occupies 7,951 SF. Ottoman Taverna has been a tenant of the 425 Street Property since October 21, 2014 and has a lease expiration date of July 20, 2026 with two, five-year extension options. Ottoman Taverna is a Turkish restaurant with a Mediterranean influence that pays tributes to the rich culture of the historic Ottoman Empire.

COVID-19 Update. As of December 1, 2021, the 425 Eye Street Whole Loan is not subject to any modification or forbearance requests. As of December 1, 2021, the 425 Eye Street Property is open and operating. One tenant, representing 1.2% of the UW Base Rent, has an agreement to pay a percentage of rent in lieu of their contractual rent until Washington D.C. lifts restrictions on gyms. Rent collections for the 425 Eye Street Property were approximately 98% and approximately 95% of UW Base Rent for October and November 2021, respectively. In addition, the November debt service payment was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

The following table presents certain information relating to the tenants at the 425 Eye Street Property:

Nine Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Category	Renewal / Extension Options
GSA - Dept. of Veterans Affairs	NR / NR / NR	241,398	64.4%	$11,905,080	87.0%	$49.32	6/6/2026	GSA	None
GSA - MedPAC	NR / NR / NR	14,312	3.8	641,637	4.7	44.83	8/7/2037	GSA	None
Turkish Table	NR / NR / NR	7,951	2.1	316,302	2.3	39.78	7/20/2026	Retail	2, 5-year options
Baan Siam, Inc.	NR / NR / NR	5,438	1.5	233,652	1.7	42.97	7/31/2030	Retail	1, 5-year option
Orangetheory Fitness	NR / NR / NR	3,765	1.0	165,660	1.2	44.00	8/28/2026	Retail	2, 5-year options
Real Estate Resource Group, Inc.	NR / NR / NR	2,947	0.8	153,362	1.1	52.04	9/30/2024	Office	None
Eye Street Cellars	NR / NR / NR	3,169	0.8	142,859	1.0	45.08	7/12/2024	Retail	2, 5-year options
Tropical Smoothie Cafe	NR / NR / NR	1,666	0.4	77,252	0.6	46.37	5/28/2027	Retail	2, 5-year options
Chez Lily Cafe	NR / NR / NR	947	0.3	47,039	0.3	49.67	10/5/2028	Retail	1, 5-year option
Largest Tenants		281,593	75.2%	$13,682,842	100.0%	$48.59
Remaining Owned Tenants(4)		5,659	1.5	0	0.0	0.00
Vacant Spaces (Owned Space)		87,415	23.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants		374,667	100.0%	$13,682,842	100.0%	$36.52

(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps through December 31, 2022.

(4)	Inclusive of the Fitness Center (4,829 square feet) and Management Office (830 square feet), which do not pay rent and do not have lease expiration dates.

The following table presents certain information relating to the lease rollover schedule at the 425 Eye Street Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	6,116	1.6	1.6%	296,220	2.2	$48.43	2
2025	0	0.0	1.6%	0	0.0	$0.00	0
2026	253,114	67.6	69.2%	12,387,041	90.5	$48.94	3
2027	1,666	0.4	69.6%	77,252	0.6	$46.37	1
2028	947	0.3	69.9%	47,039	0.3	$49.67	1
2029	0	0.0	69.9%	0	0.0	$0.00	0
2030	5,438	1.5	71.3%	233,652	1.7	$42.97	1
2031	0	0.0	71.3%	0	0.0	$0.00	0
2032 & Thereafter(3)	19,971	5.3	76.7%	641,637	4.7	$32.13	3
Vacant	87,415	23.3	100.0%	NAP	NAP	NAP	NAP
Total	374,667	100.00%		$13,682,842	100.0%	$36.52	11

(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps through December 31, 2022.

(3)	Inclusive of the Fitness Center (4,829 square feet) and Management Office (830 square feet), which do not pay rent and do not have lease expiration dates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

The following table presents certain information relating to historical occupancy at the 425 Eye Street Property:

Historical Leased %(1)

2018	2019	2020	As of 9/1/2021(2)
98.3%	96.9%	90.1%	76.7%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated September 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 425 Eye Street Property:

Cash Flow Analysis(1)

	2019	2020	TTM 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent(2)	$15,359,100	$11,189,861	$11,889,976	$13,682,842	$36.52
Reimbursements	2,006,939	4,376,323	3,286,784	3,304,049	8.82
Other Income(3)	363,736	123,234	53,786	4,638,610	12.38
Vacancy & Credit Loss	(28,351)	(169,912)	(138,847)	(4,448,655)	(11.87)
Effective Gross Income	$17,701,425	$15,519,506	$15,091,699	$17,176,846	$45.85

Real Estate Taxes	$3,033,726	$2,471,747	$2,711,364	$2,737,972	$7.31
Insurance	70,356	90,568	96,412	98,881	0.26
Management Fee(4)	413,651	427,904	444,433	515,305	1.38
Other Operating Expenses	2,416,822	2,275,598	2,242,388	2,603,313	6.95
Total Operating Expenses	$5,934,556	$5,265,817	$5,494,596	$5,955,471	$15.90

Net Operating Income(2)	$11,766,869	$10,253,689	$9,597,103	$11,221,375	$29.95
TI/LC	0	0	0	0	0.00
Capital Expenditures	0	0	0	74,933	0.20
Net Cash Flow	$11,766,869	$10,253,689	$9,597,103	$11,146,442	$29.75

(1)	Based on the underwritten rent roll dated September 1, 2021.

(2)	Underwritten Base Rent includes contractual rent steps through December 31, 2022. The increase from TTM 9/30/2021 to Underwritten Base Rent and Net Operating Income is primarily attributable to the increase in rental rates from the lease renewals of both GSA – Dept. of Veterans Affairs and GSA – MedPAC, which combine for a total of approximately 68.2% of the net rentable area at the 425 Eye Street Property.

(3)	Other Income consists of market revenue from vacant units, parking income and other revenue.

(4)	Based on 3.0% of gross revenues.

■	Appraisal. According to the appraisal, the 425 Eye Street Property had an “as-is” appraised value of $180,000,000 as of November 9, 2021.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$180,000,000	N/A	5.50%
Discounted Cash Flow Approach	$180,361,299	7.25%	5.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated November 22, 2021, there are no recognized environmental conditions at the 425 Eye Street Property.

■	Market Overview and Competition. The 425 Eye Street Property is located in the East End submarket of Washington, DC. East End is one of the two core submarkets in the District of Columbia, with the other being the central business district. Just north of the National Mall, the surrounding area of the 425 Eye Street Property is bounded by New York Avenue Northwest, Pennsylvania Avenue Northwest, Indiana Avenue Northwest and Massachusetts Avenue Northwest. East End is home to the Chinatown, Penn Quarter and Mount Vernon Triangle districts. The East End has transformed over the last two decades into a hub for public and private sector offices, retail, and hospitality. It is also home to the Capital One Arena, the home of the National Basketball Association’s Washington Wizards and the National Hockey League’s Washington Capitals, as well as the region’s premier

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

concert venue, The Kennedy Center. The neighborhood also features two of the Metro system’s three major hubs, the Gallery Place-Chinatown and Metro Center, which combined provide access to every Metro line.

According to the appraisal, the 425 Eye Street Property is located in the East End submarket of the District of Columbia office market. As of the second quarter of 2021, the District of Columbia office market had an inventory of approximately 112.5 million SF, a direct vacancy rate of 17.3% and asking rents of $56.48 per SF. As of the second quarter of 2021, the East End submarket had an inventory of approximately 39.4 million SF, a direct vacancy rate of 19.4% and asking rents of $57.71 per SF. According to the appraisal, as of the end of second quarter 2021, net absorption in the District of Columbia market trended negative to 353,323 square feet, with year-to-date totaling negative one million square feet as new supply and move-outs outpaced move-ins.

The following table presents select comparable recent anchored retail property sales for the 425 Eye Street Property:

Office Sales Comparables(1)

Property Name	Location	Sale Year	Year Built	Building SF	Sale Price	Sales Price per SF	NOI per SF	Cap Rate
Sentinel Square III	Washington, DC	2021	2020	545,820	$300,000,000	$550	$28.58	5.20%
Jamal’s Washington Gateway	Washington, DC	2021	1909	355,034	$201,750,000	$568	$35.52	6.25%
Sentinel Square I	Washington, DC	2019	2010	412,661	$174,900,000	$424	$25.85	6.10%
One Constitution Square	Washington, DC	2019	2010	338,645	$141,771,984	$419	$33.00	7.88%
GSA U.S. Department of Education	Washington, DC	2019	2001	247,337	$116,550,000	$471	$29.92	6.35%
Sentinel Square II	Washington, DC	2017	2013	289,524	$165,900,000	$573	$30.94	5.40%
Comparable Property Average		2019	1994	364,837	$183,478,664	$501	$30.64	6.20%

(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for the 425 Eye Street Property:

Competitive Set(1)

Property	Location	Year Built	Total NRA (SF)	Lease Term (Yrs)	Effective Rent PSF
810 7th Street NW	Washington, DC	1991	251,795	3	$55.52
1331 Pennsylvania Avenue NW	Washington, DC	1984	523,004	15	$41.00
800 North Capitol Street NW	Washington, DC	1991	297,888	15	$39.81
1575 Eye Street NW	Washington, DC	1979	205,441	4	$42.50
1400 K Street NW	Washington, DC	1981	191,146	5	$43.88
1111 18th Street NW	Washington, DC	2000	74,264	10	$40.95
1615 M Street NW	Washington, DC	1985	177,884	15	$37.86
1120 20th Street NW	Washington, DC	1980	330,651	13	$48.06
1401 H Street NW	Washington, DC	1992	355,036	2	$53.00
601 D Street NW	Washington, DC	1973	608,712	15	$39.63
601 D Street NW	Washington, DC	1973	608,712	15	$37.80
1200 1st Street NE	Washington, DC	2007	291,838	8	$46.32
1800 G Street NW	Washington, DC	1965	584,003	5	$47.50
650 Massachusetts Avenue NW	Washington, DC	1990	304,442	3	$47.22
Low		1965	74,234	2
High		2007	608,712	15
Total / Wtd. Avg.		1982	4,804,816	10

(1)	Source: Appraisal.

■	The Borrower. The borrower is 425 Eye Street LLC, a single purpose entity with two independent directors and is a Delaware limited liability company structured to be a bankruptcy-remote entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 425 Eye Street Whole Loan.

PED Investments, LLC, a related entity of Saban Capital Group LLC (“SCG”), is the borrower sponsor and non-recourse carveout guarantor. SCG is a private investment firm based in Los Angeles, California. SCG formed Saban Real Estate, LLC in 2009 to acquire and develop a ‘best-in-class’ portfolio of commercial real estate and capitalize on opportunistic investments in a wide range of geographies and real estate asset classes. Saban Real Estate,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

LLC invests in all real estate asset classes and throughout the capital stack. Saban Real Estate, LLC currently focuses on three primary stages: office properties leased to the federal government throughout the country, self-storage facilities across the United States through its joint-venture with William Warren Group (StorQuest), and student housing across the United States through its joint-ventures with the Scion Group and Campus Advantage.

■	Escrows. At loan origination, the borrower deposited (i) $608,339 into an unfunded obligations reserve in connection with certain tenant improvements and free rent for the tenant MedPAC and (ii) $2,500,000 (the “Initial TI/LC Deposit”) into a tenant improvement and leasing commission reserve.

Tax Reserve - On each due date during the continuance of a cash management period, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each due date during the continuance of a cash management period, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 425 Eye Street Whole Loan documents.

Capital Expenditures Reserve - On each due date during the continuance of a cash management period, if and to the extent the amount contained therein is less than $224,800, the borrower is required to fund a capital expenditure reserve in the amount of approximately $6,244.

TI/LC Reserve - On each due date during the continuance of a cash management period, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of approximately $31,225.

Critical Tenant Reserve – To the extent a 425 Eye Street Trigger Period occurs as a result of a Critical Tenant Trigger Event, the borrower has the option, but not the obligation, in its sole discretion, to deposit in a critical tenant reserve a cash deposit or deliver a letter of credit in an amount, which together with any cumulative cash balance or letter of credit held in such critical tenant reserve, the excess cash flow reserve, the TI/LC reserve (excluding any portion of the Initial TI/LC Deposit), the capital expenditure reserve, the tax reserve and the insurance reserve, equals $8,630,000 (the “Collateral Account Threshold Amount”). To the extent the borrower fails to timely make such deposits, a 425 Eye Street Trigger Period will immediately commence and excess cash flow will be deposited into the critical tenant reserve.

■	A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on a bankruptcy filing by or against the Critical Tenant (as defined below) or the guarantor (if any) after such filing (but only if such guarantor is not replaced by the applicable Critical Tenant within a reasonable period of time as permitted by the related Critical Tenant Lease) under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed without any negative impact on the applicable Critical Tenant lease (except to a de minimis extent), the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease, or (3) the applicable lease is terminated and (A) 85% of the applicable leased premises are leased under one or more approved substitute leases and (B) the debt yield as of the satisfaction of condition (A) above is equal to or greater than 9.0% (the “Re-Tenanting Condition”); (ii)(a) commencing when the Critical Tenant has not given notice of its intention to extend its lease as of the date that is 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) the applicable Critical Tenant enters an extension of its lease and is in occupancy of its applicable space (unless such Critical Tenant is investment-grade) or (2) the Re-Tenanting Condition has been satisfied; (iii)(a) commencing (x) if the Critical Tenant terminates or gives notice of its intention to terminate its lease as to 15% or more of its space prior to the expiration of its lease or (y) unless (A) the Critical Tenant is investment-grade and is otherwise in material compliance with the terms of its lease and (B) more than 12 months remain on the term of its lease, commencing when the Critical Tenant discontinues its operations in 15% or more of its space (excluding any temporary discontinuance of operations) (each of (x) and (y) above a “Critical Tenant Vacating Trigger Event”), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its operations in all its applicable space such that the Critical Tenant Vacating Trigger Event would not be triggered if assessed on such date or (2) the related Critical Tenant lease has been terminated and the Re-Tenanting Condition has been satisfied; or (v)(a) commencing when the Critical Tenant delivers written notice of its intention to terminate its lease prior to its expiration as a result of an event of uncured default by the borrower, as landlord, beyond any applicable cure or grace period and (b) ending on the earlier of (1) the borrower provides written evidence reasonably satisfactory to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

the lender that the related event of default has been cured and any notice of termination withdrawn or (2) the related Critical Tenant lease has been terminated and the Re-Tenanting Condition has been satisfied.

A “Critical Tenant” means (i) the Department of Veterans Affairs and (ii) any primary replacement tenant for the approximately 241,398 square feet of space currently leased to the Department of Veterans Affairs.

■	Lockbox and Cash Management. The 425 Eye Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the 425 Eye Street Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 425 Eye Street Property and all other money received by the borrower or the property manager with respect to the 425 Eye Street Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within three business days of receipt thereof. On each business day that no 425 Eye Street Trigger Period or event of default under the 425 Eye Street Whole Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 425 Eye Street Trigger Period or event of default under the 425 Eye Street Whole Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 425 Eye Street Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 425 Eye Street Whole Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 425 Eye Street Whole Loan.

A “425 Eye Street Trigger Period” means each period commencing (a) when the net operating income (as calculated under the 425 Eye Street Whole Loan documents), determined as of the first day of any fiscal quarter, is less than $7,854,963, and the borrower fails to timely make a cash or letter of credit deposit to the excess cash flow reserve in accordance with the 425 Eye Street Whole Loan documents, and ending upon the earlier of (1) the cumulative balance on deposit in the critical tenant reserve, the excess cash flow reserve, the TI/LC reserve (excluding any portion of the Initial TI/LC Deposit), the capital expenditure reserve, the tax reserve and the insurance reserve is equal to the Collateral Account Threshold Amount and (2) the net operating income (as calculated under the 425 Eye Street Whole Loan documents), determined as of the first day of any fiscal quarter, is equal to or greater than $7,854,963, (b) if the financial reports required under the 425 Eye Street Whole Loan documents are not delivered to the lender as and when required, subject to any applicable notice and cure period, and the borrower fails to timely make a cash or letter of credit deposit to the excess cash flow reserve in accordance with the 425 Eye Street Whole Loan documents, and ending upon the earlier of (1) the cumulative balance on deposit in the critical tenant reserve, the excess cash flow reserve, the TI/LC reserve (excluding any portion of the Initial TI/LC Deposit), the capital expenditure reserve, the tax reserve and the insurance reserve is equal to the Collateral Account Threshold Amount or (2) when such reports are delivered and they indicate, in fact, that no 425 Eye Street Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and the borrower fails to timely make a cash or letter of credit deposit to the critical tenant reserve in accordance with the 425 Eye Street Whole Loan documents and ending upon the earlier of (1) the cumulative balance on deposit in the critical tenant reserve, the excess cash flow reserve, the TI/LC reserve (excluding any portion of the Initial TI/LC Deposit), the capital expenditure reserve, the tax reserve and the insurance reserve is equal to the Collateral Account Threshold Amount or (2) satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The 425 Eye Street Property is currently managed by Colliers International REMS US, LLC (“Colliers”). Under the related 425 Eye Street Whole Loan documents, the 425 Eye Street Property is required to be managed by Colliers, any other qualified manager as defined under the 425 Eye Street Whole Loan documents or another property management company reasonably approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 425 Eye Street Whole Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 425 Eye Street Whole Loan, (ii) following any

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

425 EYE STREET

foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 425 Eye Street Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 425 Eye Street Property and business interruption/rental loss insurance required under the related 425 Eye Street Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

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BED BATH &
BEYOND

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

Fountains on the Lake
11222 Fountain Lake Drive
Stafford, TX 77477
Mission Bend
Meadows Place
Sugar Land
Stafford
Missouri City
ALIEF
WESTCHASE
SHARPSTOWN
CHINATOWN
GREATER FONDREN SOUTHWEST
ELDRIDGE LAKE
SUGAR MILL
SUGAR CROSSING
CLAYTON OAKS
CLAYTON'S BEND
MEADOWVALE
OAKS OF ALCORN
SUGAR LAND REGIONAL AIRPORT
HCA Houston Healthcare West
Royal Oaks Country Club
Chevron
Brays Bayou Park
Presidio Square
Harwin Outlet Mall
Clay Stadium
Sharpstown Country Club
PlazAmericas Shopping Mall
Sharpstown Plaza
Arena Theatre
Lion Square
Hong Kong City Mall
Arthur Storey Park
Memorial Hermann Hospital SW
Houston Baptist University
FunPlex Amusement Park
Ashfordbrook Shopping Center
Westwood Country Club
Brae Burn Country Club
Fondrenwood Shopping Center
Fondren Southwest Village Mall
Sugar Park Plaza
Walmart Supercenter
Pharmedium Services
Boccard Life Sciences
Sugar Land Business Park
Chem Oil Products
The Fountains Shopping Center
Cullinan Park
Old Kempner Stadium
Constellation Field
Schlumberger
Sky Zone Trampoline Park
Shopping Center
Sugar Creek Country Club
Riverbend Country Club
UnitedHealthcare
Fluor Corporation
St Luke's Sugar Land Hospital
First Colony Commons
1st Crossing
First Colony
Sugar Land Town Square
First Colony Mall
Market At Town Center
The Market At First Colony
The Shops at Williams Trace
Houston Museum of Natural Science at Sugar Land
Methodist Sugar Land Hospital
University Commons Shopping Center
Sweetwater Plaza
Smart Financial Centre at Sugar Land
University of Houston at Sugar Land
Sweetwater Country Club
Memorial Hermann Fort Bend Hospital
RICHMOND AVE
BELLAIRE BLVD
BEECHNUT ST
BISSONNET ST
BELLFORT BLVD
W BELLFORT AVE
W AIRPORT BLVD
HIGHWAY 90 A
Spring
Humble
Aldine
Houston
Katy
DOWNTOWN
ENERGY CORRIDOR
Baytown
Bellaire
Pasadena
Sugar Land
League City
Pearland

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		AREF
Location (City/State)	Stafford, Texas		Cut-off Date Balance		$59,150,000
Property Type	Retail		Cut-off Date Balance per SF		$103.36
Size (SF)(1)	572,265		Percentage of Initial Pool Balance		9.5%
Total Occupancy as of 11/12/2021(1)	88.7%		Number of Related Mortgage Loans		2
Owned Occupancy as of 11/12/2021(1)	88.7%		Type of Security		Fee
Year Built / Latest Renovation	1996 / NAP		Mortgage Rate		3.77600%
Appraised Value	$98,780,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		60

Underwritten Revenues	$10,755,156		Escrows(2)
Underwritten Expenses	$3,336,347			Upfront	Monthly
Underwritten Net Operating Income (NOI)	$7,418,809		Taxes	$0	$125,522
Underwritten Net Cash Flow (NCF)	$6,795,704		Insurance	$106,969	$35,656
Cut-off Date LTV Ratio	59.9%		Replacement Reserve	$0	$7,153
Maturity Date LTV Ratio	54.1%		TI/LC	$350,000	Springing
DSCR Based on Underwritten NOI / NCF	2.25x / 2.06x		Immediate Repairs	$20,500	$0
Debt Yield Based on Underwritten NOI / NCF	12.5% / 11.5%		Other(3)	$182,769	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$59,150,000	62.7%	Purchase Price	$91,000,000	96.5%
Borrower Sponsor’s Equity	35,124,616	37.3	Origination Costs	2,614,378	2.8
			Reserves	660,238	0.7
Total Sources	$94,274,616	100.0%	Total Uses	$94,274,616	100.0%

(1)	Size (SF), Total Occupancy and Owned Occupancy exclude the square footage occupied by ground lease/outparcel tenants. There are five ground lease/outparcel tenants that occupy a total of 44,625 SF.
(2)	See “—Escrows” below.
(3)	Other reserves include $129,904 for gap rent associated with the DPEG Management, LLC lease and $52,865 associated with the Hobby Lobby lease with respect to unpaid 2019 and 2020 tax, insurance and CAM reconciliations owed.

■	The Mortgage Loan. The Fountains on the Lake mortgage loan (the “Fountains on the Lake Loan”) is evidenced by two promissory notes, with an aggregate original and outstanding principal balance as of the Cut-off Date of $59,150,000, which is secured by a first mortgage encumbering the borrower’s fee interest in a 572,265 SF multi-tenant retail complex located in Stafford, Texas (the “Fountains on the Lake Property”). The Fountains on the Lake Loan was originated by AREF on November 24, 2021 and represents approximately 9.5% of the Initial Pool Balance. The Fountains on the Lake Loan has an interest rate of 3.77600% per annum. The borrower utilized the proceeds of the Fountains on the Lake Loan and the borrower sponsor’s cash contribution to acquire the Fountains on the Lake Property, fund reserves and pay origination costs.

The Fountains on the Lake Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Fountains on the Lake Loan requires interest only payments on each due date through the initial 60 months of the loan term, with a constant monthly payment of principal and interest in the approximate amount of $274,806 thereafter. Voluntary prepayment of the Fountains on the Lake Loan in whole is prohibited prior to September 6, 2031. At any time after two years from the Closing Date, the Fountains on the Lake Loan permits defeasance in whole with direct, non-callable obligations of the United States of America.

■	The Mortgaged Property. The Fountains on the Lake Property consists of eleven multi-tenant retail buildings located in Stafford, Texas, 18 miles southwest of the Houston central business district. The Fountains on the Lake Property was built in 1996, contains 572,265 SF and is situated on a 71.81-acre site. The Fountains on the Lake Property consists of 323,900 SF (56.6% of NRA) of anchor space and 248,365 SF (43.4% of NRA) of in-line space. As of November 12, 2021, the Fountains on the Lake Property was 88.7% occupied by 42 local, regional, and national tenants. Anchor tenants include AMC, Main Event, Hobby Lobby, Conn’s, Bed Bath & Beyond, and Ross Dress for Less. The free standing building space or outparcels are ground leased to five restaurant tenants which were not included in the total square footage.

Twenty-two tenants representing 44.3% of the NRA have been in occupancy at the Fountains on the Lake Property for over ten years. Twenty-five tenants representing 44.9% of the NRA have renewed their lease one or more times during their occupancy at the Fountains on the Lake Property. Furthermore, recent leasing in 2021 at the Fountains on the Lake Property include 11 new and renewal leases covering 21.0% of the NRA.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

Major Tenants.

AMC (80,675 SF, 14.1% NRA, 14.2% of underwritten base rent). AMC is the largest tenant at the Fountains on the Lake Property. AMC is a movie theater chain headquartered in Leawood, Kansas and has approximately 8,000 screens in approximately 620 theaters in the United States. AMC occupies 14.1% of the NRA and accounts for 14.2% of underwritten base rent. AMC has occupied the Fountains on the Lake Property since 1996 and remodeled its space in 2016. AMC renewed its lease one time, extending the expiration date to December 2026. Pursuant to its lease, AMC is required to report its sales at the Fountains on the Lake Property, however, AMC is only required to report sales on box tickets and not food and beverage sales. Based on sales on box tickets only as required under its lease, AMC reported sales per screen of $405,438, $435,014, and $441,527 for years 2017, 2018, and 2019. Due to COVID restriction and closures in 2020, AMC reported sales of $78,507 per screen. Trailing twelve month sales are not yet available.

Main Event (55,618 SF, 9.7% NRA, 10.1% of underwritten base rent). Main Event is the second largest tenant at the Fountains on the Lake Property. Main Event is a privately owned entertainment company with 46 locations across the United States. The first Main Event location opened in Lewisville, Texas in 1998. Main Event offers bowling, laser tag, arcade games, billiards, rock climbing, mini golf, high rope courses, karaoke, virtual reality, and story rooms. Main Event also features restaurants and bars on-site, and the company allows for the scheduling of birthdays and other events. Main Event occupies 9.7% of the NRA and accounts for 10.1% of underwritten base rent. Main Event has been in occupancy at the Fountains on the Lake Property since 2013 and has a lease expiration of March 2024. Main Event reported annual sales of $8.61 million or $155 PSF for the trailing 12-month period ending July 31, 2021.

Hobby Lobby (52,270 SF, 9.1% NRA, 4.3% of underwritten base rent). Hobby Lobby is the third largest tenant at the Fountains on the Lake Property. Hobby Lobby is a privately owned chain of arts and crafts stores. Hobby Lobby was founded in 1972 and is headquartered in Oklahoma City, Oklahoma. Hobby Lobby employs approximately 43,000 individuals and operates approximately 930 locations. Hobby Lobby occupies 9.1% of the NRA and accounts for 4.3% of underwritten base rent. Hobby Lobby has been in occupancy at the Fountains on the Lake Property since 1996. Hobby Lobby has renewed its lease twice, with the most recent extension commencing in January 2022 and expiring in December 2026. Hobby Lobby reported annual sales of $5.1 million or $98 PSF for the trailing 12-month period ending August 31, 2021.

COVID-19 Update. As of December 3, 2021, the Fountains on the Lake Property is open and operating. The borrower sponsor reported that rent collections in October and November 2021 were 95.0% and 94.4%, respectively. The Fountains on the Lake Loan was originated on November 24, 2021 and has a first payment date of January 6, 2022. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Fountains on the Lake Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(3)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	Lease Expiration	2019 Tenant Sales $ per SF	T-12 Tenant Sales $ per SF(6)	Renewal / Extension Options
AMC	NR / Caa2 / CCC+	80,675	14.1%	$1,177,000	14.2%	$14.59	12/31/2026	$441,527(5)	NAV	3, 5-year options
Main Event	NR / NR / NR	55,618	9.7	838,163	10.1	$15.07	3/31/2024	NAV	$154.86	4, 5-year options
Conn's	NR / NR / NR	37,454	6.5	449,448	5.4	$12.00	1/31/2028	NAV	$208.26(7)	4, 5-year options
Bed Bath & Beyond	NR / B1 / B+	36,003	6.3	432,000	5.2	$12.00	1/31/2028	$140.77	$252.76(7)	3, 5-year options
Hobby Lobby	NR / NR / NR	52,270	9.1	352,823	4.3	$6.75	12/31/2026	$90.81	$98.21	1, 5-year option
Ogle School Hair Skin Nails	NR / NR / NR	14,207	2.5	295,364	3.6	$20.79	11/30/2029	NAV	NAV	2, 5-year options
Chair King	NR / NR / NR	20,150	3.5	282,100	3.4	$14.00	3/31/2024	$105.94	NAV	1, 5-year option
Ross Dress for Less	NR / NR / NR	25,031	4.4	262,826	3.2	$10.50	1/31/2024	NAV	NAV	4, 5-year options
Old Navy	NR / NR / NR	15,017	2.6	262,797	3.2	$17.50	1/31/2024	$226.40	$190.57	None
Kim Son Restaurant(8)	NR / NR / NR	0	0.0	249,990	3.0	NAP	3/31/2024	NAV	NAV	1, 5-year option
Ten Largest Owned Tenants		336,425	58.8%	$4,602,510	55.6%	$13.68
Remaining Owned Tenants(9)		170,979	29.9	3,672,075	44.4	$21.48
Vacant Spaces (Owned Space)		64,861	11.3	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		572,265	100.0%	$8,274,586	100.0%	$16.31

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Based on the underwritten rent roll dated November 12, 2021.
(3)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.
(4)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ Per SF include contractual rent steps of $63,308 underwritten for various tenants through November 2022.
(5)	Sales figure are shown per screen.
(6)	Sales figures shown are represent information from either trailing twelve-month as of July or August 2021.
(7)	Sales figures shown are estimates based on a third party market report.
(8)	Tenant GLA is being presented as 0 as the tenant occupies an outparcel of the property subject to a ground lease.
(9)	Tenant GLA, % of Owned GLA, and UW Base Rent $ per SF for Remaining Owned Tenants excludes square footage of ground lease / outparcel tenants.

The following table presents certain information relating to the lease rollover schedule at the Fountains on the Lake Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA(4)	% of Owned GLA(4)	Cumulative % of Owned GLA(4)	UW Base Rent(5)	% of Total UW Base Rent(5)	UW Base Rent $ per SF(5)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	12,297	2.1	2.1%	299,253	3.6	24.34	4
2023	32,387	5.7	7.8%	712,529	8.6	22.00	5
2024	123,866	21.6	29.5%	2,424,586	29.3	19.57	9
2025	22,699	4.0	33.4%	574,547	6.9	25.31	8
2026	137,545	24.0	57.5%	1,619,753	19.6	11.78	3
2027	14,050	2.5	59.9%	413,414	5.0	29.42	4
2028	110,023	19.2	79.1%	1,320,240	16.0	12.00	4
2029	42,192	7.4	86.5%	661,364	8.0	15.68	3
2030	0	0.0	86.5%	0	0.0	0.00	0
2031 & Thereafter	12,345	2.2	88.7%	248,900	3.0	20.16	2
Vacant	64,861	11.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	572,265	100.0%		$8,274,586	100.0%	$16.31	42

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	Based on the underwritten rent roll dated November 12, 2021.
(4)	Expiring Owned GLA, % of Owned GLA, and Cumulative % of Owned GLA excludes square footage of tenants subject to a ground lease.
(5)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ Per SF include contractual rent steps of $63,308 underwritten for various tenants through November 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

The following table presents certain information relating to historical occupancy at the Fountains on the Lake Property:

Historical Leased %(1)

2018	2019	2020	As of 11/12/2021(2)
86.6%	90.6%	93.7%	88.7%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated November 12, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fountains on the Lake Property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 8/31/2021	Underwritten	Underwritten $ per SF
Base Rent(2)	$7,689,185	$8,067,913	$7,640,403	$8,795,762	$8,327,603	$14.55
Contractual Rent Steps(3)	0	0	0	0	63,308	0.11
Gross up of Vacant Space	0	0	0	0	1,291,810	2.26
Reimbursements	2,216,896	2,420,730	2,399,435	2,112,825	2,364,245	4.13
Vacancy & Credit Loss(4)	(24,173)	(2,235)	(300,350)	(324,329)	(1,291,810)	(2.26)
Other Income(5)	803	0	24,000	24,000	0	0.00
Effective Gross Income	$9,882,712	$10,486,408	$9,763,487	$10,608,258	$10,755,156	$18.79
Total Operating Expenses	3,015,399	3,037,762	2,942,454	3,078,055	3,336,347	5.83
Net Operating Income	$6,867,313	$7,448,646	$6,821,033	$7,530,203	$7,418,809	$12.96
TI/LC(6)	0	0	0	0	537,265	0.94
Capital Expenditures	0	0	0	0	85,840	0.15
Net Cash Flow	$6,867,313	$7,448,646	$6,821,033	$7,530,203	$6,795,704	$11.88

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Base Rent includes percentage rent and overage rent.
(3)	Contractual Rent Steps include $63,308 underwritten for various tenants through November 2022.
(4)	Underwritten Vacancy & Credit Loss represents an underwritten economic vacancy of 10.7%. The Fountains on the Lake Property was 88.7% occupied as of November 12, 2021.
(5)	Other Income in 2020 and TTM 8/31/2021 represents ATM income.
(6)	Underwritten TI/LC includes non-recurring items of $35,000, representing a 10% credit for the upfront TI/LC reserve of $350,000.

■	Appraisal. According to the appraisal, the Fountains on the Lake Property had an “as-is” appraised value of $98,780,000 as of October 21, 2021.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$98,780,000	NAP	7.75%
Discounted Cash Flow	$95,600,000	7.75%	8.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated October 28, 2021, there are no recognized environmental conditions or recommendations for further action at the Fountains on the Lake Property.

■	Market Overview and Competition. The Fountains on the Lake Property is located in the Houston metropolitan statistical area. The neighborhood in which the Fountains on the Lake Property is located is bordered by the Fort Bend County Line to the north, Fort Bend Parkway to the east, and State Highway 6 to the south and west. The Fountains on the Lake Property is located in the north-central sector of the neighborhood area, approximately 18 miles southwest of the Houston central business district via US 59. The Fountains on the Lake Property is located approximately 1/4 mile west of US Highway 59 (Southwest Freeway/Interstate 69), four miles southwest of Sam Houston Parkway (Beltway 8), and six miles east of State Highway 6.

According to the appraisal, the 2021 estimated population within a 1-, 3-, and 5-mile radius of the Fountains on the Lake Property was 9,395, 117,026, and 401,036, respectively. According to the appraisal, the 2021 estimated average household income within a 1-, 3-, and 5-mile radius of the Fountains on the Lake Property was $80,119, $85,286, and $82,159, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

According to the appraisal, the Fountains on the Lake Property is part of the Stafford retail submarket. As of the second quarter of 2021, the Stafford retail submarket has inventory of 7,616,804 SF, a vacancy rate of 9.1% and an average quoted rate of $19.86 PSF. Based on lease comparables, the appraisal concluded to market rent of $16.50 PSF NNN for general retail space, $14.00 PSF NNN for anchor space, and $24.00 PSF NNN for freestanding retail space. The appraisal also concluded a stabilized market occupancy of 90.0% for the Fountains on the Lake Property.

The following table presents certain information relating to the primary competition for the Fountains on the Lake Property:

Comparable Retail Leases(1)

Property Name / Location	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (years)	Base Rent PSF
Kingsway Plaza Stafford, TX	B&J	3,800	Feb-19	5.0	$18.00
First Colony Marketplace Sugar Land, TX	VK Houston, LLC	18,150	Mar-19	10.0	$13.75
West Oaks Shops Houston, TX	Body Arts Piercing Studio	1,250	Oct-21	5.0	$15.60
Ashford Lakes Houston, TX	Health Bay Clinic and Wellness	1,450	Sep-21	5.0	$18.00
12725 U.S. 59 Stafford, TX	IHOP	3,627	May-21	15.0	$37.50
6324 Highway 6 Missouri City, TX	Bernies Burger Bus	4,850	Aug-19	12.3	$18.00
9009 Highway 6 Missouri City, TX	Asian Fusion Restaurant & Bar	5,250	Nov-20	5.0	$24.00
14111 Southwest Freeway Sugar Land, TX	24 Hour Fitness	47,991	Apr-19	10.0	$14.01
Brighton Lane Center Stafford, TX	Confidential	11,514	Sep-21	5.0	$13.50
11240 Fondren Road Houston, TX	Fiesta Mart	45,311	Oct-16	15.0	$13.50

(1)	Source: Appraisal.

■	The Borrower. The borrower is DPEG Fountains, LP, a Texas limited partnership (the “Fountains on the Lake Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Fountains on the Lake Loan. The borrower sponsor and nonrecourse carve-out guarantor is Nadyrshah (Nick) Dhanani. Nick Dhanani is the Chairman, CEO and Founder of Dhanani Private Equity Group, a Houston-based company specializing in the acquisition, development and operation of convenient stores/gas stations, retail and multifamily properties. The company currently has over $700.0 million in assets under management.

■	Escrows. On the origination date, the borrower funded (i) an insurance reserve in an approximate amount equal to $106,969, (ii) a TI/LC reserve in an approximate amount equal to $350,000, (iii) an immediate repairs reserve in an amount equal to $20,500, (iv) a gap rent reserve attributable to the DPEG Management, LLC lease in an approximate amount of $129,904, and (v) an unfunded obligations deposit associated with the Hobby Lobby lease with respect to unpaid 2019 and 2020 tax, insurance and CAM reconciliations owed in an approximate amount of $52,865.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $125,522).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums (initially estimated at approximately $35,656).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to the product of $0.15 multiplied by the aggregate number of rentable SF (initially estimated at approximately $7,153 per month).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $1.00 times the aggregate number of rentable SF (initially estimated at approximately $47,689) when the amount in the TI/LC reserve is less than $1,850,000 (inclusive of a portion of the upfront deposit to the TI/LC reserve equal to $350,000 which is for general leasing expenses but excluding any lease termination payments and the portion of the upfront deposit attributable to the gap rent for the DPEG Management, LLC lease and the outstanding reconciliations owed to Hobby Lobby).

If the debt service coverage ratio for the Fountains on the Lake Loan (the "DSCR") falls below 1.80x but is equal to or greater than 1.60x, the monthly payment to the TI/LC reserve will be increased to $1.75 per square foot per annum, subject to a cap of $4,550,000, until such time the Fountains on the Lake Property achieves a DSCR of at least 1.80x for a fiscal quarter after which the monthly payment and cap will be reduced to $1.00 per square foot per annum with a cap of $1,850,000 with funds in excess of the cap being returned to the borrower. If the DSCR falls below 1.60x, the monthly payment to the TI/LC reserve will be increased to $2.50 per square foot per annum and there will not be a cap on the amounts to be deposited in the TI/LC reserve until such time the Fountains on the Lake Property achieves a DSCR of at least 1.60x for a fiscal quarter after which the monthly amounts and cap will be as noted immediately above (i.e., $1.75 per square foot per annum and subject to a cap of $4,550,000 with funds in excess of the cap being returned to the borrower) until the Fountains on the Lake Property achieves a DSCR of at least 1.80x for a fiscal quarter, after which the monthly amounts and cap will be reduced to $1.00 per square foot per annum, subject to a cap of $1,850,000 with funds in excess of the cap being returned to the borrower.

■	Lockbox and Cash Management. The Fountains on the Lake Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct tenants to pay rent directly to a lender-controlled lockbox account, and the borrower will be required to cause all cash revenues relating to the Fountains on the Lake Loan and all other money received by the borrower or the property manager with respect to the Fountains on the Lake Loan (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day that no Fountains on the Lake Cash Management Period (as defined below) is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day during the continuance of a Fountains on the Lake Cash Management Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. During the continuance of a Fountains on the Lake Cash Management Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and operating expenses are required to be reserved as additional collateral for the Fountains on the Lake Loan.

A “Fountains on the Lake Cash Management Period” means a period which commences upon the occurrence of any of the following: (i) the stated maturity date, (ii) a "Default" or an "Event of Default" under the Fountains on the Lake Loan, (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.40x or (iv) the commencement of a Lease Sweep Period (as defined below); and will end upon (1) the Fountains on the Lake Loan has been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such "Default" or "Event of Default" under the Fountains on the Lake Loan has been cured and no other "Default" or "Event of Default" under the Fountains on the Lake Loan has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the Fountains on the Lake Property has achieved a debt service coverage ratio of at least 1.45x for two consecutive calendar quarters or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

A “Lease Sweep Period” commences upon the occurrence of any of the following: (i) the earlier of (a) the date that is nine months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms), (b) the date that is six months prior to the end of two or more of the Critical Tenant Leases (as defined below) (including any renewal terms) or (c) the date the applicable Lease Sweep Tenant (as defined below) or two or more of the Critical Tenants (as defined below) actually gives such notice of its intention not to renew or extend; or (ii) (a) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option, (b) the date required under two or more of the Critical Tenant Leases by which the applicable Critical Tenants are required to give notice of their exercise of a renewal option or (c) the date that any Lease Sweep Tenant or two or more Critical Tenants give(s) notice of its intention not to renew

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

FOUNTAINS ON THE LAKE

or extend its Lease Sweep Lease or their Critical Tenant Leases, as appropriate; or (iii) any Lease Sweep Lease or two or more Critical Tenant Leases (or any material portion thereof) is (are) surrendered, cancelled or terminated prior to its (their) then current expiration date or any Lease Sweep Tenant or two or more Critical Tenants give(s) notice (whether actual or constructive) of its (their) intention to terminate, surrender or cancel its Lease Sweep Lease or Critical Tenant Leases (or any material portion thereof), as appropriate; or (iv) any Lease Sweep Tenant or two or more Critical Tenants discontinue its business in any material portion of its premises (i.e., “goes dark”) or give notice that it intends to do the same; or (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or two or more Critical Tenant Leases by the applicable Critical Tenants; or (vi) the occurrence of an insolvency proceeding involving any Lease Sweep Tenant or two or more Critical Tenants.

A “Lease Sweep Lease” means the existing leases with AMC and Main Event, and any future lease (leased by such tenant and/or its affiliates) which covers 55,000 or more rentable square feet of the improvements at the Fountain on the Lake Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

A “Critical Tenant Lease” means (A) each of the existing leases with (i) Hobby Lobby, (ii) Conn's and (iii) Bed, Bath & Beyond, (B) any future lease for Suite 02-12656, and (C) any other future Material Lease (as defined below) (leased by such tenant and/or its affiliates).

A “Critical Tenant” means any tenant under a Critical Tenant Lease.

A “Material Lease” means all leases which (A) individually or in the aggregate with respect to the same tenant and its affiliates (i) cover more than 30,000 square feet of the Fountains on the Lake Property, or (ii) have a gross annual rent of more than 10% of the total annual rents of the Fountains on the Lake Property, (B) provide the tenant thereunder with an option or other preferential right to purchase all or any portion of the Fountains on the Lake Property, (C) are entered into with a tenant who is an affiliate of the borrower or guarantor, or (D) are entered into during a continuing "Default" or "Event of Default" under the Fountains on the Lake Loan.

■	Property Management. The Fountains on the Lake Property is currently managed by DPEG Management, LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Fountains on the Lake Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

Milpitas
San Jose
Los Gatos
SAN JOSE INTERNATIONAL AIRPORT (SJC)
REID-HILLVIEW AIRPORT
BERRYESSA
NORTH VALLEY
NORTH SAN JOSE
ROSE GARDEN
BURBANK
WILLOW GLEN
EAST SAN JOSE
EVERGREEN
SOUTH SAN JOSE
BLOSSOM VALLEY
CAMBRIAN
ALMADEN VALLEY
MAKATI
SILVER LEAF
CENTURY-PEBBLETREE
CALTRAIN
VTA LIGHT RAIL
SJSU
Adobe
PWC
PG&E
Cisco Campus
Altera
Broadcom
Netgear
Qualcomm
Verizon
Apple (Future) Paypal
Epson
BAE Systems
Conway
Fireeye
SanDisk Cisco Samsung
Riverooks Plaza
Rivermark Village
Capitol Square
Regional Medical Center of San Jose
Eastridge Mall
Spartan Stadium
San Jose Municipal Stadium
Kelley Park
Vocera
San Jose City College
Santa Clara Valley Medical Center
O'Connor Hospital
Westfield Valley Fair
Ebay
Skyhigh Networks
Ameriprise Financial
Snell & Branham Plaza
Cambrian Park Plaza Shopping Center
Xilinx
Good Samaritan Hospital - San Jose
Almaden Plaza
Westfield Oakridge
Princeton Plaza Mall
Kaiser Permanente San Jose Main Campus
Plaza De Santa Teresa Shopping Center
Santa Teresa Village Shopping Center
Monterey Plaza
Silver Creek Valley Country Club
5300-5350 Hellyer Avenue
5300-5350 Hellyer Avenue
San Jose, CA 95138
San Francisco
Oakland
Palo Alto
Sunnyvale
Milpitas
Fremont
Hayward
PACIFIC OCEAN
San Jose

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	San Jose, California	Cut-off Date Principal Balance	$44,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$275
Size (SF)	160,000	Percentage of Initial Pool Balance	7.0%
Total Occupancy as of 12/1/2021	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 12/1/2021	100.0%	Type of Security	Fee
Year Built / Latest Renovation	2000 / NAP	Mortgage Rate	3.91300%
Appraised Value	$64,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$4,752,355
Underwritten Expenses	$1,043,638	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,708,717	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,524,717	Taxes	$0	$104,831
Cut-off Date LTV Ratio	68.4%	Insurance	$5,000	$5,000
Maturity Date LTV Ratio	68.4%	Replacement Reserve	$0	$2,667
DSCR Based on Underwritten NOI / NCF	2.12x / 2.02x	TI/LC	$0	$13,333
Debt Yield Based on Underwritten NOI / NCF	8.4% / 8.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$44,000,000	68.3%	Purchase Price	$64,250,000	99.7%
Principal’s New Cash Contribution	20,422,270	31.7	Origination Costs	167,270	0.3
Reserves	5,000	0.0

Total Sources	$64,422,270	100.0%	Total Uses	$64,422,270	100.0%

(1)	See “—Escrows” below.

■	The Mortgage Loan. The 5300-5350 Hellyer Avenue mortgage loan (the “5300-5350 Hellyer Avenue Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrowers’ fee simple interest in an office property located in San Jose, California (the “5300-5350 Hellyer Avenue Property”). The 5300-5350 Hellyer Avenue Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $44,000,000, representing approximately 7.0% of the Initial Pool Balance.

The 5300-5350 Hellyer Avenue Loan was originated by Goldman Sachs Bank USA on November 3, 2021. The 5300-5350 Hellyer Avenue Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.91300% per annum. The 5300-5350 Hellyer Avenue Loan proceeds were used to fund the acquisition of the 5300-5350 Hellyer Avenue Property, fund upfront reserves and pay origination costs.

The 5300-5350 Hellyer Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the 5300-5350 Hellyer Avenue Loan is November 6, 2031. Voluntary prepayment of the 5300-5350 Hellyer Avenue Loan is permitted on or after August 6, 2031 without payment of any prepayment premium. Defeasance of the 5300-5350 Hellyer Avenue Loan is permitted at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. The 5300-5350 Hellyer Avenue Property is a two-story Class A/B office building totaling 160,000 SF located in San Jose, California. The 5300-5350 Hellyer Avenue Property was built in 2000. Situated on approximately 10.48 acres, the 5300-5350 Hellyer Avenue Property has 515 surface parking spaces, resulting in a parking ratio of 3.22 per 1,000 SF of net rentable area. As of December 1, 2021, the 5300-5350 Hellyer Avenue Property was 100.0% occupied by a single tenant, Cobham Advanced Electronic Solutions, Inc. (“CAES”) which accounts for 100.0% of the NRA and 100.0% of underwritten base rent.

COVID-19 Update. As of December 1, 2021, the 5300-5350 Hellyer Avenue Property is open and operating at nearly full capacity. The 5300-5350 Hellyer Avenue Property remained open throughout the pandemic, as the military stepped in to ensure they were deemed an essential business and could continue operations. December debt service payment has been made. CAES has paid rent for December, representing 100.0% of the occupied square footage and 100.0% of underwritten base rent. As of December 1, 2021, the 5300-5350 Hellyer Avenue Loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

CAES (100.0% of NRA; 100.0% of underwritten base rent) occupies 160,000 SF. CAES, or an affiliate, has been a tenant of the 5300-5350 Hellyer Avenue Property since it opened in 2000 and has a lease expiration date of June 30, 2029. CAES has two, five-year renewal options and no termination options in its lease. CAES is a British manufacturing company and is the third largest defense company in the United Kingdom. CAES provides a range of technologies and services to commercial, defense, aerospace, space, and security markets internationally. CAES employs approximately 10,000 people and has customers and partners in over 100 countries. In January 2020, the United States based private equity group Advent International Corp. acquired CAES for approximately $5.2 billion.

The following table presents certain information relating to the tenants at the 5300-5350 Hellyer Avenue Property:

Sole Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
CAES(4)	NR / NR / NR	160,000	100.0%	$3,974,400	100.0%	$24.84	6/30/2029	2, 5-year options
Total Occupied		160,000	100.0%	$3,974,400	100.0%	$24.84
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg.		160,000	100.0%	$3,974,400	100.0%	$24.84

(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps through December 31, 2022.

(4)	CAES currently has a $2.0 million letter of credit in place. CAES plans to reduce the letter of credit to $1.5 million later this year and has the ability to further reduce to $1.0 million in 2023, provided they are in good standing. CAES does not have Prop 13 protection. CAES extended its lease over three years early, in March 2019.

The following table presents certain information relating to the lease rollover schedule at the 5300-5350 Hellyer Avenue Property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	160,000	100.0	100.0%	3,974,400	100.0	$24.84	1
2030	0	0.0	100.0%	0	0.0	$0.00	0
2031	0	0.0	100.0%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total	160,000	100.0%		$3,974,400	100.0%	$24.84	1

(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps through December 31, 2022.

The following table presents certain information relating to historical occupancy at the 5300-5350 Hellyer Avenue Property:

Historical Leased %(1)

2018	2019	2020	As of 10/1/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	Based on the sole tenant’s lease agreement dated June 30, 1999.

(2)	Based on the underwritten rent roll dated October 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 5300-5350 Hellyer Avenue Property:

Cash Flow Analysis(1)(2)

	2020	T-12 8/31/2021	Underwritten	Underwritten $ per SF
Base Rent(3)	$3,713,225	$3,764,425	$3,974,400	$24.84
Reimbursements	1,000,942	973,165	1,028,079	6.43
Other Income	1,260	0	0	0.00
Vacancy & Credit Loss	0	0	(250,124)	(1.56)
Effective Gross Income	$4,715,427	$4,737,590	$4,752,355	$29.70

Real Estate Taxes	$798,963	$740,906	$860,489	$5.38
Insurance	102,081	112,358	60,000	0.38
Management Fee(4)	74,264	75,288	95,047	0.59
Other Operating Expenses	31,666	28,102	28,102	0.18
Total Operating Expenses	$1,006,975	$956,654	$1,043,638	$6.52

Net Operating Income	$3,708,452	$3,780,936	$3,708,717	$23.18
TI/LC	0	0	152,000	0.95
Capital Expenditures	0	0	32,000	0.20
Net Cash Flow	$3,708,452	$3,780,936	$3,524,717	$22.03

(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	Historical financial data prior to 2020 was unavailable because the seller acquired the 5300-5350 Hellyer Avenue Property in 2019. The 2019 financial data was incomplete and the 2018 financial data was not made available to the lender. Consequently, they were excluded from the underwriting of the 5300-5350 Hellyer Avenue Property.

(3)	Includes contractual rent steps through December 31, 2022.

(4)	Based on contractual fee of 2.0% of Effective Gross Income or $5,000 per month.

■	Appraisal. According to the appraisal, the 5300-5350 Hellyer Avenue Property had an “as-is” appraised value of $64,300,000 as of September 21, 2021.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$63,000,000	N/A	5.75%
Discounted Cash Flow Approach	$64,300,000	7.00%	6.00%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated September 16, 2021, there are no recognized environmental conditions at the 5300-5350 Hellyer Avenue Property.

■	Market Overview and Competition. The 5300-5350 Hellyer Avenue Property is located in a suburban area of San Jose, California. The 5300-5350 Hellyer Avenue Property is also located within the Edenvale Redevelopment Project Area (“ERPA”) of San Jose. The City of San Jose adopted the Edenvale Area Development Policy (“EADP”) in June 2000 to facilitate industrial development in New Edenvale. Major tenants proximate to the 5300-5350 Hellyer Avenue Property include IDT, BAE Systems, Western Digital, Motorola Mobility, Stryker, Roche, Barracuda Networks, Kaiser Permanente and the County of Santa Clara. The 5300-5350 Hellyer Avenue Property is bounded by Hillsdale Avenue and the Capitol Expressway to the north, Camden Avenue to the west and Highway 101 and Hellyer Avenue to the east. The 5300-5350 Hellyer Avenue Property is located approximately 15-minutes by drive to downtown San Jose and approximately 20-minutes by drive to the San Jose International Airport (the “SJC Airport”). The SJC Airport is a major travel hub for the area with approximately 15.7 million passengers traveling through the airport in 2019.

According to the appraisal, the 5300-5350 Hellyer Avenue Property is located in the South San Jose submarket of the San Jose office market. As of the second quarter of 2021, the San Jose office market had an inventory of approximately 103.7 million SF, a vacancy rate of 10.8% and asking rents of $29.88 per SF. As of the second quarter of 2021, the South San Jose submarket had an inventory of approximately 10.0 million SF, a vacancy rate of 10.2% and asking rents of $18.59 per SF. According to the appraisal, over the last five years the South San Jose submarket has absorbed 660,569 SF, compared to 128,752 SF constructed over that five-year period. According to the appraisal, approximately 310,000 SF is currently under construction in the South San Jose submarket. The appraisal

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

identified four properties that were directly competitive with the 5300-5350 Hellyer Avenue Property, which had an average vacancy rate of 0.0% including the 5300-5350 Hellyer Avenue Property.

Competitive Set – Comparable Sales(1)

	5300-5350 Hellyer Avenue Property(2)	5301 Patrick Henry Drive	5941 & 5945 Optical Court	1565 Barber Lane	2300 Orchard Parkway
Distance from 5300-5350 Hellyer Avenue Property	NAP	16.4 miles	1.4 miles	13.8 miles	11.7 miles
Year Built	2000	1982	2001	1980	1997
Number of Floors	2	1	2	2	2
Total NRA	160,000	129,200	136,021	102,668	116,381
Occupancy Rate	100.0%	100.0%	100.0%	100.0%	100.0%
Sale Date	November 2021	February 2021	October 2020	March 2020	September 2019
Sales Price	$64,250,000	$68,000,000	$51,500,000	$41,100,000	$61,000,000
Sales Price per SF	$401.56	$526.32	$378.62	$400.32	$524.14

(1)	Source: Appraisal.
(2)	Total NRA, Occupancy Rate and Sales Price per SF for the 5300-5350 Hellyer Avenue Property represent SF and occupancy based on the underwritten rent roll as of October 1, 2021.

■	The Borrower. The borrowers are J & L Embedded Way, LLC and J & L Real Properties San Jose LLC, each Delaware limited liability companies that own the 5300-5350 Hellyer Avenue Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 5300-5350 Hellyer Avenue Loan. The borrower sponsors and non-recourse carveout guarantors under the 5300-5350 Hellyer Avenue Loan are Paul B. Johnson and Vimal Lala, each an anesthesiologist and pain medicine physician. After completing their respective fellowships at the University of California, Los Angeles, Dr. Johnson and Dr. Lala founded their medical practice in 2007 in West Hills, California, eventually expanding to five locations across Southern California. In 2012, the partnership formed two privately-owned real estate investment portfolios which combined totals over $245 million of commercial real estate across California, New York, New Jersey, Texas and Oklahoma.

■	Escrows. At loan origination, the borrowers deposited $5,000 into an insurance reserve.

Tax Reserve - On each due date, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $104,831.04).

Insurance Reserve - On each due date, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 5300-5350 Hellyer Avenue Loan documents.

Capital Expenditures Reserve - On each due date, if and to the extent the amount contained in the capital expenditure reserve account is less than $96,000.00, the borrowers are required to fund a capital expenditure reserve in the amount of $2,666.67.

TI/LC Reserve - On each due date, if and to the extent the amount contained in the tenant improvement and leasing commission reserve account is less than $480,000 (excluding any lease termination proceeds), the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of $13,333.33.

Critical Tenant Reserve – To the extent a 5300-5350 Hellyer Avenue Trigger Period occurs as a result of a Critical Tenant Trigger Event, the borrowers are required to deposit all excess cash flow into a critical tenant reserve in accordance with the 5300-5350 Hellyer Avenue Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and the entirety of the applicable leased premises are leased to

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a portion of its leased premises, (2) goes dark, discontinues its operations or business in a portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases.

A “Critical Tenant” means (i) Cobham Advanced Electronic Solutions, and (ii) any successor tenant under any future lease that produces 20% or more of the total annual rent for the 5300-5350 Hellyer Avenue Property.

■	Lockbox and Cash Management. The 5300-5350 Hellyer Avenue Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the 5300-5350 Hellyer Avenue Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the 5300-5350 Hellyer Avenue Property and all other money received by the borrowers or the property manager with respect to the 5300-5350 Hellyer Avenue Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no 5300-5350 Hellyer Avenue Trigger Period or event of default under the 5300-5350 Hellyer Avenue Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 5300-5350 Hellyer Avenue Trigger Period or event of default under the 5300-5350 Hellyer Avenue Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 5300-5350 Hellyer Avenue Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the 5300-5350 Hellyer Avenue Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 5300-5350 Hellyer Avenue Loan.

A “5300-5350 Hellyer Avenue Trigger Period” means each period commencing (a) when the debt yield (as calculated under the 5300-5350 Hellyer Avenue Loan documents), determined as of the first day of any fiscal quarter, is less than 7.50%, and ending when the debt yield (as calculated under the 5300-5350 Hellyer Avenue Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 7.50%, (b) if the financial reports required under the 5300-5350 Hellyer Avenue Loan documents are not delivered to the lender as and when required (subject, in any event, to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 5300-5350 Hellyer Avenue Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

■	Property Management. The 5300-5350 Hellyer Avenue Property is currently managed by Colliers International Real Estate Management Services (CA), Inc. (“Colliers”). Under the related 5300-5350 Hellyer Avenue Loan documents, the 5300-5350 Hellyer Avenue Property is required to be managed by Colliers or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrowers or guarantors, delivery of a non-consolidation opinion. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the borrowers (or selected by the lender in the event of an event of default under the 5300-5350 Hellyer Avenue Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 5300-5350 Hellyer Avenue Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrowers to terminate the management agreement, (iv) if the property manager files or is the subject of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

5300-5350 HELLYER AVENUE

a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the 5300-5350 Hellyer Avenue Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

Cambridge Commons

Stewart Way

Olivewood

Cedargate Lancaster

Plumwood

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

Chicago
Cleveland
Pittsburgh
Indianapolis
Cincinnati
Louisville
St. Louis
Philadelphia
Baltimore
Washington, D.C.
Charleston
Richmond
Norfolk
Nashville
Knoxville
Greensboro
Raleigh
Charlotte
Memphis
Chattanooga
Greenville
Atlanta
Columbia
Wilmington
Birmingham
Tuscaloosa
Jackson
Montgomery
Savannah
Atlantic Ocean
ILLINOIS
INDIANA
OHIO
PENNSYLVANIA
MARYLAND
DE
WEST VIRGINIA
VIRGINIA
KENTUCKY
MISSOURI
TENNESSEE
NORTH CAROLINA
ARKANSAS
SOUTH CAROLINA
MISSISSIPPI
ALABAMA
GEORGIA

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Cambridge Commons	4964 Oakhurst Drive	Indianapolis	Indiana	46254
2	Indian Lake I	100 Indian Lake Drive	Morrow	Georgia	30260
3	Stewart Way 1	302 West General Stewart Way	Hinesville	Georgia	31313
4	Cedargate Lancaster	1410 Sheridan Drive	Lancaster	Ohio	43130
5	Amesbury	3155 Harshman Drive	Reynoldsburg	Ohio	43068
6	Red Deer	2202 Roseanne Court	Fairborn	Ohio	45324
7	Olivewood	2069 Olivewood Drive	Indianapolis	Indiana	46219
8	Cherry Glen	2760 Cherry Glen Way	Indianapolis	Indiana	46227
9	Plumwood	1050 Plumrose Drive	Columbus	Ohio	43228
10	Camelia Court	4542 Kalida Avenue	Dayton	Ohio	45424
11	Cedargate	701 North Union Road	Clayton	Ohio	45315
12	Millburn Court	8324 Millwheel Drive	Dayton	Ohio	45458
13	Rosewood Apartments	5554 Covert Drive	Columbus	Ohio	43231
14	Winthrop Court	2531 Arborview Drive	Columbus	Ohio	43229
15	Annhurst	4958 Dawn Drive	Indianapolis	Indiana	46268
16	Ashford Hills	1367 Beeler Drive	Reynoldsburg	Ohio	43068
17	Harbinwood	1295 Harbins Road	Norcross	Georgia	30093
18	Willow Run - New Albany	1 Plaza Drive	New Albany	Indiana	47150
19	Parkville	2346 Parkgreen Place	Columbus	Ohio	43229
20	Applegate	2230 Applegate Drive	Columbus	Indiana	47203
21	Stonehenge	799 17th Street Northwest	Massillon	Ohio	44647
22	Meadowland	200 Crane Drive	Bogart	Georgia	30622
23	Amberwood - Massillion	3648 Wales Avenue Northwest	Massillon	Ohio	44646
24	Timberwood	710 Mason Terrace	Perry	Georgia	31069
25	Sherbrook	6677 Guinevere Drive	Columbus	Ohio	43229
26	Stonehenge Apartments	7980 Dunston Drive	Indianapolis	Indiana	46239
27	Oakley Woods	6300 Oakley Road	Union City	Georgia	30291
28	Carriage Hill	604 Hillcrest Parkway	Dublin	Georgia	31021
29	Barrington	750 Northern Avenue	Clarkston	Georgia	30021
30	Andover Court	1095 Beech Street	Mount Vernon	Ohio	43050
31	Greenglen II	2015 North McCord Road	Toledo	Ohio	43615
32	Sandalwood	4804 West Bancroft Street	Toledo	Ohio	43615
33	Spicewood	3714 Bartlett Avenue	Indianapolis	Indiana	46227
34	Meadowood - Mansfield	798 Straub Road West	Mansfield	Ohio	44904

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	34	Loan Seller		SMC
Location (City/State)	Various	Cut-off Date Principal Balance(2)		$38,000,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit(1)		$52,137.01
Size (Units)	3,299	Percentage of Initial Pool Balance		6.1%
Total Occupancy as of 9/3/2021	94.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/3/2021	94.7%	Type of Security		Fee
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(3)		3.72381004379935%
Appraised Value	$280,625,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)(4)		360
		Original Interest Only Period (Months)		82

Underwritten Revenues	$29,391,201
Underwritten Expenses	$12,485,963	Escrows(5)
Underwritten Net Operating Income (NOI)	$16,905,238		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,915,538	Taxes	$715,487	$168,641
Cut-off Date LTV Ratio(1)	61.3%	Insurance	$403,757	$100,786
Maturity Date LTV Ratio(1)	56.9%	Replacement Reserves	$500,000	$82,475
DSCR Based on Underwritten NOI / NCF(1)	1.61x / 1.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 9.3%	Deferred Maintenance	$756,042	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$172,000,000	93.0%	Loan Payoff	$173,659,728	93.9%
Mezzanine Loan Amount	13,000,000	7.0	Origination Costs	4,984,024	2.7
			Return of Equity	3,980,961	2.2
			Reserves	2,375,287	1.3
Total Sources	$185,000,000	100.0%	Total Uses	$185,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the AMF Portfolio Whole Loan (as defined below). See “—The Mortgage Loan” below.

(2)	The aggregate Cut-off Date Principal Balance of $38,000,000 represents the non-controlling notes A-3, A-5-2, A-7, and A-9 that are part of the AMF Portfolio Whole Loan. See “—The Mortgage Loan” below.

(3)	Based on the mortgage rate for the first 83 months of the AMF Portfolio Loan (as defined below) term at 3.72381004379935% and steps up to 3.93100% thereafter.

(4)	The AMF Portfolio total debt that includes the related mezzanine loan begins to amortize in December 2024 with all principal initially being allocated to the AMF Portfolio Mezzanine Loan (as defined below), which fully amortizes in October 2028. The AMF Portfolio Loan commences amortization based on the assumed principal and interest payment schedule set forth in Annex G of the Preliminary Prospectus.

(5)	See “—Escrows” below.

■	The Mortgage Loan. The AMF Portfolio mortgage loan (the “AMF Portfolio Loan”) is part of a whole loan with an aggregate original and outstanding balance as of the Cut-off Date of $172,000,000 (the “AMF Portfolio Whole Loan”), which is secured by a first mortgage encumbering the AMF Portfolio Whole Loan borrowers’ fee interest in a portfolio of 3,299 multifamily units in Ohio, Indiana and Georgia (collectively, the “AMF Portfolio Properties”). The AMF Portfolio Whole Loan is comprised of 11 pari passu promissory notes, four of which (the non-controlling notes A-3, A-5-2, A-7 and A-9), having an aggregate original and outstanding principal balance as of the Cut-off Date of $38,000,000, are being contributed to the GSMS 2021-GSA3 transaction and constitute the AMF Portfolio Loan. The remaining notes are expected to be contributed to other securitization trusts or may otherwise be transferred at any time.

The AMF Portfolio Whole Loan was originated by Bank of Montreal and Starwood Mortgage Capital LLC on October 29, 2021. The AMF Portfolio Whole Loan has an initial interest rate of 3.72381004379935% per annum for the first 83 months of the loan term and steps up to 3.93100% thereafter. The AMF Portfolio Whole Loan borrowers utilized the proceeds of the AMF Portfolio Whole Loan, along with the AMF Portfolio Mezzanine Loan, to refinance existing debt on the AMF Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The AMF Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The AMF Portfolio Whole Loan requires payments of interest only for the first 82 months of the loan term and then amortizes based on the amortization schedule set forth in Annex G of the Preliminary Prospectus. The scheduled maturity date of the AMF Portfolio Whole Loan is the due date in November 2031. Voluntary prepayment of the AMF Portfolio Whole Loan in whole (but not in part) is permitted on or after July 6, 2031 without payment of a prepayment premium. At any time after the earlier of (i) December 6, 2024 and (ii) the second anniversary of the closing date of the securitization into which the last of the AMF Portfolio notes are securitized, the AMF Portfolio Whole Loan may be defeased in whole (or in part as described below under “—Release of Collateral”) with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The table below summarizes the promissory notes that comprise the AMF Portfolio Whole Loan. The relationship between the holders of the AMF Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1	$32,000,000	$32,000,000	BBCMS 2021-C12	Yes
A-2	32,000,000	32,000,000	BBCMS 2021-C12	No
A-3	24,000,000	24,000,000	GSMS 2021-GSA3	No
A-4	24,000,000	24,000,000	BMO	No
A-5-1	16,000,000	16,000,000	SMF II	No
A-5-2	4,000,000	4,000,000	GSMS 2021-GSA3	No
A-6	20,000,000	20,000,000	BBCMS 2021-C12	No
A-7	5,000,000	5,000,000	GSMS 2021-GSA3	No
A-8	5,000,000	5,000,000	BMO	No
A-9	5,000,000	5,000,000	GSMS 2021-GSA3	No
A-10	5,000,000	5,000,000	BMO	No
Total	$172,000,000	$172,000,000

■	The Mortgaged Properties. The AMF Portfolio Properties consist of 34 multifamily properties comprised of 3,299 residential units located in three states. The units are factory-built, modular construction buildings and most of the AMF Portfolio Properties offer a mix of studios, one and two-bedrooms, with a select few offering three-bedroom options. The AMF Portfolio Properties are located in Ohio (18 properties, 1,693 units, 51.4% of the allocated loan amount), Indiana (8 properties, 814 units, 25.7% of the allocated loan amount) and Georgia (8 properties, 792 units, 22.9% of the allocated loan amount). Each AMF Portfolio Property features garden-style apartments with stone and Hardie board siding exterior, private exterior entrances, a private patio, pitched roofs with composition shingles and immediate access to parking. Typical amenities include electric ranges, garbage disposals, refrigerators, air conditioning, full-sized washer and dryer hookups as well as attic space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents detailed information with respect to each of the AMF Portfolio Properties:

Portfolio Summary

Property Name	City	State	Year Built	Units(1)	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	UW NOI	% of UW NOI
Cambridge Commons	Indianapolis	IN	1985	235	$12,004,836	7.0%	$20,500,000	$1,169,018	6.9%
Indian Lake I	Morrow	GA	1987	243	10,657,847	6.2	19,100,000	1,076,533	6.4
Stewart Way 1	Hinesville	GA	1986	190	9,885,988	5.7	16,800,000	973,244	5.8
Cedargate Lancaster	Lancaster	OH	1972, 1984	157	8,716,764	5.1	14,000,000	846,763	5.0
Amesbury	Reynoldsburg	OH	1986	149	8,143,264	4.7	13,900,000	794,096	4.7
Red Deer	Fairborn	OH	1986	131	7,738,091	4.5	12,200,000	756,072	4.5
Olivewood	Indianapolis	IN	1985	128	7,347,948	4.3	11,800,000	716,588	4.2
Cherry Glen	Indianapolis	IN	1986	137	7,261,790	4.2	11,100,000	708,343	4.2
Plumwood	Columbus	OH	1977	143	7,015,723	4.1	12,600,000	695,361	4.1
Camelia Court	Dayton	OH	1982	110	6,830,258	4.0	9,400,000	664,053	3.9
Cedargate	Clayton	OH	1984	130	6,384,900	3.7	10,700,000	632,291	3.7
Millburn Court	Dayton	OH	1979	115	5,744,439	3.3	9,700,000	569,216	3.4
Rosewood Apartments	Columbus	OH	1985	89	5,597,108	3.3	8,100,000	541,675	3.2
Winthrop Court	Columbus	OH	1985	100	5,324,881	3.1	8,900,000	522,399	3.1
Annhurst	Indianapolis	IN	1984	83	4,628,218	2.7	7,600,000	453,184	2.7
Ashford Hills	Reynoldsburg	OH	1986	77	4,204,287	2.4	6,800,000	414,307	2.5
Harbinwood	Norcross	GA	1986	72	4,120,427	2.4	5,975,000	405,397	2.4
Willow Run - New Albany	New Albany	IN	1984	64	4,093,189	2.4	5,500,000	394,259	2.3
Parkville	Columbus	OH	1978	100	4,052,081	2.4	8,500,000	405,269	2.4
Applegate	Columbus	IN	1982	58	3,514,638	2.0	5,000,000	343,701	2.0
Stonehenge	Massillon	OH	1984	60	3,485,382	2.0	4,700,000	341,378	2.0
Meadowland	Bogart	GA	1984	60	3,405,837	2.0	4,900,000	335,949	2.0
Amberwood - Massillion	Massillon	OH	1987	63	3,015,071	1.8	4,700,000	297,408	1.8
Timberwood	Perry	GA	1985	60	3,014,790	1.8	4,700,000	297,451	1.8
Sherbrook	Columbus	OH	1985	60	2,965,344	1.7	5,400,000	293,547	1.7
Stonehenge Apartments	Indianapolis	IN	1984	60	2,897,713	1.7	5,800,000	286,012	1.7
Oakley Woods	Union City	GA	1985	60	2,876,704	1.7	5,000,000	271,865	1.6
Carriage Hill	Dublin	GA	1985	60	2,782,097	1.6	4,200,000	274,794	1.6
Barrington	Clarkston	GA	1984	47	2,636,384	1.5	3,850,000	257,059	1.5
Andover Court	Mount Vernon	OH	1982	51	2,542,118	1.5	4,100,000	249,507	1.5
Greenglen II	Toledo	OH	1982	58	2,518,304	1.5	4,200,000	253,312	1.5
Sandalwood	Toledo	OH	1983	50	2,435,099	1.4	3,700,000	242,912	1.4
Spicewood	Indianapolis	IN	1985	49	2,430,003	1.4	4,000,000	243,203	1.4
Meadowood - Mansfield	Mansfield	OH	1983	50	1,728,477	1.0	3,200,000	179,074	1.1
Total				3,299	$172,000,000	100.0%	$280,625,000	$16,905,238	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2021.

Each AMF Portfolio Property is primarily comprised of studios, one-bedroom and two-bedroom units. Community amenities generally include 24/7 emergency maintenance, flexible lease terms, high speed internet access, laundry facilities and on-site management. Typical unit amenities include air conditioning, ceiling fans, extra storage linen closets, mini blinds, private patio/balcony, utility room with hookups for washer and dryers, built-in bookshelves, eat-in kitchen, storm doors, pet policy and vaulted ceilings. As of September 3, 2021, the AMF Portfolio Properties were 94.7% occupied.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents detailed information with respect to the units at the AMF Portfolio Properties:

Unit Mix(1)

Property Name	Units	Studio	1 BR	2 BR	3 BR	# Occupied Units	# Vacant Units	Occupancy %	$/Occupied Unit
Cambridge Commons	235	43	171	20	1	221	14	94.0%	$678
Indian Lake I	243	0	229	13	1	220	23	90.5%	742
Stewart Way 1	190	36	129	25	0	172	18	90.5%	768
Cedargate Lancaster	157	10	92	55	0	148	9	94.3%	666
Amesbury	149	43	95	11	0	139	10	93.3%	650
Red Deer	131	31	92	8	0	125	6	95.4%	694
Olivewood	128	25	86	17	0	122	6	95.3%	695
Cherry Glen	137	28	99	10	0	130	7	94.9%	688
Plumwood	143	24	100	19	0	131	12	91.6%	707
Camelia Court	110	18	75	17	0	105	5	95.5%	691
Cedargate	130	27	86	16	1	123	7	94.6%	671
Millburn Court	115	19	78	17	1	115	0	100.0%	693
Rosewood Apartments	89	8	64	17	0	88	1	98.9%	751
Winthrop Court	100	10	70	20	0	96	4	96.0%	747
Annhurst	83	8	59	16	0	82	1	98.8%	719
Ashford Hills	77	23	49	5	0	74	3	96.1%	719
Harbinwood	72	7	52	13	0	70	2	97.2%	809
Willow Run - New Albany	64	5	46	13	0	61	3	95.3%	735
Parkville	100	27	68	5	0	96	4	96.0%	648
Applegate	58	7	39	12	0	54	4	93.1%	779
Stonehenge	60	6	42	12	0	57	3	95.0%	744
Meadowland	60	6	42	12	0	58	2	96.7%	765
Amberwood - Massillion	63	7	50	6	0	60	3	95.2%	651
Timberwood	60	6	42	12	0	59	1	98.3%	674
Sherbrook	60	18	38	4	0	56	4	93.3%	727
Stonehenge Apartments	60	6	42	12	0	58	2	96.7%	647
Oakley Woods	60	6	42	12	0	54	6	90.0%	788
Carriage Hill	60	6	42	12	0	54	6	90.0%	640
Barrington	47	0	39	8	0	47	0	100.0%	774
Andover Court	51	9	32	10	0	49	2	96.1%	671
Greenglen II	58	14	39	5	0	57	1	98.3%	624
Sandalwood	50	6	34	10	0	48	2	96.0%	673
Spicewood	49	14	32	2	1	48	1	98.0%	678
Meadowood - Mansfield	50	5	35	10	0	48	2	96.0%	577
Total/Wtd. Avg.	3,299	508	2,330	456	5	3,125	174	94.7%	$703

(1)	Based on the underwritten rent roll dated September 3, 2021.

The borrower sponsor has invested approximately $5.9 million ($1,793 per unit) in capital expenditures at the AMF Portfolio Properties between 2019 and September 2021. Such improvements included exterior repairs, painting, new signage, asphalt repairs, roof repairs, interior unit upgrades and landscape refurbishment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents certain information with respect to the historical capital expenditures at the AMF Portfolio Properties between 2019 and September 2021:

Historical Capital Expenditures 2019-September 2021(1)

Property Name	Interior	Exterior	Roof	Other	CapEx Totals	$/Unit
Cambridge Commons	$279,420	196,122	$97,315	$25,367	$598,224	$2,546
Indian Lake I	164,194	118,422	77,987	27,851	388,454	1,599
Stewart Way 1	191,624	45,689	20,052	43,489	300,854	1,583
Cedargate Lancaster	123,707	82,897	63,679	23,041	293,324	1,868
Amesbury	106,272	27,206	73,348	4,485	211,311	1,418
Red Deer	102,347	16,870	32,773	11,113	163,103	1,245
Olivewood	133,133	112,259	62,507	1,086	308,985	2,414
Cherry Glen	134,120	46,332	8,805	0	189,257	1,381
Plumwood	141,575	46,721	12,900	16,088	217,284	1,519
Camelia Court	98,420	12,423	7,100	25,967	143,910	1,308
Cedargate	94,092	20,310	8,665	445	123,512	950
Millburn Court	100,688	16,099	35,485	3,549	155,821	1,355
Rosewood Apartments	55,608	28,584	73,178	26,079	183,449	2,061
Winthrop Court	97,530	39,540	15,320	5,772	158,162	1,582
Annhurst	94,721	51,096	41,975	1,072	188,864	2,275
Ashford Hills	49,812	38,066	27,861	5,051	120,790	1,569
Harbinwood	71,611	39,740	37,293	35,954	184,598	2,564
Willow Run - New Albany	54,299	40,326	40,135	15,683	150,443	2,351
Parkville	107,462	35,469	80,100	7,032	230,063	2,301
Applegate	95,924	30,119	8,440	1,962	136,445	2,353
Stonehenge	50,799	39,825	6,815	157	97,596	1,627
Meadowland	53,879	39,698	25,123	14,330	133,030	2,217
Amberwood - Massillion	52,964	23,761	13,155	0	89,880	1,427
Timberwood	69,725	14,515	34,290	12,848	131,378	2,190
Sherbrook	36,940	12,640	26,177	22,071	97,828	1,630
Stonehenge Apartments	52,240	25,232	10,917	29,190	117,579	1,960
Oakley Woods	71,560	23,608	0	11,591	106,759	1,779
Carriage Hill	55,691	45,998	14,750	1,466	117,905	1,965
Barrington	50,921	38,776	25,315	34,873	149,885	3,189
Andover Court	29,983	9,550	35,295	12,290	87,118	1,708
Greenglen II	33,968	14,065	16,130	8,864	73,027	1,259
Sandalwood	38,251	16,441	27,466	17,369	99,527	1,991
Spicewood	45,485	28,866	0	621	74,972	1,530
Meadowood - Mansfield	25,323	5,045	31,308	31,224	92,900	1,858
Total/Avg.	$2,964,288	$1,382,310	$1,091,659	$477,980	$5,916,237	$1,793

(1)	As provided by the AMF Portfolio Whole Loan borrowers.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents certain information relating to historical occupancy at the AMF Portfolio Properties:

Historical Occupancy %(1)

Property Name	Units	2017	2018	2019	2020	As of 9/3/2021(2)
Cambridge Commons	235	87.3%	88.0%	89.9%	91.4%	94.0%
Indian Lake I	243	92.2%	92.3%	88.7%	89.6%	90.5%
Stewart Way 1	190	87.3%	82.5%	86.8%	78.8%	90.5%
Cedargate Lancaster	157	92.4%	92.1%	92.1%	90.3%	94.3%
Amesbury	149	88.1%	93.3%	87.3%	93.7%	93.3%
Red Deer	131	92.8%	90.9%	87.5%	89.0%	95.4%
Olivewood	128	90.5%	90.0%	92.0%	92.4%	95.3%
Cherry Glen	137	93.5%	92.3%	89.7%	93.1%	94.9%
Plumwood	143	91.3%	92.2%	86.7%	87.1%	91.6%
Camelia Court	110	87.2%	85.9%	85.5%	87.5%	95.5%
Cedargate	130	94.8%	91.2%	90.0%	91.0%	94.6%
Millburn Court	115	91.8%	89.2%	88.3%	93.2%	100.0%
Rosewood Apartments	89	93.2%	92.4%	95.0%	91.1%	98.9%
Winthrop Court	100	94.8%	93.6%	87.9%	88.7%	96.0%
Annhurst	83	91.8%	94.3%	95.5%	94.5%	98.8%
Ashford Hills	77	94.9%	96.1%	94.5%	95.0%	96.1%
Harbinwood	72	97.4%	96.8%	96.2%	96.5%	97.2%
Willow Run - New Albany	64	86.4%	86.6%	90.7%	91.4%	95.3%
Parkville	100	90.6%	92.7%	78.4%	87.2%	96.0%
Applegate	58	92.0%	89.7%	85.8%	91.5%	93.1%
Stonehenge	60	94.4%	94.3%	95.2%	96.9%	95.0%
Meadowland	60	97.1%	95.6%	97.9%	96.6%	96.7%
Amberwood - Massillion	63	93.6%	92.6%	90.2%	92.5%	95.2%
Timberwood	60	94.0%	90.7%	89.8%	93.2%	98.3%
Sherbrook	60	91.7%	94.2%	93.0%	94.0%	93.3%
Stonehenge Apartments	60	90.6%	87.3%	88.7%	90.2%	96.7%
Oakley Woods	60	96.2%	94.6%	91.4%	92.2%	90.0%
Carriage Hill	60	91.1%	92.8%	90.7%	92.4%	90.0%
Barrington	47	97.9%	99.2%	98.5%	96.0%	100.0%
Andover Court	51	94.4%	89.5%	88.8%	87.3%	96.1%
Greenglen II	58	89.0%	89.5%	85.5%	91.7%	98.3%
Sandalwood	50	88.0%	89.5%	87.1%	89.3%	96.0%
Spicewood	49	90.3%	93.1%	93.1%	95.7%	98.0%
Meadowood - Mansfield	50	94.4%	93.2%	92.0%	92.3%	96.0%
Total/Wtd. Avg.	3,299	91.6%	91.1%	89.7%	90.8%	94.7%

(1)	As provided by the AMF Portfolio Whole Loan borrowers and as of December 31 of each respective year unless indicated otherwise.

(2)	Based on the underwritten rent rolls dated September 3, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

COVID-19 Update. Since January 2021, the tenant rental obligations at the AMF Portfolio Properties have not been materially disrupted by the macro effects of the COVID-19 pandemic. The AMF Portfolio Whole Loan is current through the December 2021 payment date. As of December 1, 2021, the AMF Portfolio Whole Loan is not subject to any forbearance, modification or debt service relief requests. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the AMF Portfolio Properties:

Cash Flow Analysis(1)

	2019	2020	TTM 8/31/2021	Underwritten	Underwritten $ per Unit
Gross Potential Rent(2)	$26,049,636	$26,890,466	$27,498,973	$27,891,556	$8,455
Economic Vacancy & Credit Loss(3)	(3,628,718)	(3,171,602)	(2,658,986)	(3,051,569)	(925)
Total Gross Income	$22,420,918	$23,718,864	$24,839,987	$24,839,987	$7,530
Other Income	4,441,206	4,344,675	4,551,214	4,551,214	1,380
Effective Gross Income	$26,862,124	$28,063,539	$29,391,201	$29,391,201	$8,909

Real Estate Taxes	$1,622,513	$1,762,604	$1,762,596	$1,964,756	$596
Insurance	890,716	1,219,170	1,262,693	1,209,433	367
Management Fee	805,866	841,908	881,739	881,736	267
Other Operating Expenses	8,249,007	8,204,222	8,430,038	8,430,038	2,555
Total Operating Expenses	$11,568,102	$12,027,904	$12,337,066	$12,485,963	$3,785

Net Operating Income	$15,294,022	$16,035,635	$17,054,135	$16,905,238	$5,124
Replacement Reserves	0	0	0	989,700	300
TI/LC	0	0	0	0	0
Net Cash Flow	$15,294,022	$16,035,635	$17,054,135	$15,915,538	$4,824

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Underwritten Gross Potential Rent based on underwritten rent rolls dated September 3, 2021 with vacant units grossed up at the appraisal’s concluded market rents.

(3)	Underwritten Economic Vacancy & Credit Loss underwritten such that Total Gross Income equates to TTM 8/31/2021 collections.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

■	Appraisals. According to the appraisals, the AMF Portfolio Properties had an “as is” appraised value of $280,625,000 as of September 23, 25, 26, 27, 28, 29 and 30, 2021, and October 1, 2021.

Location	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Cambridge Commons	Direct Capitalization Approach	$20,500,000	N/A	6.00%
Indian Lake I	Direct Capitalization Approach	$19,100,000	N/A	5.75%
Stewart Way 1	Direct Capitalization Approach	$16,800,000	N/A	7.24%
Cedargate Lancaster	Direct Capitalization Approach	$14,000,000	N/A	6.00%
Amesbury	Direct Capitalization Approach	$13,900,000	N/A	6.25%
Red Deer	Direct Capitalization Approach	$12,200,000	N/A	6.00%
Olivewood	Direct Capitalization Approach	$11,800,000	N/A	6.00%
Cherry Glen	Direct Capitalization Approach	$11,100,000	N/A	6.00%
Plumwood	Direct Capitalization Approach	$12,600,000	N/A	6.00%
Camelia Court	Direct Capitalization Approach	$9,400,000	N/A	6.54%
Cedargate	Direct Capitalization Approach	$10,700,000	N/A	6.00%
Millburn Court	Direct Capitalization Approach	$9,700,000	N/A	6.25%
Rosewood Apartments	Direct Capitalization Approach	$8,100,000	N/A	6.50%
Winthrop Court	Direct Capitalization Approach	$8,900,000	N/A	5.75%
Annhurst	Direct Capitalization Approach	$7,600,000	N/A	6.00%
Ashford Hills	Direct Capitalization Approach	$6,800,000	N/A	6.00%
Harbinwood	Direct Capitalization Approach	$5,975,000	N/A	6.20%
Willow Run - New Albany	Direct Capitalization Approach	$5,500,000	N/A	6.50%
Parkville	Direct Capitalization Approach	$8,500,000	N/A	5.25%
Applegate	Direct Capitalization Approach	$5,000,000	N/A	6.50%
Stonehenge	Direct Capitalization Approach	$4,700,000	N/A	6.00%
Meadowland	Direct Capitalization Approach	$4,900,000	N/A	6.40%
Amberwood - Massillion	Direct Capitalization Approach	$4,700,000	N/A	6.00%
Timberwood	Direct Capitalization Approach	$4,700,000	N/A	6.50%
Sherbrook	Direct Capitalization Approach	$5,400,000	N/A	5.75%
Stonehenge Apartments	Direct Capitalization Approach	$5,800,000	N/A	6.00%
Oakley Woods	Direct Capitalization Approach	$5,000,000	N/A	6.30%
Carriage Hill	Direct Capitalization Approach	$4,200,000	N/A	6.50%
Barrington	Direct Capitalization Approach	$3,850,000	N/A	6.20%
Andover Court	Direct Capitalization Approach	$4,100,000	N/A	6.00%
Greenglen II	Direct Capitalization Approach	$4,200,000	N/A	6.00%
Sandalwood	Direct Capitalization Approach	$3,700,000	N/A	6.00%
Spicewood	Direct Capitalization Approach	$4,000,000	N/A	6.00%
Meadowood - Mansfield	Direct Capitalization Approach	$3,200,000	N/A	6.00%

Source: Appraisals.

■	Environmental Matters. According to the Phase I environmental reports, dated October 1, 2021, there are no recognized environmental conditions or recommendations for further action at the AMF Portfolio Properties other than: the implementation of ACM and LBP O&M plans for five of the AMF Portfolio Properties; short term radon testing at five of the AMF Portfolio Properties; and mold remediation for seven of the AMF Portfolio Properties. The AMF Portfolio Whole Loan borrowers obtained an environmental insurance policy for the AMF Portfolio Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

■	Market Overview and Competition. The AMF Portfolio Properties are geographically diverse with 34 properties located across several major multifamily markets. The top three markets by allocated loan amount (“ALA”) are Indianapolis, Indiana (6 properties, 692 units, 21.3% of ALA), Columbus, Ohio (5 properties, 492 Units, 14.5% of ALA) and Dayton, Ohio (2 properties, 225 units, 7.3% of ALA).

Market Summary

State	# of Properties(1)	# of Units(1)	% of Portfolio Units(1)	In-Place Occupancy(1)	Avg. In-Place Rent(1)	ALA	% of Whole Loan	UW NCF	% of UW NCF
Ohio	18	1,693	51.3%	95.4%	$68ü5	$88,441,591	51.4%	$8,190,741	51.5%
Indiana	8	814	24.7%	95.3%	$696	$44,178,335	25.7%	$4,070,107	25.6%
Georgia	8	792	24.0%	92.7%	$749	$39,380,074	22.9%	$3,654,690	23.0%
Total	34	3,299	100.0%	94.7%	$703	$172,000,000	100.0%	$15,915,538	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents certain demographic statistical information relating to the AMF Portfolio Properties.

Demographics Summary(1)

	Median Household Income			Population
Property	1 Mile	3 Mile	5 Mile	1 Mile	3 Mile	5 Mile
Cambridge Commons	$46,954	$50,079	$49,324	10,584	96,024	218,170
Indian Lake I	$48,439	$48,351	$49,219	4,283	73,991	196,269
Stewart Way 1	$49,424	$48,693	$49,504	4,692	31,163	43,642
Cedargate Lancaster	$36,491	$47,515	$51,975	5,665	31,631	51,344
Amesbury	$62,598	$55,867	$59,670	17,728	96,823	224,712
Red Deer	$68,603	$63,633	$72,774	5,889	34,308	74,488
Olivewood	$43,318	$39,462	$41,344	9,217	82,859	214,088
Cherry Glen	$40,501	$44,352	$48,969	11,885	87,539	228,705
Plumwood	$46,596	$53,766	$56,114	20,649	89,573	197,075
Camelia Court	$35,162	$34,010	$36,583	10,159	71,469	141,300
Cedargate	$67,195	$71,251	$63,220	9,237	33,470	59,509
Millburn Court	$99,664	$93,100	$90,061	6,651	48,555	114,333
Rosewood Apartments	$52,962	$62,208	$69,361	13,676	120,720	280,698
Winthrop Court	$52,962	$62,208	$69,361	13,676	120,720	280,698
Annhurst	$52,120	$54,468	$55,474	8,492	70,151	177,088
Ashford Hills	$54,370	$56,812	$58,807	11,834	107,751	238,701
Harbinwood	$49,437	$49,325	$56,850	15,451	114,789	255,779
Willow Run - New Albany	$63,216	$54,543	$53,080	7,651	55,194	114,050
Parkville	$52,962	$62,208	$69,361	13,676	120,720	280,698
Applegate	$62,608	$59,509	$61,057	9,640	40,649	47,464
Stonehenge	$48,990	$52,300	$58,192	5,031	38,407	70,800
Meadowland	$62,038	$68,450	$63,162	4,922	28,964	71,614
Amberwood - Massillion	$65,656	$62,407	$61,560	8,192	45,554	104,479
Timberwood	$44,532	$53,468	$61,327	1,988	14,841	23,358
Sherbrook	$52,962	$62,208	$69,361	13,676	120,720	280,698
Stonehenge Apartments	$46,680	$52,993	$45,733	3,357	55,740	179,462
Oakley Woods	$43,183	$54,277	$56,042	7,612	52,274	125,167
Carriage Hill	$39,738	$40,092	$40,822	4,748	18,596	24,988
Barrington	$41,033	$62,083	$66,918	16,549	108,880	270,349
Andover Court	$47,352	$50,058	$53,454	5,684	20,740	27,554
Greenglen II	$53,597	$62,631	$57,472	8,922	56,244	150,899
Sandalwood	$55,680	$48,203	$48,741	7,021	77,988	223,810
Spicewood	$39,403	$42,610	$46,485	9,661	68,791	216,280
Meadowood - Mansfield	$56,652	$51,472	$46,951	5,912	26,291	57,529

(1)	Source: Appraisals.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

The following table presents certain submarket information relating to the AMF Portfolio Properties.

Submarket Summary(1)

Property	Submarket	Submarket Rent/Unit	Submarket Occupancy
Cambridge Commons	Northwest Marion County	$884	95.9%
Indian Lake I	Clayton County	$1,121	94.8%
Stewart Way 1	Liberty County	$985	95.3%
Cedargate Lancaster	Fairfield County	$1,066	98.2%
Amesbury	Southern Columbus	$947	92.8%
Red Deer	Fairborn/AFB	$786	97.5%
Olivewood	Southeast Indianapolis	$857	94.6%
Cherry Glen	Central Marion County	$825	92.0%
Plumwood	Greater Hilltop Columbus	$963	93.8%
Camelia Court	Northeast Dayton	$781	96.6%
Cedargate	Fairborn/AFB	$786	97.5%
Millburn Court	Centerville/Kettering	$936	96.4%
Rosewood Apartments	Northeast Columbus	$1,020	95.4%
Winthrop Court	Northeast Columbus	$1,020	95.4%
Annhurst	Northwest Marion County	$884	95.9%
Ashford Hills	Southern Columbus	$947	92.8%
Harbinwood	Outlying Gwinnett County	$1,396	96.8%
Willow Run - New Albany	Southern Indiana	$866	95.1%
Parkville	Northeast Columbus	$1,020	95.4%
Applegate	Columbus	$986	91.6%
Stonehenge	Massillon	$690	98.3%
Meadowland	Athens	$1,049	96.0%
Amberwood - Massillion	Massillon	$690	98.3%
Timberwood	Macon	$954	92.9%
Sherbrook	Northeast Columbus	$1,020	95.4%
Stonehenge Apartments	Southeast Indianapolis	$857	94.6%
Oakley Woods	South Fulton County	$1,189	88.5%
Carriage Hill	Laurens County	$517	96.6%
Barrington	Southeast DeKalb	$1,132	92.9%
Andover Court	Mount Vernon	$1,290	99.2%
Greenglen II	Ottawa Hills	$736	95.6%
Sandalwood	Ottawa Hills	$736	95.6%
Spicewood	Central Marion County	$825	92.0%
Meadowood - Mansfield	Lexington	$851	99.4%

(1)	Source: Appraisals.

■	The Borrowers. The AMF Portfolio Whole Loan borrowers consist of 46 “recycled” single-purpose entities that are Ohio limited partnerships, Ohio limited liability companies, Georgia limited partnerships, Georgia limited liability companies or Delaware limited liability companies. Each AMF Portfolio Whole Loan borrower is structured to be a single purpose bankruptcy-remote entity, having two independent directors in its organizational structure and is indirectly owned by Arbor Realty Sr, Inc. Legal counsel to the AMF Portfolio Whole Loan borrowers delivered a non-consolidation opinion in connection with the origination of the AMF Portfolio Whole Loan.

The borrower sponsor is Arbor Realty Sr, Inc., a wholly-owned indirect subsidiary of Arbor Realty Trust, Inc. (“Arbor”) (NYSE: ABR). Arbor, which began operations in 2003, is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare and other commercial real estate assets. Headquartered in Uniondale, New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a Fannie Mae Delegated Underwriting and Servicing (“DUS”) lender and Freddie Mac Optigo Seller/Servicer. Arbor’s lending products include CMBS, bridge, mezzanine and preferred equity loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

■	Escrows. At origination, the AMF Portfolio Whole Loan borrowers funded (i) a tax reserve in the amount of $715,487, (ii) an insurance reserve in the amount of $403,757, (iii) a deferred maintenance reserve of $756,042 and (iv) an upfront replacement reserve in the amount of $500,000.

Tax Reserve – On each due date, the AMF Portfolio Whole Loan borrowers are required to fund a tax reserve in an amount equal to one-twelfth of the property taxes (initially $168,641).

Insurance Reserve – On each date, the AMF Portfolio Whole Loan borrowers are required to fund an insurance reserve in an amount equal to one-twelfth of insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months (initially $100,786).

Replacement Reserve – On each due date, the AMF Portfolio Whole Loan borrowers are required to fund a capital expenditures reserve in the amount of approximately $82,475.

■	Lockbox and Cash Management. The AMF Portfolio Whole Loan is structured with a soft lockbox and springing cash management upon the occurrence and continuance of an AMF Portfolio Cash Trap Period (as defined below). The AMF Portfolio Whole Loan documents require that all rents received by the AMF Portfolio Whole Loan borrowers or the property managers be deposited into the lockbox account within three business days of receipt. During the continuance of an AMF Portfolio Cash Trap Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the AMF Portfolio Whole Loan documents.

An “AMF Portfolio Cash Trap Period” will commence upon the earliest to occur of (i) an event of default under the AMF Portfolio Whole Loan, (ii) upon any bankruptcy action of a AMF Portfolio Whole Loan borrower, principal, or the property manager until, in the case of a bankruptcy of the property manager (or involuntary bankruptcy with respect to an affiliated property manager), the property manager is replaced in accordance with the AMF Portfolio Whole Loan documents, (iii) the debt yield (based on the trailing 12-month income and expenses) falls below 7.25% as of the end of any calendar quarter until the debt yield is 7.50% for two consecutive calendar quarters and (iv) the occurrence of an event of default under the mezzanine loan.

■	Property Management. The AMF Portfolio Properties are currently managed by Elon Property Management, L.L.C., an affiliate of the AMF Portfolio Whole Loan borrowers, pursuant to a management agreement.

■	Mezzanine or Subordinate Secured Indebtedness. A $13,000,000 mezzanine loan (the “AMF Portfolio Mezzanine Loan”) was funded concurrently with the origination of the AMF Portfolio Whole Loan and is secured by the direct equity ownership in the AMF Portfolio Whole Loan borrowers. The AMF Portfolio Mezzanine Loan accrues interest based on a fixed schedule which varies by month with an interest rate of 6.67228249742403% per annum through the December 2024 payment. Beginning with the January 2025 payment, the interest rate increases throughout the term and fully amortizes in October 2028. Including the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan, the total debt Cut-off Date LTV Ratio, total debt underwritten NCF DSCR and total debt underwritten NOI Debt Yield are 65.9%, 1.51x and 9.1%, respectively. The lenders of the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan have entered into an intercreditor agreement that governs their relationship.

■	Release of Collateral. Following the date that is earlier of (i) two years from the closing date of the securitization that includes the last note comprising the AMF Portfolio Whole Loan to be securitized and (ii) December 6, 2024, the AMF Portfolio Whole Loan borrowers will be permitted to release one or more AMF Portfolio Properties as collateral for the AMF Portfolio Whole Loan (each such Property, a “Release Property”), provided that, among other things, the AMF Portfolio Whole Loan borrowers partially defease the AMF Portfolio Whole Loan in an amount equal to the greater of (1) 115% of the portion of the allocated loan amount applicable to the Release Property (as determined by the lender in its sole discretion prior to the origination of the AMF Portfolio Whole Loan), and (2) the amount that would result in (A) the loan-to-value ratio with respect to the AMF Portfolio Properties remaining after giving effect to the release (the “Remaining Properties”) not exceeding 70%, (B) the debt service coverage ratio with respect to the Remaining Properties being not less than the greater of (x) 1.40x and (y) the debt service coverage ratio on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release and (C) the debt yield with respect to the Remaining Properties being not less than the greater of (x) 8.35% and (y) the debt yield on the Remaining Properties serving as collateral for the AMF Portfolio Whole Loan immediately prior to such release. Each of the above tests are based on the then outstanding principal

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMF PORTFOLIO

balances of the AMF Portfolio Whole Loan and the AMF Portfolio Mezzanine Loan in the aggregate and are to be determined by the lender in its reasonable discretion. In the event of any defeasance of the AMF Portfolio Whole Loan, the AMF Portfolio Mezzanine Loan borrower will be required to defease a portion of the AMF Portfolio Mezzanine Loan in an amount equal to the product of (x) the outstanding principal balance of the AMF Portfolio Mezzanine Loan and (y) a fraction, the numerator of which is the amount of the AMF Portfolio Whole Loan being defeased and the denominator of which is the then-outstanding principal balance of the AMF Portfolio Whole Loan (i.e., without taking into account the defeasance of the AMF Portfolio Whole Loan).

■	Terrorism Insurance. The AMF Portfolio Whole Loan borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the AMF Portfolio Properties, as well as 18 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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EXTRA SPACE SELF STORAGE PORTFOLIO II

1855

Extra Space St. Petersburg

203.990.1271

Extra Space Stamford

Extra Space Miami

Extra Space Milton

ExtraSpace Storage

Extra Space Atlanta

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

Hartford
CONNECTICUT
RI
Cleveland
New York
Newark
Trenton
PENNSYLVANIA
Pittsburgh
Philadelphia
NEW JERSEY
OHIO
MARYLAND
Baltimore
Cincinnati
Washington, D.C.
DE
WEST VIRGINIA
Charleston
Louisville
KENTUCKY
VIRGINIA
Richmond
Norfolk
Greensboro
Raleigh
Knoxville
NORTH CAROLINA
Charlotte
Chattanooga
Greenville
SOUTH CAROLINA
Columbia
Wilmington
Atlanta
GEORGIA
Atlantic Ocean
Savannah
Jacksonville
FLORIDA
Orlando
Tampa
St. Petersburg
Miami
1
2
3
4

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Extra Space Miami	120 Northwest 27th Avenue	Miami	Florida	33125
2	Extra Space Stamford	370 West Main Street	Stamford	Connecticut	06902
3	Extra Space St. Petersburg	1855 32nd Street North	St. Petersburg	Florida	33713
4	Extra Space Milton	2915 Webb Road	Alpharetta	Georgia	30004

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	4		Loan Seller		AREF
Location (City/State)	Various		Cut-off Date Principal Balance		$28,500,000
Property Type	Various		Cut-off Date Principal Balance per Unit		$105.44
Size (SF)	270,295		Percentage of Initial Pool Balance		4.6%
Total Occupancy as of 9/30/2021	71.2%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2021	71.2%		Type of Security		Fee
Year Built / Latest Renovation	Various / Various		Mortgage Rate		3.62000%
Appraised Value(1)	$82,200,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$3,923,103
Underwritten Expenses	$1,924,106		Escrows(3)
Underwritten Net Operating Income (NOI)	$1,998,998			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,958,660		Taxes	$427,708	$57,028
Cut-off Date LTV Ratio(2)	30.4%		Insurance	$46,908	$7,818
Maturity Date LTV Ratio(2)	30.4%		Replacement Reserve	$0	$3,361
DSCR Based on Underwritten NOI / NCF	1.91x / 1.87x		Other Reserve(4)	$3,500,000	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 7.8%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,500,000	32.7%	Purchase Price(5)	$81,600,000	93.5%
Sponsor Equity	58,780,911	67.3	Reserves	3,974,616	4.6
			Origination Costs	1,706,295	2.0
Total Sources	$87,280,911	100.0%	Total Uses	$87,280,911	100.0%

(1)	The roll-up appraisal also concluded to an aggregate “as stabilized” value including premium for portfolio valuation of $92.45 million which assumes that three of the Extra Space Self Storage Portfolio II Properties (as defined below) reach respective stabilized occupancies between 90.0% to 92.0% as well as a portfolio premium.
(2)	Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF are calculated net of the $3,500,000 earnout reserve. Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF without netting the earnout reserve would be 34.7%, 34.7%, and 7.0% / 6.9%, respectively.
(3)	See “—Escrows” below.
(4)	The Other Reserve consists of an earnout reserve of $3,500,000. See “- Escrows” below.
(5)	Affiliates of the borrower sponsor acquired the Extra Space Self Storage Portfolio II Properties in four separate off-market transactions unencumbered during the period from November 2017 through March 2019 and subsequently sold the Extra Space Self Storage Portfolio II Properties to the borrowers of the Extra Space Self Storage Portfolio II Loan (as defined below).

■	The Mortgage Loan. The Extra Space Self Storage Portfolio II mortgage loan (the “Extra Space Self Storage Portfolio II Loan”) is evidenced by a promissory note in the original principal amount of $28,500,000 secured by the borrowers’ fee simple interest in a portfolio of four self-storage facilities containing 2,923 climate-controlled self-storage units and three retail suites totaling 2,213 SF located across three states (collectively, the “Extra Space Self Storage Portfolio II Properties”).

The Extra Space Self Storage Portfolio II Loan has an interest rate of 3.62000% per annum. The borrower utilized the proceeds of the Extra Space Self Storage Portfolio II Loan to fund the recapitalization of the Extra Space Self Storage Portfolio II Properties and fund upfront reserves and pay origination costs.

The Extra Space Self Storage Portfolio II Loan has a 10-year term and is interest only throughout the term. The Extra Space Self Storage Portfolio II Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The scheduled maturity date of the Extra Space Self Storage Portfolio II Loan is the due date in October 2031.

■	The Mortgaged Properties. The Extra Space Self Storage Portfolio II Properties are comprised of four Class A self-storage properties located in four cities in three states. The Extra Space Self Storage Portfolio II Properties comprise approximately 30.4%, 20.6%, 22.9%, and 26.1% of the Underwritten NOI and are located in Miami, Florida (the “Extra Space Miami”), Alpharetta, Georgia (the “Extra Space Milton”), St. Petersburg, Florida (the “Extra Space St. Petersburg”) and Stamford, Connecticut (the “Extra Space Stamford”), respectively. The Extra Space Self Storage Portfolio II Properties range from 37,428 to 95,545 SF and contain a total of 2,923 storage units of which 100.0% are climate controlled. In addition to the self-storage units, the Extra Space Stamford property and the Extra Space Miami property feature retail spaces totaling 1,380 SF and 833 SF, respectively. The Extra Space Miami property, the Extra Space Milton property, and the Extra Space St. Petersburg property were recently constructed between 2019-2020. The Extra Space Stamford property was built in 1978 and underwent a significant renovation in 2019. Given the recent constructions and renovations, the Extra Space Self Storage Portfolio II

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

Properties have not yet reached stabilized occupancies and as of September 30, 2021, occupancy ranges from 57.0% to 92.8% and averages 71.2%.

The following table presents certain information relating to the Extra Space Self Storage Portfolio II Properties:

Property Name	City, State	Allocated Loan Amount	% of Allocated Loan Amount	As-Is Appraised Value(1)	As-Stabilized Appraised Value(1)	As-Stabilized Date(1)	UW NOI	% of UW NOI
Extra Space Miami	Miami, FL	$8,710,000	30.6%	$33,550,000	$36,350,000	8/26/2023	$606,749	30.4%
Extra Space Milton	Alpharetta, GA	5,700,000	20.0	15,700,000	16,950,000	8/28/2023	411,974	20.6
Extra Space St. Petersburg(2)	St. Petersburg, FL	6,460,000	22.7	15,700,000	15,700,000	8/20/2021	457,639	22.9
Extra Space Stamford	Stamford, CT	7,630,000	26.8	17,250,000	17,850,000	8/31/2022	522,636	26.1
Total		$28,500,000	100.0%	$82,200,000	$86,850,000		$1,998,998	100.0%

(1)	Source: Appraisals.
(2)	The Extra Space St. Petersburg property utilizes the As-Is Appraised Value.

The following table presents certain information relating to the Extra Space Self Storage Portfolio II Properties:

Property Name	Year Built/ Renovated	Number of Stories	NRA (SF	Number of Units(1)	Occ. (%)(1)	Retail Spaces(1)	Total Parking Spaces(2)
Extra Space Miami	2020/NAP	8	95,545	1,075	57.0%	1	17
Extra Space Milton	2019/NAP	4	74,512	752	63.0	NAP	21
Extra Space St. Petersburg	2019/NAP	3	62,810	611	92.8	NAP	19
Extra Space Stamford	1978/2019	5	37,428	485	88.2	4	24
Total			270,295	2,923	71.2%	5	81

(1)	Based on the underwritten rent roll as of September 30, 2021. Extra Space Stamford retail space count includes two cell tower tenants.

(2)	Source: Appraisals.

COVID-19 Update.  As of December 3, 2021, all of the Extra Space Self Storage Portfolio II Properties are open and operating. The borrower sponsor reported that rent collections in October and November 2021 were 93.0% and 91.0%, respectively. The borrower sponsor noted that accounts receivable amounts are currently higher than normal due to carryover tenants from the previous operator. As of December 3, 2021 the Extra Space Self Storage Portfolio II Loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to historical occupancy at the Extra Space Self Storage Portfolio II Properties:

Historical Leased %

2018(1)	2019(1)	As of 9/30/2021(2)
NAP	NAP	71.2%

(1)	Historical occupancies were not available as the Extra Space Self Storage Portfolio II Properties were either constructed or substantially renovated recently.

(2)	Based on the underwritten rent roll as of September 30, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Extra Space Self Storage Portfolio II Properties:

Cash Flow Analysis(1)(2)

	TTM 9/30/2021	Underwritten	Underwritten $ per SF
Gross Potential Rent	$4,353,319	$6,118,128	$22.64
Commercial Income	232,321	232,321	0.86
Other Income(3)	241,071	290,189	1.07
Loss-to-Lease	0	(837,313)	(3.10)
Vacancy	(1,948,107)	(1,626,612)	(6.02)
Credit Loss	(8,884)	(8,884)	(0.03)
Concessions	(239,211)	(244,725)	(0.91)
Effective Gross Income	$2,630,509	$3,923,103	$14.51
Total Operating Expenses	1,261,940(4)	1,924,106	7.12
Net Operating Income	$1,368,569	$1,998,998	$7.40
Capital Expenditures	0	40,337	0.15
Net Cash Flow(5)	$1,368,569	$1,958,660	$7.25

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Historical operating performance prior to TTM 9/30/2021 is not available as the Extra Space Self Storage Portfolio II Properties were either constructed or substantially renovated in 2019 and 2020.
(3)	Other Income is comprised of tenant paid insurance, merchandise sales, fee income, and other miscellaneous income.
(4)	TTM 9/30/2021 Total Operating Expenses represent operating expenses from trailing twelve months ending August 31, 2021, due to the management and system transition in the acquisition.
(5)	The increase in Underwritten Net Cash Flow from TTM 9/30/2021 Net Cash Flow is primarily attributed to the increase in self-storage occupancy from 58.1% over the TTM period to 75.7% (on a SF basis) as of the September 30, 2021 rent roll. Extra Space Miami, Extra Space Milton, and Extra Space St. Petersburg were recently constructed between 2019 and 2020. Extra Space Stamford was built in 1978 and underwent a significant renovation in 2019.

■	Appraisals. According to the appraisals, the Extra Space Self Storage Portfolio II Properties had an aggregate “as-is” appraised value of $82,200,000 as of August 2021. The roll-up appraisal also concluded to an aggregate “as stabilized” value including premium for portfolio valuation of $92.45 million which assumes that three of the Extra Space Self Storage Portfolio II Properties reach respective stabilized occupancies between 90.0% to 92.0% between September 2022 and August 2023 as well as the inclusion of a portfolio premium.

■	Environmental Matters. According to the Phase I environmental reports dated between July 26, 2021, and August 13, 2021, there are no recognized environmental conditions or recommendations for further action at the Extra Space Self Storage Portfolio II Properties.

■	Market Overview and Competition. The Extra Space Self Storage Portfolio II Properties are located in Miami, Florida (36.8% of units), Alpharetta, Georgia (25.7% of units), St. Petersburg, Florida (20.9% of units) and Stamford, Connecticut (16.6% of units). Based on the rent comparables, the appraisal concluded to market rents of $1.43 to $2.74 PSF and market vacancy rates of 6.0% to 10.0% for the Extra Space Self Storage Portfolio II Properties. As per the rent roll dated September 30, 2021, the Extra Space Self Storage Portfolio II Properties have in place rents between $1.24 to $1.92 PSF and vacancy rates between 43.0% to 7.2%. The in-place rents PSF for all the Extra Space Self Storage Portfolio II Properties are approximately 22.0% below the respective market rents concluded by the appraisal.

Extra Space Miami

The Extra Space Miami property is located in Miami, Florida. The Extra Space Miami property is specifically located along the west side of NW 27th Street, a 6-lane thoroughfare in a dense, urban infill location in Little Havana, approximately four miles southeast of Miami International Airport and five miles west of downtown Miami. Primary access to the area is provided by SR 9 (NW 27th Avenue), which provides North-South directional access. Additionally, SR 968, also known as Flagler Street, is located just South of the Extra Space Miami property and runs east-west. The neighborhood is also served by the Miami City Buses and the Metrorail. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Brickell property was 49,150, 329,993, and 594,347, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Brickell property was $49,145, $71,374, and $81,994, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

Extra Space Milton

The Extra Space Milton property is located in Alpharetta, Georgia. The Extra Space Milton property is specifically located within the commercial hub of Milton, proximate to retail and office buildings, at the intersection of Webb Road and Alpharetta Highway. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Milton property was 10,055, 63,156, and 160,372, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Milton property was $124,913, $151,067, and $178,380, respectively.

Extra Space St. Petersburg

The Extra Space St. Petersburg property is located in St. Petersburg, Florida. The Extra Space St. Petersburg property is specifically located at the intersection of 34th Street North and 22nd Avenue North, which connects the Extra Space St. Petersburg property to I-275 approximately one mile east. Major retailers within the same intersection location includes Sam’s Club, Publix, Winn-Dixie, and CVS. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space St. Petersburg property was 14,077, 142,990, and 305,480, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space St. Petersburg property was $71,394, $72,738, and $76,404, respectively.

Extra Space Stamford

The Extra Space Stamford property is located in Stamford, Connecticut. The Extra Space Stamford property is specifically located at the southwest corner of West Main Street and Wilson Street. West Main Street (US 1) is a major United States Highway that travels primarily north-south serving the East Coast of the country for approximately 2,370-miles. The Extra Space Stamford property also benefits from its location of being less than 1-mile north of I-95. I-95 is a major Interstate Highway on the East Coast of the United States that travels north-south from Miami, Florida to the Houlton-Woodstock Border Crossing. According to the appraisal, the estimated 2021 population within a one-, three-, and five-mile radius of the Extra Space Stamford property was 33,798, 123,903, and 174,169, respectively. According to the appraisal, the estimated 2021 average household income within a one-, three-, and five-mile radius of the Extra Space Stamford property was $120,356, $158,826, and $176,053, respectively.

The following table presents certain information relating to the rent comparables and the appraisal’s market rent conclusion for the Extra Space Self Storage Portfolio II Properties:

Market Rent Summary(1)

Building	In Place Occupancy(2)(3)	Rent Comparables Average Occupancy	Appraisal Concluded Occupancy	In Place Rent PSF(2)	Appraisal Concluded Rent PSF
Extra Space Miami	57.0%	96.0%	92.0%	$1.64	$2.13
Extra Space Milton	63.0%	94.0%	90.0%	$1.24	$1.43
Extra Space St. Petersburg	92.8%	96.0%	96.0%	$1.34	$1.61
Extra Space Stamford	88.2%	79.0%	92.0%	$1.92	$2.74

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll as of September 30, 2021.

(3)	Given the recent constructions and renovations, the Extra Space Self Storage Portfolio II Properties have not yet reached stabilized occupancies.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

The following table presents certain information relating to the sales of comparable properties to the Extra Space Miami property and Extra Space St. Petersburg property:

Comparable Sales(1)

Property	Year Built	Sale Date	SF	Sale Price	Price Per SF	OAR
Museo Vault 346 Northwest 29th Street Miami, FL	2008	4/20/2021	93,607	$49,200,000	$525.60	3.76%
SmartShop Self Storage 16900 Florida 54 Land O’ Lakes, FL	2020	9/17/2020	50,400	$15,100,000	$299.60	NAV
Public Storage 91 Southwest 3rd Street Miami, FL	2017	6/6/2019	74,913	$18,487,889	$246.79	4.75%
Public Storage-2190 SW 8th Street 2190 Southwest 8th Street Miami, FL	2017	6/6/2019	65,786	$15,941,938	$242.33	4.75%
Public Storage 180 West 6th Street Hialeah, FL	2017	6/6/2019	73,565	$15,554,387	$211.44	4.75%
Extra Space Storage 1201 North Flagler Drive Fort Lauderdale, FL	1954	5/30/2019	56,842	$12,000,000	$211.11	4.25%

(1)	Source: Appraisal

The following table presents certain information relating to the sales of comparable properties to the Extra Space Milton property:

Comparable Sales(1)

Property	Year Built	Sale Date	SF	Sale Price	Price Per SF	OAR
Extra Space Storage 10945 Westside Parkway Alpharetta, GA	2018	4/27/2021	60,946	$16,000,000	$262.53	4.75%
Life Storage 7366 Friendship Springs Blvd Flowery Branch, GA	2020	12/15/2020	93,000	$9,300,000	$100.00	4.60%
Extra Space Storage 3220 Centerville Highway Snellville, GA	2006	10/27/2020	95,954	$17,442,000	$181.77	5.44%
CubeSmart 3420 Sandy Plains Road Marietta, GA	2020	5/29/2020	82,391	$12,361,655	$150.04	5.50%
Extra Space Storage 1248 Zonolite Road Northeast Atlanta, GA	2007	3/16/2020	80,578	$18,100,000	$224.63	5.50%

(1)	Source: Appraisal

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

The following table presents certain information relating to the sales of comparable properties to the Extra Space Stamford property:

Comparable Sales(1)

Property	Year Built	Sale Date	SF	Sale Price	Price Per SF	OAR
Life Storage-Stillwater Avenue 300 Stillwater Avenue Stamford, CT	2015	6/24/2021	152,000	$39,544,265	$260.16	4.50%
Mini – Storage 38-01 47th Avenue Long Island City, NY	1950	12/21/2020	120,640	$48,000,000	$397.88	5.00%
39-25 21st St – CubeSmart 39-25 21st Street Long Island City, NY	1925	12/21/2020	87,340	$45,500,000	$520.95	4.50%
Mini – Storage 1312 Adams Street Hoboken, NJ	2018	4/21/2020	120,000	$48,450,000	$403.75	4.40%
252 Newport Street Brooklyn, NY	1930	10/15/2019	55,808	$20,750,000	$371.81	4.75%

(1)	Source: Appraisal

■	The Borrowers. The borrowers are NSP II Miami DST, NSP II Atlanta DST, NSP II Stamford DST, and NSP II St Pete DST (collectively, the “Extra Space Self Storage Portfolio II Borrowers”), each a Delaware statutory trust that is structured to be bankruptcy-remote. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Extra Space Self Storage Portfolio II Loan. Each of the Extra Space Self Storage Portfolio II Borrowers has a respective signatory trustee and trust manager (a “Signatory Trustee”) that is required to be a special purpose, bankruptcy remote entity. Each of the Extra Space Self Storage Portfolio II Properties is master leased to a respective master lessee that is required to be a special purpose, bankruptcy remote entity (a “Master Tenant”). NexPoint Storage Partners, Inc. (“NexPoint”) and NexPoint Storage Partners Operating Company, LLC are the non-recourse carveout guarantors and the borrowers sponsors with respect to the Extra Space Self Storage Portfolio II Loan.

NexPoint is an affiliate of alternative investment firm, NexPoint Advisors L.P. NexPoint is a real estate investment platform dedicated to originating, executing, financing, and managing investments in the self-storage sector. Across NexPoint, self-storage investments total approximately $1.1 billion. NexPoint Storage Partners, Inc. is the product of NexPoint Advisors L.P.’s November 2020 take-private acquisition of JCAP, a NYSE-listed self-storage REIT. NexPoint invests in newly built, multi-story, climate controlled, Class-A self-storage facilities—known as “Generation V” facilities—located in markets throughout the United States. NexPoint has 69 total self-storage investments across the country, 38 of which are wholly owned facilities.

Former shareholders of JCAP, now known as NexPoint Storage Partners, Inc. which is one of the borrower sponsors, filed class action lawsuits in connection with the acquisition of JCAP by affiliates of the borrower sponsors in November 2020 (the “Merger”). The pending class action lawsuits involve, among other things, allegations of deficiencies in the proxy materials issued by JCAP, breach of fiduciary duties, and an allegation, in principal part, that the Merger resulted from a conflicted sale process and failed to maximize value for the JCAP stockholders. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

■	Delaware Statutory Trust Master Lease. Each of the Extra Space Self Storage Portfolio II Borrowers is a Delaware statutory trust (“DST”). Each Signatory Trustee, pursuant to the respective Extra Space Self Storage Portfolio II Borrowers’ trust agreement, has the full power and authority to manage the respective Extra Space Self Storage Portfolio II Property and the activities and affairs of the respective Extra Space Self Storage Portfolio II Borrower, subject to certain DST restrictions related to the operation of the respective Extra Space Self Storage Portfolio II Property.

In order to accommodate the DST structure, each of the Extra Space Self Storage Portfolio II Borrowers entered into a respective master lease (the “Master Lease”) with a Master Tenant, and each Master Tenant is owned and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

controlled by NexPoint Storage Partners, Inc. Under each Master Lease, the related Extra Space Self Storage Portfolio II Property is leased in its entirety to the related Master Tenant, which subleases the self-storage units, leasable parking spaces and/or commercial retail units, as applicable, at such Extra Space Self Storage Portfolio II Property to sub-tenants. Each Master Tenant’s interest in all leases and tenant rents was collaterally assigned to the applicable Extra Space Self Storage Portfolio II Borrower, which in turn collaterally assigned such interest to the lender. The lender may terminate each Master Lease (i) upon the occurrence of an event of default under such Master Lease or the applicable tenant/landlord subordination and assignment agreement, or (ii) at the lender’s election, in the event of a foreclosure or deed-in-lieu of foreclosure by the lender. Rent under each Master Lease consists of: (i) base rent (equal to the aggregate annual principal and interest payments and all required reserve deposits under the related Extra Space Self Storage Portfolio II Loan documents), (ii) additional rent (equal to the amount that gross revenues exceed the additional rent breakpoint set forth in the related Master Lease) and (iii) supplemental rent (equal to 90.0% of the amount by which gross revenue exceeds the supplemental rent breakpoint set forth in the related Master Lease). Pursuant to the Extra Space Self Storage Portfolio II Loan documents, NexPoint Storage Partners, Inc. must retain 100.0% of ownership interest in, and control of, each Master Tenant. Each Master Lease is subordinate to the Extra Space Self Storage Portfolio II Loan and is scheduled to expire after the maturity date of the Extra Space Self Storage Portfolio II Loan.

The Extra Space Self Storage Portfolio II Loan documents provide that the lender may, by written notice to the Signatory Trustees, direct the Signatory Trustees to cause the Extra Space Self Storage Portfolio II Borrowers to terminate the trust agreement of each Extra Space Self Storage Portfolio II Borrower by converting each Extra Space Self Storage Portfolio II Borrower from a DST to a Delaware limited liability company if (a) an event of default occurs or (b) the lender determines, in good faith, that an event of default is imminent which could reasonably be expected to cause a material adverse effect under the Extra Space Self Storage Portfolio II Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Delaware Statutory Trusts” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

■	Escrows. At origination, the Extra Space Self Storage Portfolio II Borrowers deposited approximately (i) $427,708 for real estate taxes, (ii) $46,908 for insurance premiums, and (iii) $3,500,000 in an earnout reserve.

Tax Reserve – The Extra Space Self Storage Portfolio II Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $57,028).

Insurance Reserve – The Extra Space Self Storage Portfolio II Borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums (initially estimated at approximately $7,818).

Replacement Reserve – The Extra Space Self Storage Portfolio II Borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $3,361.

Earnout Reserve – The Extra Space Self Storage Portfolio II Loan documents provide for an upfront earnout reserve of $3,500,000. Provided that no event of default has occurred and is continuing, the lender will disburse all or a portion of the funds held in the earnout reserve to the Extra Space Self Storage Portfolio II Borrowers at such time as the net cash flow (based on the 12-month period preceding the date of calculation) debt yield is equal to or greater than 7.75%. In no event will the Extra Space Self Storage Portfolio II Borrowers be entitled to obtain a partial disbursement for less than $1,500,000. If the Extra Space Self Storage Portfolio II Properties have not achieved such debt yield of at least 7.75% by October 1, 2024, the lender will apply all funds on deposit in the earnout reserve to a partial prepayment or partial defeasance of the Extra Space Self Storage Portfolio II Loan on the next payment date. Any partial prepayment of the Extra Space Self Storage Portfolio II Loan in connection with this event will be subject to the payment of a yield maintenance premium, and the Extra Space Self Storage Portfolio II Borrowers are required to pay to the lender such yield maintenance premium and all costs incurred by lender with respect to such prepayment.

■	Lockbox and Cash Management. The Extra Space Self Storage Portfolio II Loan is structured with a hard lockbox and in-place cash management. Absent a continuing Cash Management Period (as defined below), the Extra Space Self Storage Portfolio II Borrowers and property manager are required to deposit into the lockbox account, within five business days of receipt, an amount necessary, to, among other things, (i) make the monthly deposits into the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

EXTRA SPACE SELF STORAGE PORTFOLIO II

real estate tax and insurance reserves as described above under “Escrows”, (ii) pay debt service on the Extra Space Self Storage Portfolio II Loan, and (iii) make the monthly deposits into the replacement reserve as described above under “Escrows”. The amounts deposited in the lockbox account are required to be transferred to the cash management account and applied as described immediately above. During the continuance of a Cash Management Period, (a) the Extra Space Self Storage Portfolio II Borrowers and property manager are required to deposit into the lockbox account all rents and other revenue from the Extra Space Self Storage Portfolio II Properties within five business days of receipt and (b) provided no event of default under the Extra Space Self Storage Portfolio II Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date, among other things: (i) make the monthly deposits into the custodial funds subaccount, (ii) make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows”, (iii) pay the monthly portion of fees charged by the cash management bank in accordance with the Cash Management Agreement, (iv) pay debt service on the Extra Space Self Storage Portfolio II Loan, (v) make the monthly deposits into the replacement reserve as described above under “Escrows”, (vi) make payments in an amount equal to the monthly operating expense budgeted amount, and (vii) to make payments into the cash collateral subaccount to be held as additional security for the Extra Space Self Storage Portfolio II Loan during the continuance of such Cash Management Period.

A "Cash Management Period" will commence upon (i) the stated maturity date, (ii) an event of default, or (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.65x; and will end if, (1) the Extra Space Self Storage Portfolio II Loan and all other obligations under the Extra Space Self Storage Portfolio II Loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to clause (ii) above, such event of default has been cured and no other event of default has occurred and is continuing or (B) with respect to clause (iii) above, the lender has determined that the Extra Space Self Storage Portfolio II Properties have achieved a debt service coverage ratio of at least 1.70x as of the last day of a calendar quarter for two consecutive calendar quarters.

■	Property Management. The Extra Space Self Storage Portfolio II Properties are managed by Extra Space Management Inc.

■	Current Mezzanine or Subordinate Secured Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Extra Space Self Storage Portfolio II Borrowers are required to maintain comprehensive all risk insurance (including coverage for acts of terrorism) in an amount equal to the full replacement cost of the Extra Space Self Storage Portfolio II Properties.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

Lake Erie
Presque Isle State Park
Lawrence Park
Erie
Penn State Behrend
Scott Park
West Erie Plaza
Pittsburgh Commons
Yorktown Center
Mercyhurst University
Erie Zoo
ERIE INTERNATIONAL AIRPORT
West Millcreek
Millcreek Mall Complex
Summit Township
CopperLeaf Apartments
2906 Copperleaf Drive
Erie, PA 16509
Summit Towne Center
Cleveland
Akron
Canton
OH PA
Pittsburgh
Columbus
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		AREF
Location (City/State)	Erie, Pennsylvania		Cut-off Date Principal Balance		$27,500,000
Property Type	Multifamily		Cut-off Date Principal Balance per Unit		$163,690
Size (Units)	168		Percentage of Initial Pool Balance		4.4%
Total Occupancy as of 10/1/2021(1)	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2021(1)	100.0%		Type of Security		Fee
Year Built / Latest Renovation	2018-2020 / NAP		Mortgage Rate		4.31800%
Appraised Value(2)	$41,200,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		60

Underwritten Revenues	$2,938,813
Underwritten Expenses	$919,411		Escrows(3)
Underwritten Net Operating Income (NOI)	$2,019,402			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,981,322		Taxes	$23,038	$23,038
Cut-off Date LTV Ratio	66.7%		Insurance	$27,665	$3,952
Maturity Date LTV Ratio	60.9%		Replacement Reserves	$0	$3,173
DSCR Based on Underwritten NOI / NCF	1.23x / 1.21x		TI/LC	$10,000	Springing
Debt Yield Based on Underwritten NOI / NCF	7.3% / 7.2%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,500,000	100.0%	Loan Payoff	$25,800,394	93.8%
			Return of Equity	1,261,590	4.6
			Origination Costs	377,313	1.4
			Reserves	60,704	0.2
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%

(1)	Represents the weighted average occupancy of the multifamily and retail spaces based on square feet. As of October 1, 2021, the multifamily space was 100.0% occupied and the retail space was 44.9% occupied.

(2)	The appraisal concluded to an “as-is” value of $41,200,000 as of September 14, 2021 and an “as stabilized” value of $44,800,000 as of September 14, 2022 which assumes the commercial/retail component is leased up to stabilized occupancy.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The CopperLeaf Apartments mortgage loan (the “CopperLeaf Apartments Loan”) is evidenced by one promissory note in the original principal amount of $27,500,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a multifamily property located in Erie, Pennsylvania (the “CopperLeaf Apartments Property”). The CopperLeaf Apartments Loan was originated by AREF on November 19, 2021 and represents approximately 4.4% of the Initial Pool Balance. The note evidencing the CopperLeaf Apartments Loan has an outstanding principal balance as of the Cut-off Date of $27,500,000 and an interest rate of 4.3180% per annum. The borrower utilized the proceeds of the CopperLeaf Apartments Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

The CopperLeaf Apartments Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The CopperLeaf Apartments Loan requires interest only payments on each due date for the first 60 months of the loan term and thereafter principal and interest payments based on a 30-year amortization schedule. Voluntary prepayment of the CopperLeaf Apartments Loan is permitted on or after the due date in October 2031 without payment of any prepayment premium. Provided that no event of default under the CopperLeaf Apartments Loan is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time following the second anniversary of the Closing Date.

■	The Mortgaged Property. The CopperLeaf Apartments Property is a multifamily property consisting of 168 multifamily units located in Erie, Pennsylvania, approximately six miles from downtown Erie. The CopperLeaf Apartments Property was completed in phases from 2018-2020 and is situated on a 43.37-acre site. Amenities at the CopperLeaf Apartments Property include a pool facility, fire pits, fitness center, 24-hour on-call maintenance, on-site security, laundry facilities, and parking. The CopperLeaf Apartments Property also features 726 total open surface parking spaces at 4.32 spaces per unit.

As of October 1, 2021, the multifamily component of the CopperLeaf Apartments Property was 100.0% occupied and contributes to 86.5% of underwritten base rent. Unit mix consists of 45 one-bedroom, 87 two-bedroom, and 36 three-bedroom units. It took approximately 17 months for the CopperLeaf Apartments Property to achieve 100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

occupancy from the start of lease-up. According to management, there are no concessions currently being offered at the CopperLeaf Apartments Property and there is waitlist for the units.

The CopperLeaf Apartments Property also has a retail component totaling 22,400 SF. As of October 1, 2021, the retail component was 44.9% occupied and contributes to 13.5% of underwritten base rent. The retail tenants include Palermo Realty (5,595 SF), The Cakery (3,576 SF), and R.H. Rutkowski Insurance (879 SF). One retail space (12,350 SF) is currently vacant. Palermo Realty & Development Corp., d/b/a Palermo Realty (“Palermo Realty”) is a borrower sponsor affiliated tenant and is the property manager for the CopperLeaf Apartments Property. The Palermo Realty lease is guaranteed by the non-recourse carveout guarantor.

The following table presents certain information relating to the units and rent for the multifamily component at the CopperLeaf Apartments Property:

Unit Mix(1)

Unit Type	# of Units	# of Occupied Units	# of Vacant Units	Average SF per Unit	NRA (SF)	Average In-Place Rent Per Month Per Unit	Average In-Place Rent Per Month Per SF	Competitive Set Rent Range (Per SF Per Month)(2)	Appraiser’s Concluded Market Rent Per Month (2)	Appraiser’s Concluded Market Rent (Per SF Per Month)(2)
One Bedroom	45	45	0	750	33,750	$1,094	$1.46	$1.01-$1.55	$1,150	$1.53
Two Bedroom	87	87	0	1,204	104,770	$1,357	$1.13	$0.58-$1.30	$1,400-$1,500	$0.95-$1.35
Three Bedroom	36	36	0	1,521	54,740	$1,606	$1.06	$0.84-$1.28	$1,600-$1,700	$1.07-$1.11
Total / Wtd. Avg.	168	168	0	1,150	193,260	$1,340	$1.16	NAP	$1,421	$1.24

(1)	Based on the underwritten rent roll dated October 1, 2021 for the multifamily units.

(2)	Based on the appraisal

The following table presents certain information relating to the major tenants occupying the retail component of the CopperLeaf Apartments Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned Retail GLA	UW Base Rent	% of Total UW Retail Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Palermo Realty(2)	NR/NR/NR	5,595	25.0%	$90,000	59.4%	$16.09	9/30/2033	None
The Cakery	NR/NR/NR	3,576	16.0	48,276	31.9	13.50	10/31/2024	None
R.H. Rutkowski Insurance	NR/NR/NR	879	3.9	13,185	8.7	15.00	4/30/2026	None
Three Largest Owned Tenants		10,050	44.9%	$151,461	100.0%	$15.07
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		12,350	55.1	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants(3)		22,400	100.0%	$151,461	100.0%	$15.07

(1)	Based on the underwritten rent roll dated October 1, 2021.

(2)	Palermo Realty is a sponsor affiliated tenant and is the property manager for the CopperLeaf Apartments Property.

(3)	Weighted average UW Base Rent $ Per SF excludes vacant space.

COVID-19 Update.  As of December 3, 2021, the CopperLeaf Apartments Property is open and operating. The borrower sponsor reported that rent collections in October and November 2021 were 100%. The CopperLeaf Apartments Loan was originated on November 19, 2021 and has a first payment date of January 6, 2022. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

The following table presents certain information relating to historical occupancy at the CopperLeaf Apartments Property:

Historical Leased %

2018(1)	2019(1)	2020(1)	As of 10/1/2021(2)(3)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available as the CopperLeaf Apartments Property was built between 2018 and 2020. Lease-up began in 2019 and the multifamily space reached 100% occupancy in April 2021.

(2)	Information obtained from the underwritten rent roll.

(3)	Represents the occupancy of the multifamily component only. As of October 1, 2021, the multifamily space was 100.0% occupied and the retail space was 44.9% occupied.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the CopperLeaf Apartments Property:

Cash Flow Analysis(1)(2)

	2020	TTM 9/30/2021	Underwritten(3)	Underwritten $ per SF
Gross Potential Rent	$2,005,092	$2,583,443	$2,701,082	$12.52
Retail Rent and Recoveries	90,000	163,158	498,106	2.31
Vacancy and Concessions(4)	0	(124,140)	(431,454)	(2.00)
Total Rent	$2,095,092	$2,622,461	$2,767,733	$12.83
Other Income(5)	48,307	121,285	171,080	0.79
Effective Gross Income	$2,143,399	$2,743,746	$2,938,813	$13.63

Total Operating Expenses	$787,565	$606,846	$919,411	$4.26

Net Operating Income	$1,355,834	$2,136,900	$2,019,402	$9.36
Replacement Reserves	0	0	38,080	0.18
Net Cash Flow	$1,355,834	$2,136,900	$1,981,322	$9.19

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Operating performance prior to 2020 is not available as the CopperLeaf Apartments Property was built between 2018 and 2020. Lease-up began in 2019.

(3)	Underwritten cash flow based on underwritten rent roll as of October 1, 2021.

(4)	Multifamily vacancy was underwritten based on an economic vacancy of 5.0%. The multifamily component was 100% occupied as of October 1, 2021. Retail vacancy was underwritten based on an economic vacancy of 59.5%. The retail component was 44.9% occupied as of October 1, 2021.

(5)	Other Income includes parking revenue, deposits, application fees, pet fees, clubhouse rental fees, and other miscellaneous fees and income.

■	Appraisal. According to the appraisal, the CopperLeaf Apartments Property had an “as is” appraised value of $41,200,000 as of September 14, 2021 and an “as stabilized” value of $44,800,000 as of September 14, 2022 which assumes the commercial/retail component is leased up to stabilized occupancy.

■	Environmental Matters. According to a Phase I environmental report dated September 22, 2021, there are no recognized environmental conditions or recommendations for further action at the CopperLeaf Apartments Property.

■	Market Overview and Competition. The CopperLeaf Apartments Property is located in the Erie metro area in Erie County, Pennsylvania. Erie serves as the primary access point to the Great Lake for Pennsylvania, and is situated approximately halfway between Buffalo, New York and Cleveland, Ohio. The CopperLeaf Apartments Property is situated approximately 1.5 miles from the Peach Street retail corridor, which features retailers including Walmart Supercenter, Target, Wegmans, the Home Depot, and Starbucks. The Erie International Airport is located within several miles of the CopperLeaf Apartments Property. Interstate 79 and Interstate 90 provide access to the downtown and greater Erie area, with public transportation available by bus at the Edinboro Road bus stop, approximately 0.4 miles away. Top employers in Erie, Pennsylvania include UPMC Hamot (2,976 employees), General Electric Co. (2,850 employees), Erie Indemnity Co. (2,850 employees), Saint Vincent Health Center (2,539 employees), and Wal-Mart Stores Inc. (1,750 employees).

According to the appraisal, the 2021 estimated population within a one-, three- and five-mile radius of the CopperLeaf Apartments Property was 1,336, 36,355, and 103,528, respectively; while the 2021 estimated median household income within the same radius was $70,621, $59,928, and $54,286, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

According to the appraisal, the CopperLeaf Apartments Property is located in the Erie County multifamily market. The Erie County multifamily market has an overall vacancy of 2.4% and average asking rent of $867 per unit per month as of the third quarter of 2021. Based on the multifamily rental comparables, the appraiser concluded to market rents of $1,150 to $1,700 per month per unit for one to three bedrooms at the CopperLeaf Apartments Property. The current average in place multifamily rent across the different unit types are below the appraiser’s concluded market rent.

According to the appraisal, the CopperLeaf Apartments Property is located in the Erie County retail market. The Erie County retail market has an overall vacancy rate of 4.3% and average rental rate of $9.68 per SF per annum as of the second quarter of 2021. The vacancy rate held steady over the previous quarter, with net absorption totaling 56,779 SF in the second quarter of 2021, as new construction completions has led to an increase in vacancy from 3.4% in 2019. Based on the retail rental comparables, the appraiser concluded to market rent of $18.00 PSF NNN. The current average in place retail rent is $15.07 PSF NNN which is below the appraiser’s concluded market rent.

The following table presents certain information relating to the primary multifamily competition for the CopperLeaf Apartments Property:

Competitive Set(1)

	CopperLeaf Apartments(2)	Carrollwood Village	Hammocks at Millcreek Apartments	Cherry Hill Apartments	Tanglewood Apartments	Pine Valley Apartments
No. of Units	168	30	272	124	206	22
Year Built	2018-2020	2010	2014	2010	1972	2013
Avg. Unit Size SF	1,150	1,280	1,200	1,226	778	1,299
Avg. Monthly Rent (range)	$1,340	$1,005-$1,490	$975-$1,455	$1,435-$1,745	$960-$1,250	$787-$1,259
Monthly Rent per SF (range)	$1.16	$0.88-$1.06	$1.03-$1.60	$1.19-$1.28	$1.09-$1.55	$0.58-$1.01
Occupancy	100.0%	100%	96%	100%	99%	91%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 1, 2021 for the multifamily units.

■	The Borrower. The borrower is PLP X, LP, a Pennsylvania limited partnership and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the CopperLeaf Apartments Loan. The borrower sponsor and non-recourse carveout guarantor under the CopperLeaf Apartments Loan is Joseph D. Palermo, Jr. For over 30 years, Joseph Palermo has been a developer, owner, and operator of multifamily properties in the Erie market. Joseph Palermo currently owns and manages 700+ multifamily units.

■	Escrows. At origination, the borrower deposited approximately (i) $23,038 for real estate taxes, (ii) $27,665 for insurance premiums, and (iii) $10,000 for tenant improvements and leasing commissions (“TI/LC”).

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $23,038).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums (initially estimated at approximately $3,952).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to the cumulative sum equal to $200 per multifamily unit multiplied by the number of units plus $0.20 multiplied by the aggregate number of rentable SF of retail space (initially estimated at approximately $3,173 per month).

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $0.50 times the aggregate number of rentable SF of retail space (initially estimated at approximately $933) when the amount in the TI/LC reserve is less than $10,000 (the “TI/LC Reserve Cap”). The monthly deposit is not in place at origination as the TI/LC Reserve Cap has been reached with the initial deposit.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

■	Lockbox and Cash Management. The CopperLeaf Apartments Loan is structured with a soft lockbox and springing cash management. The related loan documents require that the borrower cause all cash revenues relating to the CopperLeaf Apartments Property to be deposited in the lockbox account or a lender-controlled cash management account by the end of the one business day following receipt. Absent an ongoing CopperLeaf Apartments Cash Management Period (as defined below) or event of default under the CopperLeaf Apartments Loan, all funds in the lockbox account are required to be swept daily into a borrower operating account. During the continuance of a CopperLeaf Apartments Cash Management Period or event of default under the CopperLeaf Apartments Loan, all funds in the lockbox account are required to be swept daily into the cash management account. On each due date during a continuing CopperLeaf Apartments Cash Management Period, the related loan documents require that all amounts on deposit in the cash management account in excess of tax and insurance payments, the monthly debt service payment, required reserves and operating expenses be reserved in an excess cash flow reserve account. If no CopperLeaf Apartments Cash Management Period or event of default under the CopperLeaf Apartments Loan is continuing, all amounts remaining in the cash management account will be transferred to the borrower’s operating account and all funds in the lockbox account are again required to be swept daily into a borrower operating account. During the continuance of an event of default under the CopperLeaf Apartments Loan, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

A “CopperLeaf Apartments Cash Management Period” means the period beginning upon occurrence of any of the following: (i) the stated maturity date under the loan documents; (ii) an event of default; (iii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than the Debt Service Coverage Ratio Threshold (as defined below) (until the debt service coverage ratio reaches the applicable Debt Service Coverage Ratio Exit Level (as defined below) for two consecutive calendar quarters); or (iv) if, as of the last day of any calendar quarter, the debt yield (as calculated under the related loan documents) is less than the Debt Yield Threshold (as defined below) (until the debt yield reaches the applicable Debt Yield Exit Level (as defined below) for two consecutive calendar quarters).

The “Debt Service Coverage Ratio Threshold” means: (i) prior to the payment date in January 2026, a debt service coverage ratio of 1.60x based on the debt service for the preceding 12-month period and a debt service coverage ratio of 1.15x based on the presumed annual principal and interest payments that would be payable on the original principal amount based on a 30-year amortization schedule; (ii) prior to the payment date in January 2027, a debt service coverage ratio of 1.20x based on the presumed annual principal and interest payments that would be payable on the original principal amount based on a 30-year amortization schedule; (iii) prior to the payment date in January 2030, a debt service coverage ratio of 1.25x based on the debt service for the preceding 12-month period; and (iv) from the payment date in January 2030 and thereafter, a debt service coverage ratio of 1.30x based on the debt service for the preceding 12-month period.

The “Debt Service Coverage Ratio Exit Level” means: (i) prior to the payment date in January 2026, a debt service coverage ratio of 1.65x based on the debt service for the preceding 12-month period and a debt service coverage ratio of 1.20x based on the presumed annual principal and interest payments that would be payable on the original principal amount based on a 30-year amortization schedule; (ii) prior to the payment date in January 2027, a debt service coverage ratio of 1.22x based on the presumed annual principal and interest payments that would be payable on the original principal amount based on a 30-year amortization schedule; (iii) prior to the payment date in January 2030, a debt service coverage ratio of 1.27x based on the debt service for the preceding 12-month period; and (iv) from the payment date in January 2030 and thereafter, a debt service coverage ratio of 1.32x based on the debt service for the preceding 12-month period.

The “Debt Yield Threshold” means: (i) prior to the payment date in January 2026, a debt yield of 6.6%; (ii) prior to the payment date in January 2027, a debt yield of 7.0%; (iii) prior to the payment date in January 2030, a debt yield of 7.25%; and (iv) from the payment date in January 2030 and thereafter, a debt yield of 7.5%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COPPERLEAF APARTMENTS

The “Debt Yield Exit Level” means: (i) prior to the payment date in January 2026, a debt yield of 6.75%; (ii) prior to the payment date in January 2027, a debt yield of 7.1%; (iii) prior to the payment date in January 2030, a debt yield of 7.35%; and (iv) from the payment date in January 2030 and thereafter, a debt yield of 7.6%.

■	Property Management. The CopperLeaf Apartments Property is managed by Palermo Realty, an affiliate of the borrower, pursuant to a management agreement.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the CopperLeaf Apartments Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

La Encantada
2905 East Skyline Drive
Tucson, AZ 85718
Oro Valley
Tucson
CASAS ADOBES
FLOWING WELLS
CATALINA FOOTHILLS
DOWNTOWN
SOUTH TUCSON
WAKEFIELD
MYERS
MIDVALE PARK
DAVIS-MONTHAN AIR FORCE BASE
TUCSON INTL. AIRPORT
Northwest Medical Center
Banner Health - University of Arizona Cancer Center
Tucson Medical Center
Banner - University Medical Center Tucson Campus
Carondelet St. Mary's Hospital
Banner - University Medical Center South Campus
Pima Community College
Pima Community College-Downtown
Pima Community College-West
Pima Community College-East
Pima Community College-Desert Vista
University of Arizona
Tucson Mall
Foothills Shopping Mall
Ventana Village Shopping Center
Colonia Verde Shopping Center
El Con Mall
Park Place
Plaza at Williams Center
Wilmot Plaza
Trail Dust Town
St Philip's Plaza
Joesler Village
The Mini Time Machine Museum of Miniatures
Tucson Museum of Art
Rialto Theater
Children's Museum Tucson
Tucson Convention Center
Kino Sports Complex
Cortaro Plaza
Embassy Plaza
E INA RD
W INA RD
E SKYLINE DR
E ORANGE GROVE RD
W ORANGE GROVE RD
E SUNRISE DR
E RIVER RD
W WETMORE RD
E FORT LOWELL RD
E GRANT RD
E SPEEDWAY BLVD
W SPEEDWAY BLVD
E 6TH ST
E 5TH ST
E BROADWAY BLVD
E GOLF LINKS RD
E VALENCIA RD
E TANQUE VERDE RD
Flagstaff
Prescott
Phoenix
AZ
Tucson
MEXICO

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	Tucson, Arizona		Cut-off Date Balance(2)		$27,000,000
Property Type	Retail		Cut-off Date Balance per SF(1)		$414.71
Size (SF)	245,955		Percentage of Initial Pool Balance		4.3%
Total Occupancy as of 9/1/2021	89.7%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2021	89.7%		Type of Security		Fee
Year Built / Latest Renovation	2003 / 2020		Mortgage Rate		3.36100%
Appraised Value	$173,700,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$13,006,834
Underwritten Expenses	$3,560,488		Escrows(3)
Underwritten Net Operating Income (NOI)	$9,446,346			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,397,155		Taxes	$469,915	$68,011
Cut-off Date LTV Ratio(1)	58.7%		Insurance	$18,270	$18,270
Maturity Date LTV Ratio(1)	58.7%		Replacement Reserve	$0	$4,099
DSCR Based on Underwritten NOI / NCF(1)	2.72x / 2.70x		TI/LC	$4,750,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.3% / 9.2%		Other Reserves(4)	$1,355,389	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$102,000,000	59.0%	Purchase Price	$165,250,000	95.6%
Borrower Sponsor Equity	70,903,480	41.0	Upfront Reserves	6,593,574	3.8
			Origination Costs	1,059,906	0.6

Total Sources	$172,903,480	100.0%	Total Uses	$172,903,480	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the La Encantada Whole Loan (as defined below). See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $27,000,000 represents the La Encantada Loan (as defined below), which is part of the La Encantada Whole Loan.

(3)	See “—Escrows” below.

(4)	The Other Reserves consist of an upfront reserve of $729,544 for unfunded obligations and an upfront reserve of $625,845 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The La Encantada mortgage loan (the “La Encantada Loan”) is part of a whole loan (the “La Encantada Whole Loan”) consisting of three pari passu promissory notes with an aggregate original and outstanding principal balance as of the Cut-off Date of $102,000,000. The La Encantada Whole Loan is secured by a first mortgage encumbering the borrowers’ fee interest in an anchored retail property located in Tucson, Arizona (the “La Encantada Property”). The La Encantada Loan, which will be included in the GSMS 2021-GSA3 transaction, is evidenced the by non-controlling note A-2 with an original and outstanding principal balance as of the Cut-off Date of $27,000,000, which represents approximately 4.3% of the Initial Pool Balance.

The La Encantada Whole Loan was originated by Goldman Sachs Bank USA on September 17, 2021 and has an interest rate of 3.36100% per annum. The borrowers utilized the proceeds of the La Encantada Whole Loan to acquire the La Encantada Property, fund upfront reserves and pay origination costs.

The La Encantada Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The La Encantada Whole Loan requires interest-only payments during the full term. The scheduled maturity date of the La Encantada Whole Loan is October 6, 2031. Voluntary prepayment of the La Encantada Whole Loan in whole (but not in part) is permitted on or after the payment date occurring on July 6, 2031 without the payment of a prepayment premium. Defeasance of the La Encantada Whole Loan in whole (but not in part) is permitted at any time after the second anniversary of the Closing Date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

The table below summarizes the promissory notes that comprise the La Encantada Whole Loan. The relationship between the holders of the La Encantada Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$55,000,000	$55,000,000	Benchmark 2021-B31	Yes(1)
A-2	27,000,000	27,000,000	GSMS 2021-GSA3	No
A-3	20,000,000	20,000,000	Benchmark 2021-B30	No
Total	$102,000,000	$102,000,000

(1)	The La Encantada Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the Benchmark 2021-B31 securitization and the controlling Note A-1.

■	The Mortgaged Property. The La Encantada Property is a 245,955 square foot anchored retail center located in Tucson, Arizona. Originally constructed in 2003 and renovated in 2020, the La Encantada Property consists of four anchored multi-tenant retail buildings situated on a 29.2-acre site. As of September 1, 2021, the La Encantada Property was 89.7% occupied. Major tenants include AJ's Fine Foods (28,692 SF leased through January 2024), Crate & Barrel (22,560 SF leased through January 2024) and Pottery Barn (12,916 SF leased through January 2026). The La Encantada Property includes various luxury and specialty retail stores including the Apple Store, Tiffany & Co., Anthropologie, Lululemon Athletica and Madewell. Restaurants at the La Encantada Property include Firebirds Wood Fired Grill, Blanco Tacos + Tequila, North Italia and RA Sushi Bar Restaurant which are all open and operating at full capacity with both indoor and patio dining available.

Major Tenants.

AJ's Fine Foods (28,692 SF, 11.7% of NRA, 8.1% of underwritten base rent). AJ’s Fine Foods (“AJ’s”) was created in 1985 as a part of the Bashas chain, and has grown to 11 markets in the metro Phoenix area and Tucson. Each AJ’s provides a range of unique food items and gourmet products and services. AJ’s occupies approximately 28,692 square feet on a lease that expires in January 2024, with four 5-year extension options. AJ’s currently pays $21.30 per square foot, with no scheduled rent increases.

Crate & Barrel (22,560 SF, 9.2% of NRA, 5.6% of underwritten base rent). Crate & Barrel Holdings is a member of the Otto Group and employs 7,500 associates across Crate & Barrel and CB2. Founded in 1962, Crate & Barrel is a houseware and furniture brand with 89 stores and eight outlets across the United States and Canada. Founded in 2002, CB2 is Crate & Barrel’s sister company that focuses on modern furniture and home décor. With over 100 stores and franchise partners in nine countries, Crate & Barrel and CB2 are international destinations for contemporary and modern furniture, housewares and decor. Crate & Barrel occupies approximately 22,560 square feet on a lease that expires in January 2024, with no options to extend. Crate & Barrel currently pays $18.67 per square foot, with no scheduled rent increases.

Pottery Barn (12,916 SF, 5.3% of NRA, 3.9% of underwritten base rent). Pottery Barn is an American upscale home furnishing store chain and e-commerce company, with retail stores in the United States, Canada, Mexico and Australia. Pottery Barn is a wholly-owned subsidiary of Williams-Sonoma, Inc. Pottery Barn also operates several specialty stores such as Pottery Barn Kids and Pottery Barn Teen. It has three retail catalogues: the traditional Pottery Barn catalogue; Pottery Barn Bed + Bath, to focus on its bed and bath lines; and one for outdoor furniture. Pottery Barn occupies approximately 12,916 square feet on a lease that expires in January 2026, with no options to extend. Pottery Barn currently pays $22.63 per square foot, with no scheduled rent increases.

The following table presents certain inline sales history at the La Encantada Property:

Inline Sales History(1)

	2018	2019	2020	TTM 7/31/2021
Sales PSF (Inline < 10,000 SF)	$927	$1,031	$612	$660
Occupancy Cost (Inline < 10,000 SF)	6.8%	6.3%	10.0%	9.8%

(1)	Information is as of July 31, 2021, as provided by the borrower sponsor and only includes tenants reporting sales.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

COVID-19 Update. As of December 1, 2021, the La Encantada Whole Loan is not subject to any modification or forbearance requests. As of December 1, 2021, the La Encantada Property is open and operating. Rent collections for the La Encantada Property were 92.6% and 92.8% for October and November 2021, respectively. In addition, the November debt service payment was made. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the La Encantada Property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost	Renewal / Extension Options
AJ's Fine Foods	NR / NR / NR	28,692	11.7%	$611,140	8.1%	$21.30	1/31/2024	$684	5.8%	4,5-year options
Crate & Barrel	NR / NR / NR	22,560	9.2	421,178	5.6	18.67	1/31/2024	$233	11.3%	None
Anthropologie	NR / NR / NR	10,430	4.2	327,711	4.3	31.42	1/31/2031	$95	19.0%	None
Pottery Barn	NR / NR / NR	12,916	5.3	292,289	3.9	22.63	1/31/2026	$402	16.6%	None
Firebirds Wood Fired Grill	NR / NR / NR	6,947	2.8	286,842	3.8	41.29	12/31/2023	$533	11.1%	None
West Elm(5)	NR / NR / NR	11,029	4.5	264,696	3.5	24.00	1/31/2031	$241	NAV	None
North Italia	NR / NR / NR	5,500	2.2	253,550	3.4	46.10	12/31/2023	$1,259	8.2%	None
RA Sushi Bar Restaurant	NR / NR / NR	3,892	1.6	231,924	3.1	59.59	12/31/2023	$938	12.0%	None
BBVA Compass Bank	A / A3 / A-	3,500	1.4	210,735	2.8	60.21	8/31/2023	$0	NAP	4,5-year options
Athleta	NR / NR / NR	3,847	1.6	208,200	2.8	54.12	3/31/2028	$628	10.6%	None
Largest Tenants		109,313	44.4%	$3,108,264	41.1%	$28.43
Remaining Owned Tenants		111,424	45.3	4,446,868	58.9	39.91
Vacant Spaces (Owned Space)		25,218	10.3	0	0.0	0.00
Totals / Wtd. Avg. Tenants		245,955	100.0%	$7,555,132	100.0%	$34.23

(1)	Based on the underwritten rent roll dated as of September 1, 2021.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF only include the base rent from the underwritten rent roll dated as of September 1, 2021 and are not inclusive of contractual rent steps through October 31, 2022.

(4)	Sales are based on TTM ending July 2021.

(5)	West Elm has a one-time right to terminate its lease if West Elm does not achieve gross sales totaling at least $3,000,000 during its fifth lease year (February 2025 through January 2026) (the "Sales Measuring Period") with prior notice no later than 180 days after the end of the Sales Measuring Period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

The following table presents certain information relating to the lease rollover schedule at the La Encantada Property:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	19,199	7.8	7.8%	789,335	10.4	41.11	7
2023	39,884	16.2	24.0%	1,753,748	23.2	43.97	15
2024	74,038	30.1	54.1%	1,872,970	24.8	25.30	10
2025	5,679	2.3	56.4%	352,039	4.7	61.99	2
2026	37,856	15.4	71.8%	1,187,655	15.7	31.37	9
2027	2,558	1.0	72.9%	172,742	2.3	67.53	1
2028	6,385	2.6	75.5%	345,429	4.6	54.10	3
2029	8,627	3.5	79.0%	250,631	3.3	29.05	3
2030	0	0.0	79.0%	0	0.0	0.00	0
2031	26,511	10.8	89.7%	830,584	11.0	31.33	5
2032 & Beyond	0	0.0	89.7%	0	0.0	0.00	0
Vacant	25,218	10.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	245,955	100.0%		$7,555,132	100.0%	$34.23	55

(1)	Based on the underwritten rent roll dated as of September 1, 2021.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF only include the base rent from the underwritten rent roll dated as of September 1, 2021 and are not inclusive of contractual rent steps through October 31, 2022.

The following table presents certain information relating to historical occupancy at the La Encantada Property:

Historical Leased %(1)

2018	2019	2020	As of 7/31/2021	As of 9/1/2021(2)
97.3%	93.5%	92.3%	90.0%	89.7%

(1)	As of December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated as of September 1, 2021.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the La Encantada Property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 7/31/2021	Underwritten(2)(3)	Underwritten $ per SF
Base Rental Revenue(2)	$7,591,045	$7,259,570	$6,718,826	$6,261,731	$7,250,856	$29.48
Credit Tenant Rent Steps(4)	0	0	0	0	21,633	0.09
Vacant Income	0	0	0	0	1,553,346	6.32
Reimbursement Income	4,782,983	4,578,625	4,407,358	4,283,552	4,246,886	17.27
Vacancy & Credit Loss	(73,580)	(87,871)	(367,530)	(348,712)	(1,553,346)	(6.32)
Other Income	928,502	680,443	727,918	470,495	639,611	2.60
Percentage Rent	762,104	795,420	473,333	791,412	847,849	3.45
Effective Gross Revenue	$13,991,054	$13,226,187	$11,959,905	$11,458,478	$13,006,834	$52.88

Real Estate Taxes	808,577	764,175	772,735	784,704	795,469	3.23
Insurance	40,688	39,120	44,376	52,948	219,237	0.89
Management Fee	130,095	126,773	117,975	109,109	390,205	1.59
Other Expenses	1,950,528	1,970,482	1,913,983	2,021,110	2,155,577	8.76
Total Operating Expenses	$2,929,887	$2,900,549	$2,849,069	$2,967,871	$3,560,488	$14.48

Net Operating Income	$11,061,166	$10,325,638	$9,110,836	$8,490,607	$9,446,346	$38.41
Replacement Reserves	0	0	0	0	49,191	0.20
Net Cash Flow	$11,061,166	$10,325,638	$9,110,836	$8,490,607	$9,397,155	$38.21

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items are not considered for the underwritten cash flow.

(2)	Based on the underwritten rent roll dated as of September 1, 2021 with rent steps through October 31, 2022. Base Rental Revenue does not include percentage rent attributable to Crate & Barrel and Lucky Brand, who are paying 8% and 12% of sales, respectively.

(3)	The increase in Net Cash Flow from TTM 7/31/2021 to Underwritten is driven predominantly by contractual rent steps and new leases at higher rents. Furthermore, the property previously dealt with issues regarding abated rent and common area maintenance reimbursements, as well as losses in percentage rent and specialty leasing income due to the COVID-19 pandemic.

(4)	Represents contractual rent steps through October 31, 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

■	Appraisal. According to the appraisal, the La Encantada Property had an “as-is” appraised value of $173,700,000 as of June 5, 2021.

■	Environmental Matters. According to the Phase I environmental report, dated June 4, 2021, there are no recognized environmental conditions or recommendations for further action at the La Encantada Property.

■	Market Overview and Competition. The La Encantada Property is located within the North Tucson Retail Cluster submarket within the greater Tucson metropolitan statistical area (“Tucson MSA”) market. The La Encantada Property is situated at two major crossroads, Skyline Drive and Campbell Avenue, which area is connected to Interstate 10. The average household income within a one- and three-mile radius of the La Encantada Property is more than double the average household income for the Tucson MSA market. The La Encantada Property is located approximately seven miles from downtown Tucson and the University of Arizona. There are four major retail developments in close proximity to the La Encantada Property including Paloma Village, Plaza Colonial, Entrada De Oro Shopping Center and Plaza Escondida.

According to the appraisal, as of the first quarter of 2021, the North Tucson Retail Cluster submarket contains approximately 12.4 million SF of retail space with a vacancy rate of 5.0% and average asking rents of $18.92 per SF. The 2020 population and median household income within a one-, three- and five-mile radius of the La Encantada Property was 4,169, 31,672 and 134,872, and $118,872, $84,439 and $52,415, respectively.

The following table presents select comparable recent anchored retail property sales for the La Encantada Property:

Retail Sales Comparables(1)

Property Name	Location	Sale Year	Year Built	Building SF	Sale Price	Sales Price per SF	NOI per SF	Cap Rate
Kennesaw Marketplace	Kennesaw, GA	2018	2017	111,586	$64,300,000	$576	$28.58	4.96%
El Paseo De Saratoga	San Jose, CA	2019	1997	235,356	$146,550,000	$623	$32.69	5.25%
North Decatur Square	Decatur, GA	2019	2018	85,942	$52,600,000	$612	$31.83	5.20%
5th & PCH	Huntington Beach, CA	2019	2008	96,208	$65,000,000	$676	$33.78	5.00%
The Shops at Gainey Village	Scottsdale, AZ	2019	2001	137,840	$69,665,350	$505	$29.21	5.78%
Comparable Property Average		2019	2008	133,386	$79,623,070	$598	$31.22	5.24%

(1)	Source: Appraisal.

The following table presents certain information relating to the primary competition for the La Encantada Property:

Competitive Set(1)

Property	Location	Year Built	Total NRA (SF)	% Vacant
7870 W Bell Road Retail Pad	Glendale, AZ	2017	8,433	0.0%
Chipotle/AT&T/CICI Power Road	Mesa, AZ	2017	9,198	0.0%
The Landing Pad 6	Tucson, AZ	2018	9,500	0.0%
The Plant – Shops	Chandler, AZ	2016	76,740	0.0%
Sicilian Butcher – Restaurant	Chandler, AZ	2019	4,592	0.0%
Thirsty Lion Restaurant	Chandler, AZ	2020	7,633	0.0%
Centerpoint on Mill	Tempe, AZ	1997	126,312	6.0%
Plaza Del Oro	Tucson, AZ	1977	112,425	6.0%
EOS Fitness	Tempe, AZ	2020	38,000	100.0%
Walgreens	Tucson, AZ	1997	15,608	0.0%
EOS Fitness	Gilbert, AZ	2020	38,000	100.0%
Low		1977	4,592	0.0%
High		2020	126,312	100.0%
Total / Wtd. Avg.		2011	446,441	20.2%

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Ft. Lowell View Delaware, LLC, La Encantada Investors, LLC, Iridius La Encantada TIC LLC and HSL La Encantada Investors Delaware LLC, each a Delaware limited liability company, as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

origination of the La Encantada Whole Loan. The borrower sponsors and non-recourse carveout guarantors under the La Encantada Whole Loan are Town West Realty, Inc., an Arizona corporation, Iridius Capital LLC, an Arizona limited liability company, and HSL Properties, Inc., an Arizona corporation.

Town West Realty, Inc. (“TWR”) is led by Jim Horvath who has more than 40 years of experience in real estate investment, development, and property management. TWR, Inc. and its affiliate companies own, operate, and manage over 2 million square feet of commercial, retail, and office property in Arizona. Mr. Horvath and the Town West Realty team have acquired a multitude of properties in the Tucson market including Oro Valley Market Place, Oracle Crossings, and Plaza Del Oro.

Iridius Capital LLC (“Iridius”) is a commercial real estate investment company that was founded by G.S. Jaggi in 2011 to bring Avilla Homes communities to market. Iridius’ portfolio consists of multifamily, office, retail and hotel properties. Mr. Jaggi has overseen the acquisition and/or development of more than one billion dollars in real estate assets. Prior to Iridius, Mr. Jaggi was the founder and CEO of one of the largest privately held mortgage banks in the United States.

HSL Properties, Inc. (“HSL”), was co-founded in 1975 by Humberto Lopez and Glenn Toyoshima. Over the past 46 years, HSL has acquired, owned, operated and developed properties in Arizona, California, Colorado, Georgia, New Mexico, and Texas, and has formed more than 100 limited partnerships and limited liability companies. HSL is focused on multi-family apartment communities, but has also invested in office and retail buildings, shopping malls, a golf course and hotels. HSL is headquartered in Tucson, Arizona and is well known for its multi-family housing in the Southwestern United States.

■	Escrows. At loan origination, the borrowers deposited approximately (i) $4,750,000 into a reserve for general unfunded tenant improvements and leasing commissions, (ii) $729,544 into a reserve for unfunded obligations, (iii) $625,845 into a deferred maintenance reserve, (iv) $469,915 into a tax reserve and (v) $18,270 into an insurance reserve.

Tax Reserve. On each payment date, the borrowers are required to deposit into a property tax reserve 1/12 of the estimated annual property taxes (initially estimated to be approximately $68,011).

Insurance Reserve. On each payment date, the borrowers are required to deposit into an insurance reserve 1/12 of the estimated annual insurance premiums (initially estimated to be approximately $18,270); provided, however, absent a continuing event of default, such insurance reserve payments will be waived so long as the borrowers maintain a blanket policy meeting the requirements of the related La Encantada Whole Loan documents.

Capital Expenditures Reserve. On each payment date, the borrowers are required to fund a capital expenditure reserve in the amount of approximately $4,099.

TI/LC Reserve. On each payment date, at any time the TI/LC account is less than $1,000,000, the borrowers are required to fund a TI/LC reserve, on a monthly basis, in the amount of $20,500. The borrowers’ obligation to make the monthly deposit would be suspended during any point in time the amount contained in the TI/LC account is equal to or greater than $2,000,000.

■	Lockbox and Cash Management. The La Encantada Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required to deliver direction letters to all tenants of the La Encantada Property directing tenants to directly deposit all rents into a lender-controlled lockbox account. Funds in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the La Encantada Whole Loan documents, provided no event of default under the La Encantada Whole Loan exists, to the payment of (a) basic carrying costs, (b) any default interest, late payment charges or similar amounts, (c) during the continuance of a La Encantada Trigger Period, deposits into an operating expense account, (d) any required payments into the capital expenditure reserve, (e) any required payments into the tenant improvement and leasing commissions reserve and (f) during the continuance of a La Encantada Trigger Period or an event of default under the La Encantada Whole Loan, into an excess cash flow reserve account to be held as additional collateral for the La Encantada Whole Loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LA ENCANTADA

“La Encantada Trigger Period” means each period when (a) the debt service coverage ratio, determined as of the first day of any fiscal quarter, is less than 1.80x and concludes when the debt service coverage ratio, as of the first day of each two consecutive fiscal quarters thereafter, is equal or greater than 1.80x or (b) the financial reports required under the La Encantada Whole Loan documents are not delivered to the lender when required, and will continue until the delivery of such financial reports to the lender, indicating that no La Encantada Trigger Period is continuing.

■	Property Management. The La Encantada Property is currently managed by Town West Realty, Inc., an affiliate of the borrowers.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The La Encantada Property includes two non-income producing outparcel pads (“Pad Sites”) which were not attributed any value in the appraisal. On any date after the expiration of the Lockout Period (as defined below), the borrowers may obtain the release of one or more Pad Sites subject to certain conditions including, (i) no event of default under the La Encantada Whole Loan is continuing, (ii) the Pad Site is conveyed to an unaffiliated third party, (iii) the release of such Pad Site will not have a material adverse effect on the remaining collateral securing the La Encantada Property, (iv) the remaining collateral securing the La Encantada Property and Pad Site are bound by any necessary declarations or cross-easement agreements, (v) satisfaction of customary REMIC requirements and (vi) the borrowers pay all reasonable out-of-pocket costs and expenses of the lender incurred in connection with such release. If immediately following a release of any Pad Site, the fair market value of the remaining property securing the La Encantada Whole Loan at the time of such determination as calculated under the La Encantada Whole Loan documents is not at least 80% of the La Encantada Whole Loan’s adjusted issue price within the meaning of the Internal Revenue Code of 1986 (the “Code”), then the borrowers are required to prepay the La Encantada Whole Loan in an amount equal to either (i) an amount necessary to satisfy the foregoing or (ii) a lesser amount, provided that the borrowers deliver an opinion of counsel that such release does not cause any portion of the La Encantada Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code.

“Lockout Period” means the period from September 17, 2021 to but excluding the first payment date following the second anniversary of the Closing Date.

■	Ground Leases. None.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the La Encantada Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the La Encantada Property and business interruption/rental loss insurance required under the related La Encantada Whole Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

COURTSIDE APARTMENTS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

Courtside Apartments
530 South 1200 West
Orem, UT 84058
Pleasant Grove
Orem
Provo
Salt Lake City
Logan
Layton
Ogden
Provo
Price
ID
WY
UT
Evermore Park
Walmart Supercenter
Pleasant Brook Park
Lindon City Center Park
Uinta-Wasatch-Cache National Forest
Canopy Office Park
The Home Depot
Sunnyside Plaza
Crosspointe Center
Bonneville Park
Northridge Park
Canyon Park Technology Center
Windsor Park
Orchard Park
Timpanogos Regional Hospital
Northgate Plaza
Macey's
Stratton Park
Palisade Park
Provo Canyon Behavioral Hospital
Holland Square
Sharon Park
Orem Community Hospital
Riverwoods Greenway
The Riverwoods
Cascade Park
Orem Plaza
Bruin Bowl
City Center Park
Mountain Shadows Shopping Center
Park Place
Riverview Park
Orem Community Park
Utah Valley University
UCCU Events Center
UCCU Ballpark
Lake Pointe Center
University Place
Walmart Supercenter
The Family Center at Orem
Carillon Square
University Festival Plaza
Riverside Country Club
Plum Tree Plaza
Cherryhill Park
Nielsen's Grove Park
LaVell Edwards Stadium
Miller Park
Brigham Young University
Rotary Park
Grandview Park
Lions Park
Utah Valley Hospital
Bulldog Stadium
Lakeview Park
Harbor Park
Utah State Hospital
15
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189
52

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	AREF
Location (City/State)	Orem, Utah	Cut-off Date Principal Balance	$26,700,000
Property Type	Multifamily	Cut-off Date Principal Balance per Unit	$161,818
Size (Units)	165	Percentage of Initial Pool Balance	4.3%
Total Occupancy as of 11/15/2021	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/15/2021	100.0%	Type of Security	Fee
Year Built / Latest Renovation	2001 / 2020-2021	Mortgage Rate	3.99000%
Appraised Value	$48,350,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$2,774,788
Underwritten Expenses	$696,525
Underwritten Net Operating Income (NOI)	$2,078,263	Escrows(2)
Underwritten Net Cash Flow (NCF)	$2,037,013	Upfront	Monthly
Cut-off Date LTV Ratio(1)	52.1%	Taxes	$14,908	$7,454
Maturity Date LTV Ratio(1)	52.1%	Insurance	$32,568	$3,257
DSCR Based on Underwritten NOI / NCF	1.92x / 1.89x	Replacement Reserves	$0	$3,438
Debt Yield Based on Underwritten NOI / NCF(1)	8.2% / 8.1%	Other(3)	$1,500,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,700,000	100.0%	Loan Payoff	$22,639,467	84.8%
Return of Equity	1,635,313	6.1
Reserves	1,547,475	5.8
Origination Costs	877,744	3.3
Total Sources	$26,700,000	100.0%	Total Uses	$26,700,000	100.0%

(1)	Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF are calculated net of the $1,500,000 earnout reserve. Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF without netting the earnout reserve would be 55.2%, 55.2%, and 7.8% / 7.6%, respectively.

(2)	See “—Escrows” below.

(3)	Other upfront reserves represent an earnout reserve of $1,500,000.

■	The Mortgage Loan. The Courtside Apartments mortgage loan (the “Courtside Apartments Loan”) is evidenced by one promissory note in the original principal amount of $26,700,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 165-unit multifamily property located in Orem, Utah (the “Courtside Apartments Property”). The Courtside Apartments Loan was originated by AREF on December 1, 2021 and represents approximately 4.3% of the initial pool balance. The note evidencing the Courtside Apartments Loan has an outstanding principal balance as of the Cut-off Date of $26,700,000 and an interest rate of 3.99000% per annum. The borrower utilized the proceeds of the Courtside Apartments Loan to payoff existing debt, return equity, fund reserves, and pay origination costs.

The Courtside Apartments Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Courtside Apartments Loan requires interest only payments on each due date through the scheduled maturity date in December 2031. Voluntary prepayment of the Courtside Apartments Loan is prohibited prior to the due date in August 2031. Provided that no event of default under the related loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. The Courtside Apartments Property is a 165-unit multifamily apartment complex located in Orem, Utah. The Courtside Apartments Property consists of seven, one to three-story residential buildings and one amenity building situated on 6.42 acres. The Courtside Apartments Property was constructed in 2001 and most recently underwent an approximate $3.3 million ($20k per unit) renovation in 2020-2021 including roof replacement, parking lot resurfacing and interior improvements of all units which included new cabinets, appliances, bath and kitchen fixtures, floor coverings and lighting. The exterior of the building and common areas such as the fitness center, laundry facility and clubhouse were also upgraded. According to the borrower sponsors, rents at the Courtside Apartments Property increased over 40% following the renovation. Amenities at the Courtside Apartments Property include a dog park, fitness center, laundry facility, playground, and storage units. The Courtside Apartments Property also features 280 surface parking spaces and 154 garage parking spaces for a parking ratio of 2.63 spaces per unit.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

As of November 15, 2021, the Courtside Apartments Property was 100.0% leased. The unit mix includes two studios at 418 SF and 163 two-bedrooms ranging from 740 SF to 830 SF. Each unit features a patio balcony, microwave, garbage disposal and dishwasher. According to the borrower sponsors, the Courtside Apartments Property has averaged over 95% in occupancy for at least the last ten years excluding 2020 when units were taken offline for interior renovations.

The Courtside Apartments Property is located approximately 0.2 miles northwest of Utah Valley University, the state’s largest public university with enrollment in excess of 40,000 students. However, the Courtside Apartments Property is not affiliated with the university. According to the borrower sponsors, only nine units of 165 units (5.5%) were occupied by full-time students on the most recent rent roll. Furthermore, the units at the Courtside Apartment Property are leased on an unfurnished basis and approximately 95% of the leases have lease terms of 12-months, with a few month-to-month leases, which are provided at a premium. The Courtside Apartments Property is operated and marketed as traditional multifamily.

The following table presents certain information relating to the units and rent at the Courtside Apartments Property:

Unit Mix(1)

Unit Type	# of Units	# of Occupied Units	# of Vacant Units	Average SF per Unit	NRA (SF)	Average In-Place Rent Per Unit Per Month	Average In-Place Rent Per SF Per Month	Competitive Set Rent Range (Per Month)(2)	Competitive Set Rent Range (Per SF Per Month)(2)	Appraiser’s Concluded Market Rent Per Month(2)
Studio	2	2	0	418	835	$830	$1.99	$1,000	$1.65	$830
2-Bed / 1-Bath	163	163	0	770	125,570	$1,236	$1.60	$1,100 - $1,415	$1.33 - $2.11	$1,327
Total / Wtd. Avg.	165	165	0	766	126,405	$1,231	$1.61	NAP	NAP	$1,321

(1)	As provided by the borrower per the underwritten rent roll dated November 15, 2021.

(2)	Information obtained from the appraisal.

COVID-19 Update. As of December 3, 2021, the Courtside Apartments Property is open and operating. The borrower sponsors reported that rent collections in October 2021 and November 2021 were 98.1% and 98.9%, respectively. The Courtside Apartments Loan was originated on December 1, 2021 and has a first payment date of January 6, 2022. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to historical occupancy at the Courtside Apartments Property:

Historical Leased %(1)

2018(2)	2019	2020(3)	As of 11/15/2021(4)
NAV	97.5%	76.5%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Historical occupancy for 2018 is not available as the borrower sponsor did not own the Courtside Apartments Property due to a 1031 exchange that was later reversed.

(3)	Occupancy decreased in 2020 as the Courtside Apartments Property underwent significant renovations beginning in 2020 and units were taken offline during this time.

(4)	Information obtained from the underwritten rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Courtside Apartments Property:

Cash Flow Analysis(1)(2)

	2019	2020(3)	TTM 9/30/2021(3)	Underwritten(4)	Underwritten $ per Unit
Potential Rent Revenue	$1,668,893	$1,833,237	$2,233,462	$2,437,020	$14,770
Vacancy, Credit Loss and Concessions	(2,435)	(574,111)	(334,814)	(133,427)	(809)
Total Rent	1,666,458	1,259,126	1,898,648	2,303,593	13,961

Other Revenue(5)	143,580	156,038	333,178	471,195	2,856
Effective Gross Income	$1,810,038	$1,415,164	$2,231,826	$2,774,788	$16,817

Total Operating Expenses	605,296	668,059	669,818	696,525	4,221

Net Operating Income	$1,204,742	$747,105	$1,562,008	$2,078,263	$12,596
Replacement Reserves	0	0	0	41,250	250
Net Cash Flow	$1,204,742	$747,105	$1,562,008	$2,037,013	$12,346

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating performance for 2018 is not available as the borrower sponsor did not control the Courtside Apartments Property due to a 1031 exchange that was later reversed.

(3)	The increase in underwritten NOI from TTM 9/30/2021 and the increase in NOI from 9/30/2021 from 2020 is due to a significant remodeling of the Courtside Apartments Property that occurred in 2020 and early 2021. Total costs of the renovations totaled approximately $3.3 million.

(4)	Underwritten cash flow based on contractual rents as of November 15, 2021.

(5)	Other revenue includes parking revenue, laundry income, RUBS, and other miscellaneous fees and income.

■	Appraisal. According to the appraisal, the Courtside Apartments Property had an “as-is” appraised value of $48,350,000 as of November 10, 2021.

■	Environmental Matters. According to a Phase I environmental report dated November 18, 2021, there are no recognized environmental conditions or recommendations for further action.

■	Market Overview and Competition. The Courtside Apartments Property is located in Orem, Utah. Primary access to the neighborhood where the Courtside Apartments Property is located is provided by University Parkway, the main thoroughfare in Orem and Provo, which is approximately 0.8 miles from the Courtside Apartments Property. Also located on University Parkway is University Place (2.7 miles from the Courtside Apartments Property), a regional mall with over 150+ stores and restaurants. The neighborhood where the Courtside Apartments Property is located has a relatively higher percentage of renter occupied households due to the student populations of Brigham Young University and Utah Valley University.

The Courtside Apartments Property is located in the Provo-Orem Metropolitan Statistical Area (“MSA”). The 2021 estimated area population within the Provo-Orem MSA is 677,000. The 2021 estimated median household income within the Provo-Orem MSA is $79,600, with an unemployment rate of 2.4%. Major employers within the immediate area include Brigham Young University (15,000 employees), Utah Valley University (7,000 employees), and Utah Valley Regional Medical Center (3,000 employees).

According to the appraisal, the Provo-Orem MSA had an inventory of 9,350 units, overall vacancy rate of 4.0% and average asking rent of $1,158 per unit per month as of the third quarter of 2021. The average asking rent in the Provo-Orem submarket has increased 13.6% since fourth quarter 2020 based on data from a third-party report. The appraisal identified five rental comparables that have average rent per SF between $1.33 per SF to $1.91 per SF. The appraisal concluded to $1.99 per SF for studios (in-line with current rents) and $1.69 per SF for two-bedrooms (slightly above current rents) for the Courtside Apartments Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

The following table presents certain information relating to the primary competition for the Courtside Apartments Property:

Competitive Set(1)

	Courtside Apartments	Mountain Run	Oakhurst Apartment Homes	Canyon View	The Parc on Center	Parkway Lofts
No. of Units	165(2)	113	128	288	168	332
Year Built	2001	1995	1999	1997	2016	2017
Distance (miles)	N/A	1.1	0.2	1.3	0.8	0.5
Avg. Unit Size SF	766(2)	672	854	955	1,060	981
Monthly Rent	$1,231(2)	$1,286	$1,132	$1,449	$1,745	$1,666
Rent per SF	$1.61(2)	$1.91	$1.33	$1.53	$1.67	$1.70
Occupancy	100%(2)	88%(3)	100%	99%	100%	96%

(1)	Source: Appraisal.

(2)	As provided by the borrower per the underwritten rent roll dated November 15, 2021.

(3)	Based on direct inquiries to the property’s leasing office on November 29, 2021, the property was fully leased.

■	The Borrower. The borrower is Oxford Real Estate Holding, LLC, a Delaware limited liability company and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Courtside Apartments Loan. The borrower sponsors and non-recourse carveout guarantors under the Courtside Apartments Loan are Gary R. Brinton, Brenton D. Salvesen, and The Sugarhouse Trust. Gary R. Brinton is the Founder of Western Financial, a private real estate firm specializing in the acquisition, development, construction and operation of various real estate assets including apartment complexes, office buildings, industrial parks and amusement parks, among others. Western Financial was founded in 1986 and currently owns over 1,700 multifamily units, 72 single-family residences, six gas stations/convenience stores, over 300,000 SF of commercial space, and one hotel. Gary R. Brinton was subject to two prior chapter 11 bankruptcy proceedings in 2018 involving the Courtside Apartments Property and another borrower sponsor-affiliated property, which bankruptcy proceedings were dismissed in 2020. In addition, Mr. Brinton is subject to (i) an Oklahoma state tax lien in the amount of $405,027 and (ii) an unpaid sales tax lien in the amount of $480,000. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “—Litigation and Other Considerations” in the Preliminary Prospectus.

■	Escrows. On the origination date, the borrower funded (i) a tax and insurance reserve in an amount equal to $14,908 with respect to taxes and $32,568 with respect to insurance, and (ii) $1,500,000 in earnout reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $7,454).

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the estimated insurance premiums (initially estimated at approximately $3,257).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to 1/12 of the product obtained by multiplying $250 by the number of units at the Courtside Apartments Property (initially $3,438).

Earnout Reserve – The Courtside Apartments Loan documents provide for an upfront earnout reserve of $1,500,000. Provided that no event of default has occurred and is continuing, the lender will disburse all funds held in the earnout reserve to the borrower between June 1, 2022 and December 1, 2024 at such time as the Net Operating Income (as defined below) (based on the period ending with the most recently completed calendar month preceding the date of calculation) debt yield is equal to or greater than 8.0% for two consecutive calendar quarters. If the Courtside Apartments Property has not achieved such debt yield of at least 8.0% for two consecutive calendar quarters by December 1, 2024, the lender may, in its sole and absolute discretion, apply all funds on deposit in the earnout reserve to a partial prepayment of the Courtside Apartments Loan. Any partial prepayment of the Courtside Apartments Loan in connection with this event will be subject to the payment of a yield maintenance premium, and the borrower is required to pay to the lender such yield maintenance premium and all costs incurred by lender with respect to such prepayment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COURTSIDE APARTMENTS

“Net Operating Income” for the purposes of calculating the above will be equal to the Courtside Apartment Property’s trailing six months annualized operating income minus operating expenses and adjusted as follows: (x) operating income will be adjusted (A) to include only fixed rents based on leases in place with tenants who are in occupancy and paying rent; (B) to exclude rents from temporary or month to month tenants, provided, however, that such income will be included only to the extent it is stabilized and recurring; (C) to exclude rents from (1) leases where the tenants thereunder have vacated the premises or given notice to the borrower that they intend to vacate and (2) leases that have been terminated or where the tenants thereunder have given notice to the borrower that they intend to terminate to their lease; (E) to exclude rents from any tenant which is more than two months delinquent in payment of rent; (F) a minimum vacancy factor of the greater of (i) actual vacancy of the Courtside Apartments Property and (ii) 5%; and (G) a minimum credit loss factor of the greater of (i) actual credit loss of the Courtside Apartments Property and (ii) 1%; and (y) operating expenses will be adjusted to reflect greater of (A) (i) the actual trailing 12-month expenses (except real estate taxes and insurance, which will be included at their stabilized, recurring levels); (ii) a management fee equal to the greater of the actual management fee or 3.0% of operating income; and (iii) deposit into the capital expense reserve Subaccount of $250 per unit per annum; and (B) $667,000.

■	Lockbox and Cash Management. The Courtside Apartments Loan is structured with a soft lockbox and springing cash management. The related loan documents require that the borrower cause all cash revenues relating to the Courtside Apartments Property to be deposited in the lockbox account or a lender-controlled cash management account by the end of the one business day following receipt. Absent an ongoing Courtside Apartments Cash Management Period (as defined below) or event of default under the Courtside Apartments Loan, all funds in the lockbox account are required to be swept daily into a borrower operating account. During the continuance of a Courtside Apartments Cash Management Period or event of default under the Courtside Apartments Loan, all funds in the lockbox account are required to be swept daily into the cash management account. On each due date during a continuing Courtside Apartments Cash Management Period, the related loan documents require that all amounts on deposit in the cash management account in excess of tax and insurance payments, the monthly debt service payment, required reserves and operating expenses be reserved in an excess cash flow reserve account. If no Courtside Apartments Cash Management Period or event of default under the Courtside Apartments Loan is continuing, all amounts remaining in the cash management account will be transferred to the borrower’s operating account and all funds in the lockbox account are again required to be swept daily into a borrower operating account. During the continuance of an event of default under the Courtside Apartments Loan, funds on deposit in the cash management account may be applied by the lender in such order and priority as it determines in its sole discretion.

A “Courtside Apartments Cash Management Period” means the period beginning upon occurrence of any of the following: (i) the stated maturity date under the related loan documents until the Courtside Apartments Loan has been repaid in full; (ii) a default or event of default under the Courtside Apartments Loan documents (until no default or event of default is then continuing); and (iii) the debt service coverage ratio (as calculated under the related loan documents) is less than 1.30x (until the debt service coverage ratio is 1.35x for two consecutive fiscal quarters).

■	Property Management. The Courtside Apartments Property is managed by Redstone Residential Management Group, Inc., a Utah corporation, pursuant to a management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Courtside Apartments Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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2250 59TH STREET

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

2250 59th Street
2250 59th Street
Brooklyn, NY 11204
New York
BROOKLYN
Atlantic Ocean
DOWNTOWN
BROOKLYN NAVY YARD
COBBLE HILL
BOERUM HILL
FORT GREEN
BEDFORD-STUYVESANT
BUSHWICK
CYPRESS HILLS
RED HOOK
CARROLL GARDENS
PROSPECT HEIGHTS
PARK SLOPE
EAST BROOKLYN
GREENWOOD HEIGHTS
BROWNSVILLE
EAST NEW YORK
SUNSET PARK
FLATBUSH
BOROUGH PARK
BAY RIDGE
CANARSIE
FLATLANDS
DYKER HEIGHTS
BERGEN BEACH
BENSONHURST
MARINE PARK
SHEEPSHEAD BAY
GRAVESEND
CONEY ISLAND
BELT PKY
Statue of Liberty
Ellis Island National Museum of Immigration
Brooklyn College
Maimonides Medical Center
Interfaith Medical Center
Kings County Hospital Center
Kingsbrook Jewish Medical Center
Kingsboro Psychiatric Center
Brookdale Hospital Medical Center
Mount Sinai Brooklyn
New York Community Hospital
Coney Island Hospital
Kingsborough Community College
VA New York Harbor Healthcare System Brooklyn Campus
New York City Children's Center - Brooklyn Campus
NewYork-Presbyterian Brooklyn Methodist Hospital
SUNY Downstate Campus
Georgetown Shopping Center
Floyd Bennett Field
New York
Newark
MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		AREF
Location (City/State)	Brooklyn, New York		Cut-off Date Balance		$23,000,000
Property Type	Office		Cut-off Date Balance per SF		$478.38
Size (SF)	48,079		Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 11/15/2021	85.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/15/2021	85.8%		Type of Security		Fee
Year Built / Latest Renovation	2021 / NAP		Mortgage Rate		4.2000%
Appraised Value(1)	$33,400,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$1,874,800		Escrows(3)
Underwritten Expenses	$248,535			Upfront	Monthly
Underwritten Net Operating Income (NOI)	$1,626,265		Taxes	$5,888	$5,888
Underwritten Net Cash Flow (NCF)	$1,606,570		Insurance	$15,000	$1,667
Cut-off Date LTV Ratio(2)	59.9%		Replacement Reserve	$0	$801
Maturity Date LTV Ratio(2)	59.9%		TI/LC	$380,000	$4,007
DSCR Based on Underwritten NOI / NCF	1.66x / 1.64x		Other Reserve(4)	$3,005,796	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.1% / 8.0%

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$23,000,000	100.0%	Loan Payoff	$15,197,714	66.1%
			Reserves	3,406,684	14.8
			Return to Equity	2,906,872	12.6
			Origination Costs	1,488,730	6.5
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%

(1)	The “as-is” appraised value includes the present value of the ICAP (as defined below) totaling at $3,300,000. The appraisal also concluded to a “Prospective Upon Stabilization" value of $34,200,000 as of December 1, 2022 which adds back $770,000 in stabilization discount to lease the 2250 59th Street Property to 97% occupancy. Using the “Prospective Upon Stabilization" value, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 67.3% and 67.3%, respectively.
(2)	Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF are calculated net of the $3,000,000 earnout reserve. Cut-off Date LTV Ratio, Maturity Date LTV Ratio and Debt Yield Based on Underwritten NOI / NCF without netting the earnout reserve would be 68.9%, 68.9%, and 7.1% / 7.0%, respectively. (Disbursement of the earnout reserve is subject to a net cash flow debt yield of 7.65%)

(3)	See “—Escrows” below.

(4)	Other reserve consists of $3,000,000 in earnout reserve and $5,796 in free rent reserve.

■	The Mortgage Loan. The 2250 59th Street mortgage loan (“2250 59th Street Loan”) is evidenced by a promissory note in an original principal balance of $23,000,000 and secured by a first mortgage encumbering the borrower’s fee interest in a newly-constructed office property in Brooklyn, New York (“2250 59th Street Property”). The 2250 59th Street Loan has an interest rate of 4.2000% per annum. The borrower utilized the proceeds of 2250 59th Street Loan to refinance a prior loan on 2250 59th Street Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The 2250 59th Street Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 2250 59th Street Loan requires interest-only payments for the duration of the term. The scheduled maturity date of 2250 59th Street Loan is the due date in December 2031. Voluntary prepayment of 2250 59th Street Loan in whole (but not in part) is permitted on or after October 6, 2031 without payment of a prepayment premium. At any time after the second anniversary of the Closing Date, the 2250 59th Street Loan may be defeased in whole (but not in part).

■	The Mortgaged Property. The 2250 59th Street Property is a newly built 48,079 SF office property located in Brooklyn, New York. The 2250 59th Street Property is specifically located on the south side of 59th Street, between Bay Parkway and 23rd Avenue in the Mapleton section of Brooklyn. The 2250 59th Street Property benefits from public transport accessibility served by the F train, with the closest stop two blocks east. Developed by the borrower sponsors in 2021, the 2250 59th Street Property contains ten office suites (81.0% of NRA) and two ground floor retail suites (19.0% of NRA) across eight floors. Each office and one leased ground floor retail suite include a kitchenette, private restrooms, and a separate combination HVAC unit providing heat and cooling. One of the ground floor retail suites is leased to Midnight Blue Bedding which uses the space as a showroom. The second and eighth floor office suites have private roof decks with the eighth floor amenities including outdoor conference tables, sun deck, BBQ grilling area, sauna, and jacuzzi. In addition, there is a below grade garage with parking for 23 cars representing a parking ratio of 0.48 spaces per 1,000 SF of NRA. The garage parking is for the tenants use only and is provided at a rate of $250 per month per space resulting in a contractual annual parking income of $69,000 for the 2250 59th Street Property or 3.7% of the underwritten effective gross income. As of November 15,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

2021, 2250 59th Street Property was 85.8% leased with one office suite located on the sixth floor and one ground floor retail suite remaining to be leased.

Major Tenants.

The largest tenant, the THT Hesed Foundations, leases 14,000 SF or 29.1% of the NRA on floors three and four. THT Hesed Foundation is a non-for-profit philanthropic group owned and controlled by Pauline Harari and Jonathan Tawil, two of the guarantors and indirect equity investors of the 2250 59th Street Property. THT Hesed Foundations subleases the space with terms commensurate with its lease to Creative Brands, which is a company that is also affiliated with Pauline Harari and Jonathan Tawil. Creative Brands provides marketing and merchandising services. Creative Brands was established in 2015 and conducted over $40.0 million in sales in 2020. Creative Brands’ net ordinary income (excluding depreciation) in 2020 and 2019 was $3.5 million and $1.8 million, respectively, which yields a net profit margin of approximately 29% in 2020 and 16.5% in 2019. Creative Brands’ philanthropic involvements include sponsoring a Kollel, an advanced Talmudic study group, and providing the participants with stipends towards their Torah studies. According to the borrower sponsors, the THT Hesed Foundation is also expected to utilize the space in a limited capacity to conduct certain administrative functions. The lease expires in October 2036 with no termination or renewal options. Pauline Harari and Jonathan Tawil provided personal guarantees on the lease.

The second largest tenant, the Phillip Stern & Company, leases 7,000 SF or 14.6% of the NRA on the second floor. Phillip Stern & Company is a peer-reviewed, certified public accounting firm that specializes in governmental audits for healthcare and education industries, including non-profit entities, schools and medical facilities. The firm was founded in 2010 by Phillip Stern who is the managing partner of the Phillip Stern & Company and also one of the guarantors and indirect equity investors of the 2250 59th Street Property. The company reported year-to-date August 2021 revenue of $2.6 million, 2020 revenue of $3.1 million, and 2019 revenue of $2.6 million. The company's net ordinary income (excluding depreciation) as of year-to-date August 2021, 2020 and 2019 was approximately $1.04 million, $603,000 and $741,000, respectively yielding a net profit margin of 70% as of year-to-date August 2021, 42% in 2020 and 33% in 2019. The company relocated its operations from another location in Brooklyn into the 2250 59th Street Property. Phillip Stern & Company also has a secondary office location in New Jersey. The lease expires in October 2036 with no termination or renewal options. Philip Stern provided a personal guarantee on the Phillip Stern & Company lease.

The third largest tenant, the SKAS Foundation, leases 5,000 SF or 10.4% of the NRA on the fifth floor. The SKAS Foundation is a non-for-profit philanthropic group owned and controlled by Aaron Katz and Sam Schick, two of the guarantors and indirect equity investors of the 2250 59th Street Property. SKAS Foundation subleases its space with terms commensurate with its lease to RK West, which is a company that sells home goods through online retailers that is also affiliated with Aaron Katz and Sam Schick. RK West relocated from another nearby location in Brooklyn into the 2250 59th Street Property and also maintains a manufacturing/warehouse facility in Norfolk, GA. RK West’s philanthropic involvement includes extending donations of goods to nearby communities in need. According to the borrower sponsors, the SKAS Foundation is also expected to utilize the space in a limited capacity to conduct certain administrative functions. The RK West lease expires in October 2036 with no termination or renewal options. Aaron Katz and Sam Schick provided personal guarantees on the RK West lease.

Approximately 78.7% of the NRA is leased to tenants that are affiliated with one or two of the indirect equity investors. At origination, the guarantors executed a master lease which guarantees rental income of approximately $1,400,575 for a term of 15 years in the event of non-payment by the tenants due to the occurrence of a default under, or as a result of the termination, expiration, rejection, surrender or cancellation of, or vacancy of the respective lease(s).

The 2250 59th Street Property benefits from a new 15-year Industrial & Commercial Abatement (“ICAP”) (expiring in 2036) that abates 100% of the increase in assessed value due to construction for the first 11 years, with the abatement phased out each year through the expiration in year 16. The underwritten real estate taxes are based on the average annual tax assessment over the first 10-years of the ICAP abatement period.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

The following table presents certain information relating to the major tenants at the 2250 59th Street Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
THT Hesed Foundation(4)	NR/NR/NR	14,000	29.1%	$641,256	35.6%	$45.80	10/31/2036	None
Phillip Stern & Company	NR/NR/NR	7,000	14.6	320,628	17.8	45.80	10/31/2036	None
SKAS Foundation(4)	NR/NR/NR	5,000	10.4	229,020	12.7	45.80	10/31/2036	None
Midnight Blue Bedding(5)	NR/NR/NR	3,422	7.1	133,287	7.4	38.95	3/31/2031	1, 5-year option
M&S Family Foundation(4)	NR/NR/NR	2,900	6.0	132,828	7.4	45.80	10/31/2036	None
Moshe & Chavie Foundation(4)	NR/NR/NR	2,790	5.8	127,884	7.1	45.84	10/31/2036	None
Congregation Bais Shimon 7-2(4)	NR/NR/NR	2,243	4.7	78,505	4.4	35.00	6/30/2026	3, 3-year option
Congregation Bais Shimon 6b(4)	NR/NR/NR	1,966	4.1	66,180	3.7	33.66	8/31/2026	1, 5-year option
Congregation Bais Shimon 6a(4)	NR/NR/NR	992	2.1	35,352	2.0	35.64	11/30/2026	1, 5-year option
Congregation Bais Shimon 6c(4)	NR/NR/NR	960	2.0	34,200	1.9	35.63	11/30/2026	1, 5-year option
Ten Largest Owned Tenants		41,273	85.8%	$1,799,140	100.0%	$43.59
Vacant Spaces (Owned Space)		6,806	14.2	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		48,079	100.0%	$1,799,140	100.0%	$43.59

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Based on the underwritten rent roll dated November 15, 2021.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF includes contractual rent steps of $3,251 through April 2022.

(4)	The tenant subleases its space to an affiliated tenant at lease terms commensurate with the direct lease.

(5)	Midnight Blue Bedding has the right to terminate its lease at any time on or after August 1, 2024 with four months’ written notice.

The following table presents certain information relating to the lease rollover schedule at the 2250 59th Street Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	0	0.0%	0.0%	0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	6,161	12.8	12.8%	214,237	11.9	$34.77	4
2027	0	0.0	12.8%	0	0.0	$0.00	0
2028	0	0.0	12.8%	0	0.0	$0.00	0
2029	0	0.0	12.8%	0	0.0	$0.00	0
2030	0	0.0	12.8%	0	0.0	$0.00	0
2031 & Thereafter	35,112	73.0	85.8%	1,584,903	88.1	$45.14	6
Vacant	6,806	14.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	48,079	100.0%		$1,799,140	100.0%	$43.59	10

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	Based on the underwritten rent roll dated November 15, 2021.

(4)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF includes contractual rent steps of $3,251 through April 2022.

The following table presents certain information relating to historical occupancy at the 2250 59th Street Property:

Historical Leased %

2018(1)	2019(1)	2020(1)	As of 11/15/2021(2)
N/A	N/A	N/A	85.8%

(1)	Historical occupancy is not available as the 2250 59th Street Property was built in 2021.

(2)	Information obtained from the underwritten rent roll.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

COVID-19 Update. As of December 6, 2021, the 2250 59th Street Property is open and operating. The borrower sponsor reported that rent collections in October 2021 and November 2021 were 100%. The 2250 59th Street Loan was originated on December 3, 2021 and has a first payment date of January 6, 2022. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 2250 59th Street Property:

Cash Flow Analysis(1)(2)(3)

	Underwritten	Underwritten $ per SF
Base Rent	$1,795,889	$37.35
Contractual Rent Steps(4)	3,251	0.07
Vacant Income	306,270	6.37
Reimbursements	6,660	0.14
Vacancy & Credit Loss	(306,270)	(6.37)
Other Income	69,000	1.44
Effective Gross Income	$1,874,800	$38.99
Total Operating Expenses	248,535	5.17
Net Operating Income	$1,626,265	$33.82
TI/LC	10,079	0.21
Capital Expenditures	9,616	0.20
Net Cash Flow	$1,606,570	$33.42

(1)	Based on underwritten rent roll dated November 15, 2021.
(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Historical operating performance is not available as the 2250 59th Street Property was built in 2021.

(4)	Contractual Rent Steps include $3,251 underwritten for various tenants through April 1, 2022.

■	Appraisal. According to the appraisal, the 2250 59th Street Property had an “as-is” appraised value of $33,400,000 as of August 1, 2021. The “as-is” appraised value includes the present value of the ICAP valued at $3,300,000. The appraisal also concluded to a “Prospective Upon Stabilization" value of $34,200,000 as of December 1, 2022 which adds back $770,000 in stabilization discount to lease the 2250 59th Street Property to 97.0% occupancy.

■	Environmental Matters. According to a Phase I environmental report, dated August 13, 2021, there are no recognized environmental conditions or recommendations for further action at the 2250 59th Street Property.

■	Market Overview and Competition. The 2250 59th Street Property is in the Mapleton neighborhood of Brooklyn, New York, within Kings County. The neighborhood is densely populated and is bordered by the neighborhoods of Borough Park and Kensington to the north and Bensonhurst and Gravesend to the south. The neighborhood benefits from good public transport accessibility served by the F train, with the closest stop two blocks east. Additional nearby public transportation is available through the B16 and B9 bus service, which provide access to lower Manhattan in approximately 40 minutes. The average household income levels are $86,116, $85,304, and $87,221 within a half-, one-, and two- mile radius of the 2250 59th Street Property, respectively. The total households within a half-, one-, and two- mile radius of the 2250 59th Street Property are 11,288, 47,719, and 200,213, respectively.

The 2250 59th Street Property is located in the South Brooklyn submarket. According to market research report, as of the second quarter of 2021, the South Brooklyn submarket had an inventory of approximately 18.6 million SF with a vacancy rate of 10.6%. The average asking rental rate in the market is $35.71 per SF. The submarket experienced new completions totaling approximately 276,000 SF through the second quarter of 2021. Based on rental comparables, the appraiser concluded to a market rent of $45 PSF for the 2250 59th Street Property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

The following table presents certain information relating to the primary competition for the 2250 59th Street Property:

Comparable Office Set(1)

Property Name/Location	Tenant	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Base Rent PSF	Lease Type
902 49th Street Brooklyn, NY	Long Island Vision	4,800	Jan-21	5.0	$48.00	Triple Net
5501 New Utrecht Brooklyn, NY	E&D Childrens Center	3,325	Sep-20	10.0	$40.25	Triple Net
5501 New Utrecht Brooklyn, NY	Care Design NY	3,325	Sep-20	10.0	$40.25	Triple Net
18 Spencer Street Brooklyn, NY	Kindercare Pediatrics	3,629	Dec-20	10.0	$46.29	Modified Gross
1938 Coney Island Brooklyn, NY	NAV	2,900	Oct-20	5.0	$45.00	Modified Gross
271 Lenox Road Brooklyn, NY	Health Science Center	8,759	Jan-21	10.0	$41.10	Modified Gross

(1)	Source: Appraisal.

■	The Borrower. The borrower is 2250 59 Owner LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 2250 59th Street Loan. The borrower is indirectly owned by eight equity investors with each having an ownership interest between 5.0% to 16.67%.

The borrower sponsors and non-recourse carveout guarantors are Aaron Katz, Schmiley Schick, Phillip Stern, Pauline Harari, and Jonathan Tawil. The guarantors (separately) own and operate various businesses in accounting, online retail, marketing and merchandising. The guarantor’s combined commercial real estate portfolio consists of five mixed use retail/multifamily properties, one office property, and one industrial property totaling a reported market value of over $150 million, the majority of which are located in the New York metro area.

■	Escrows. At origination, the borrower funded (i) a real estate reserve in the amount of $5,888, (ii) an insurance reserve in the amount of $15,000, (iii) a TI/LC reserve in the amount of $380,000 (“Initial Rollover Deposit”), (iv) a free rent reserve in the amount of $5,796 and (v) an earnout reserve in the amount of $3,000,000.

On each due date during the term of the 2250 59th Street Loan, the borrower is required to fund (i) a tax and insurance reserve in an amount equal to 1/12 of the property taxes (initially $5,888) and insurance premiums that the lender reasonably estimates will be payable during the ensuing 12 months (initially $1,667), (ii) a capital expenditures reserve in the amount of $801 and (iii) a TI/LC reserve in the amount of $4,007.

With respect to the Initial Rollover Deposit, (A) $48,800 represents outstanding tenant improvement allowances and (B) the remaining $331,200 are allocated only for expenses relating to new leases at the 2250 59th Street Property. In the event that (i) the borrower has leased the vacant space of the first floor (totaling 5,724 square feet) of the 2250 59th Street Property without including any tenant improvement allowance terms and without any brokerage commissions incurred but otherwise on terms and conditions (including with respect to rental amounts and lease term) reasonably acceptable to the lender, (ii) delivered to the lender satisfactory evidence indicating that the first floor tenant(s) have taken occupancy of their respective space(s), are paying full contractual rent with no free rent or abatement period remaining, and (iii) the lender has received clean estoppels from each tenant, then, upon the borrower’s written request, the lender will transfer the $331,200 or any remaining portion thereof to the borrower.

With respect to the earnout reserve, provided that no default, event of default or Cash Management Period (as defined below) has occurred and is continuing, and provided that the borrower has provided the lender with satisfactory evidence that the buildout of suites 6A, 6B and 6C of the 2250 59th Street Property have been completed and the respective tenants have taken occupancy of their respective spaces, are paying full contractual rent with no free rent or abatement period remaining, and the lender has received clean estoppels from each such aforementioned tenant, the lender will disburse an amount equal to $500,000 from the earnout reserve to the borrower, within 15 days after the lender has determined that the 2250 59th Street Property has achieved the First

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

Debt Yield Holdback Hurdle (as defined below). The remaining $2,500,000 will be disbursed to the borrower within 15 days after the lender has determined that the 2250 59th Street Property has achieved Final Debt Yield Holdback Hurdle (as defined below).

In the event that the Final Debt Yield Holdback Hurdle has not been achieved by December 3, 2024, the lender will apply all amounts remaining in the earnout reserve to prepay a portion of the outstanding debt of the 2250 59th Street Loan, in which event, the borrower will be required to pay (i) the applicable yield maintenance premium and (ii) if any such prepayment is not made on a payment date, the borrower will also pay interest that would have accrued on such prepaid principal to, but not including, the next payment date.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) a “default” or an “event of default” under the 2250 59th Street Loan, (iii) if, as of the last day of any calendar quarter, the debt yield as calculated under the 2250 59th Street Loan is less than 6.75% or (iv) the commencement of a Lease Sweep Period (as defined below); and will end upon (1) the 2250 59th Street Loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such “default” or “event of default” has been cured and no other “default” or “event of default” has occurred and is continuing or (B) with respect to the matter described in clause (iii) above, the lender has determined that the 2250 59th Street Property has achieved a debt yield of at least 7.25% for two consecutive calendar quarters, or (C) with respect to the matter described in clause (iv) above, such Lease Sweep Period has ended.

“First Debt Yield Holdback Hurdle” means 7.65%, determined as of any date, by using the ratio (expressed as a percentage) calculated by the lender of (i) the net operating income as calculated under the 2250 59th Street Loan for the 12-month period ending with the most recently completed calendar month preceding the date of calculation to (ii) $20,500,000.

“Final Debt Yield Holdback Hurdle” means 7.65%, determined as of any date, by using the ratio (expressed as a percentage) calculated by the lender of (i) the net operating income as calculated under the 2250 59th Street Loan for the 12-month period ending with the most recently completed calendar month preceding the date of calculation to (ii) $23,000,000.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the earlier of (a) date that is 12 months prior to the end of the term of any Lease Sweep Lease (as defined below) (including any renewal terms); or (b) the date the applicable Lease Sweep Tenant (as defined below) actually gives such notice of its intention not to renew or extend; (ii) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or the date that any Lease Sweep Tenant gives notice of its intention not to renew or extend its Lease Sweep Lease; (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); (iv) any Lease Sweep Tenant vacates or discontinues its business in any material portion of its premises (i.e., “goes dark”) or give notice (whether actual or constructive) that it intends to do the same; (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; or (vi) the occurrence of any of certain insolvency proceedings with respect to any Lease Sweep Tenant or its parent company or lease guarantor.

“Lease Sweep Lease” means any lease (leased by such tenant and/or its affiliates) which (a) covers 15% or more rentable SF of the 2250 59th Street Property.

“Lease Sweep Tenant” means the tenant under any Lease Sweep Lease.

■	Lockbox and Cash Management. The 2250 59th Street Loan documents require a hard lockbox with springing cash management upon the occurrence of a Cash Management Period. The borrower is required to cause all rents to be transmitted directly by non-residential tenants into the lockbox account. If the borrower or property manager receives any rents, it is required to deposit such amounts into the lockbox account within one business day of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

2250 59TH STREET

receipt. Funds deposited into the lockbox account are required to be swept daily into the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender. On each due date during any Cash Management Period, all amounts on deposit in the cash management account in excess of tax and insurance payments, the monthly debt service payment, required reserves and operating expenses are required to be deposited (x) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, into the special rollover reserve subaccount and (y) otherwise, into the cash collateral subaccount.

■	Property Management. The 2250 59th Street Property is currently managed by 2250 59th Street Mgmt LLC, an affiliate of the borrower, pursuant to a management agreement.

■	Current Mezzanine or Subordinate Secured Indebtedness. None.

■	Permitted Future Mezzanine. Not permitted

■	Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 2250 59th Street Property, as well as 12 months of rental loss and/or business interruption coverage. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MISSION VILLAGE SHOPPING CENTER

SPROUTS
FARMERS MARKET
NATURAL FOODS
475

LA|FITNESS
LA|FITNESS

chili's

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

MAP © 2021 CARTIFACT
DATA © OSM CONTRIBUTORS
Walmart Distribution Center
Mission Village Shopping Center
483, 497, 499, 515 & 19531 East Alessandro Boulevard
and 7526 Mission Grove Parkway South
Riverside, CA 92508
Riverside
Moreno Valley
DOWNTOWN RIVERSIDE
Riverside Community Hospital
Riverside Community College Riverside
METROLINK
University Village
Town Square
University of California Riverside
Box Springs Mountain Park
Victoria Club Golf Course
Canyon Crest Towne Centre
Canyon Crest Golf Course
CANYON CREST
Sycamore Canyon Wilderness Park
CANYON SPRINGS
Canyon Springs Marketplace
Canyon Springs
Moreno Valley Mall
Towngate Shopping Center
Riverside Plaza Shopping Center
MAGNOLIA CENTER
VICTORIA
Olivewood Cemetery
HAWARDEN HILLS
MISSION GROVE
E ALESSANDRO BLVD
ALESSANDRO BLVD
ALESSANDRO HEIGHTS
MARCH AIR RESERVE BASE
ORANGECREST
VAN BUREN BLVD
March Field Air Museum
Lieutenant General Archie J Old Jr Golf Course
Fairmount Park
Mt Rubidoux Memorial Park
Santa Ana River
CENTRAL AVE
ARLINGTON AVE
VICTORIA AVE
UNIVERSITY AVE
3RD ST
CHICAGO AVE
IOWA AVE
WASHINGTON ST
WOOD RD
DAY ST
Los Angeles
Ontario
Riverside
Long Beach
Anaheim
Pacific Ocean
Temecula
Oceanside

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City/State)	Riverside, California		Cut-off Date Principal Balance	$18,500,000
Property Type	Retail		Cut-off Date Principal Balance per SF	$181.06
Size (SF)	102,178		Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 8/1/2021	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2021	100.0%		Type of Security	Fee
Year Built / Latest Renovation	2003 / 2009		Mortgage Rate	3.05000%
Appraised Value	$38,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120

Underwritten Revenues	$2,933,347		Escrows(1)
Underwritten Expenses	$682,452			Upfront	Monthly
Underwritten Net Operating Income (NOI)	$2,250,896		Taxes	$12,268	$12,268
Underwritten Net Cash Flow (NCF)	$2,172,415		Insurance	$0	Springing
Cut-off Date LTV Ratio	48.7%		Deferred Maintenance Reserve	$35,710	$0
Maturity Date LTV Ratio	48.7%		Replacement Reserve(2)	$0	Springing
DSCR Based on Underwritten NOI / NCF	3.93x / 3.80x		TI/LC	$0	$8,515
Debt Yield Based on Underwritten NOI / NCF	12.2% / 11.7%		Other(3)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,500,000	100.0%	Loan Payoff	$15,178,683	82.0%
			Principal Equity Distribution	3,119,545	16.9
			Origination Costs	153,794	0.8
			Reserves	47,978	0.3
Total Sources	$18,500,000	100.0%	Total Uses	$18,500,000	100.0%

(1)	See “—Escrows” below.

(2)	If the balance in the Replacement reserve falls below $61,307, the borrower is required to make monthly deposits of $1,703 until the balance in the Replacement reserve reaches $61,307.

(3)	The Other Reserves consist of a critical tenant reserve. See “—Escrows” below.

■	The Mortgage Loan. The Mission Village Shopping Center mortgage loan (the “Mission Village Shopping Center Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee simple interest in a retail property located in Riverside, California (the “Mission Village Shopping Center Property”). The Mission Village Shopping Center Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $18,500,000, representing approximately 3.0% of the Initial Pool Balance.

The Mission Village Shopping Center Loan was originated by Goldman Sachs Bank USA on December 1, 2021. The Mission Village Shopping Center Loan has a 10-year interest-only term and accrues interest at a fixed rate of 3.05000% per annum. The Mission Village Shopping Center Loan proceeds were used to refinance existing debt on the Mission Village Shopping Center Property, fund upfront reserves and pay origination costs.

The Mission Village Shopping Center Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The scheduled maturity date of the Mission Village Shopping Center Loan is December 6, 2031. Voluntary prepayment of the Mission Village Shopping Center Loan is permitted on or after September 6, 2031 without payment of any prepayment premium. Defeasance of the Mission Village Shopping Center Loan is permitted at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. The Mission Village Shopping Center Property is comprised of seven, 1-story retail buildings totaling 102,178 SF located in Riverside, California. The Mission Village Shopping Center Property was built in 2003 and was subsequently renovated in 2009. Situated on 12.36 acres, the Mission Village Shopping Center Property has 558 surface parking spaces, resulting in a parking ratio of 5.46 per 1,000 SF of net rentable area. As of August 1, 2021, the Mission Village Shopping Center Property was 100.0% occupied by 10 different tenants. LA Fitness is the largest tenant at the Mission Village Shopping Center Property and occupies approximately 44.0% of the NRA, while accounting for 36.9% of underwritten base rent. The top three tenants by underwritten base rent account for 77.3% of NRA and 72.5% of underwritten base rent.

COVID-19 Update. As of December 1, 2021, the Mission Village Shopping Center Property is open. All of the tenants have paid rent for November. As of December 1, 2021, the Mission Village Shopping Center Loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Current Coronavirus

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

Major Tenants.

The largest tenant by underwritten base rent at the Mission Village Shopping Center Property, LA Fitness (44.0% of NRA; 36.9% of underwritten base rent), occupies 45,000 SF. LA Fitness has been a tenant of the Mission Village Shopping Center Property since June 2019 and has a lease expiration date of May 31, 2034. LA Fitness has three, five-year renewal options and no termination options in their lease. Founded in 1984, LA Fitness is a privately-owned fitness center chain headquartered in Irvine, California. LA Fitness operates over 730 fitness centers across 27 of the United States as well as Canada. In 2020, LA Fitness rebranded 17 of their locations in the Phoenix, Arizona and surrounding area to Esporta Fitness.

The second largest tenant by underwritten base rent at the Mission Village Shopping Center Property, Sprouts Farmers Market (“Sprouts”) (23.5% of NRA; 24.2% of underwritten base rent), occupies 24,000 SF. Sprouts Farmers Market has been a tenant at the Mission Village Shopping Center Property since July 2009 and has a lease expiration date of July 9, 2024. Sprouts Farmers Market has four, five-year extension options and no termination options in their lease. Sprouts Farmers Market is a natural foods retailer that was founded in 2002. As of year-end 2020, Sprouts Farmers Market operated 362 stores in over 20 states, including Arizona, California, Colorado, Nevada, New Mexico, Oklahoma, Texas, and Utah. Sprouts Farmers Market stores typically range in size from 28,000 to 30,000 SF and sell organic and local groceries, including their own private label branded groceries. Approximately 35.0% of Sprouts Farmers Market stores are located in California.

The third largest tenant by underwritten base rent at the Mission Village Shopping Center Property, The Learning Experience (9.8% of NRA; 11.3% of underwritten base rent), occupies 10,000 SF. The Learning Experience has been a tenant at the Mission Village Shopping Center Property since May 2018 and has a lease expiration date of May 8, 2033. The Learning Experience has two, five-year extension options and no termination options in their lease. The Learning Experience is a childcare franchise company that was founded in 1980 in Boca Raton, Florida. The Learning Experience currently has over 450 locations in operation or construction, comprising over three million SF.

The following table presents certain information relating to the tenants at the Mission Village Shopping Center Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
LA Fitness(4)	NR / NR / NR	45,000	44.0%	$914,985	36.9%	$20.33	5/31/2034	3, 5-year options
Sprouts Farmers Market	NR / NR / NR	24,000	23.5	600,000	24.2	$25.00	7/9/2024	4, 5-year options
The Learning Experience(5)	NR / NR / NR	10,000	9.8	280,000	11.3	$28.00	5/8/2033	2, 5-year options
Chili’s	NR / NR / NR	6,379	6.2	171,457	6.9	$26.88	6/30/2023	4, 5-year options
Wells Fargo Bank	A1 / NR / BBB+	4,954	4.8	119,938	4.8	$24.21	12/3/2025	4, 5-year options
Gra!Pow	NR / NR / NR	4,516	4.4	111,636	4.5	$24.72	7/31/2026	None
Tommy’s	NR / NR / NR	2,429	2.4	106,461	4.3	$43.83	10/31/2025	2, 5-year options
Tacos La Bufadora	NR / NR / NR	1,600	1.6	65,442	2.6	$40.90	12/17/2021	1, 5-year option
Verizon Wireless	NR / NR / NR	1,700	1.7	53,876	2.2	$31.69	1/31/2025	2, 5-year options
Jersey Mike’s	NR / NR / NR	1,600	1.6	53,130	2.1	$33.21	11/16/2023	2, 5-year options
Ten Largest Owned Tenants		102,178	100.0%	$2,476,925	100.0%	$24.24
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg.		102,178	100.0%	$2,476,925	100.0%	$24.24

(1)	Based on the underwritten rent roll dated August 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes contractual rent steps through December 31, 2022.

(4)	LA Fitness is paying current rent. Commencing January 2022, LA Fitness will begin repaying deferred rent.

(5)	The Learning Experience is paying current rent and deferred rent payments in accordance with the payment plan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

The following table presents certain information relating to the lease rollover schedule at the Mission Village Shopping Center Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	1,600	1.6	1.6%	65,442	2.6	$40.90	1
2022	0	0.0	1.6%	0	0.0	$0.00	0
2023	7,979	7.8	9.4%	224,587	9.1	$28.15	2
2024	24,000	23.5	32.9%	600,000	24.2	$25.00	1
2025	9,083	8.9	41.8%	280,275	11.3	$30.86	3
2026	4,516	4.4	46.2%	111,636	4.5	$24.72	1
2027	0	0.0	46.2%	0	0.0	$0.00	0
2028	0	0.0	46.2%	0	0.0	$0.00	0
2029	0	0.0	46.2%	0	0.0	$0.00	0
2030	0	0.0	46.2%	0	0.0	$0.00	0
2031	0	0.0	46.2%	0	0.0	$0.00	0
2032 & Thereafter	55,000	53.8	100.0%	1,194,985	48.2	$21.73	2
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total	102,178	100.0%		$2,476,925	100.0%	$24.24	10

(1)	Based on the underwritten rent roll dated August 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through December 31, 2022.

The following table presents certain information relating to historical occupancy at the Mission Village Shopping Center Property:

Historical Leased %(1)

2018	2019	2020	As of 8/1/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent roll dated August 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Mission Village Shopping Center Property:

Cash Flow Analysis(1)(2)

	2019	2020	Underwritten	Underwritten $ per SF
Base Rent(3)	$2,713,320	$2,718,533	$2,476,925	$24.24
Reimbursements(4)	580,546	580,210	608,666	5.96
Vacancy	0	0	(152,244)	(1.49)
Effective Gross Income	$3,293,866	$3,298,743	$2,933,347	$28.71

Real Estate Taxes	$172,366	$175,948	$207,200	$2.03
Insurance(5)	20,912	28,058	30,251	0.30
Management Fee	132,805	102,523	88,000	0.86
Other Operating Expenses	413,122	407,188	357,000	3.49
Total Operating Expenses	$739,205	$713,717	$682,452	$6.68

Net Operating Income	$2,554,661	$2,585,026	$2,250,896	$22.03
TI/LC(6)	0	0	63,154	0.62
Capital Expenditures(7)	0	0	15,327	0.15
Net Cash Flow	$2,554,661	$2,585,026	$2,172,415	$21.26

(1)	Based on the underwritten rent roll dated August 1, 2021.

(2)	Prior to loan origination, the borrower sponsor carved out a portion of the collateral that included 6,650 SF of in-line collateral as well as vacant land and parking. 2018 historical financial data was excluded from the lender’s underwriting because the borrower sponsor was unable to provide redacted financial statements isolating the in-line collateral.

(3)	Based on in-place rents with rent steps through December 31, 2022.

(4)	Based on contractual lease terms and underwritten expenses.

(5)	Based on budget, subject to revision based on actual insurance premium.

(6)	Based on $0.25 PSF for LA Fitness and Sprouts and $0.50 PSF for all other tenants, adjusted for vacancy.

(7)	Based on $0.15 PSF, subject to revision based on the property condition report.

■	Appraisal. According to the appraisal, the Mission Village Shopping Center Property had an “as-is” appraised value of $38,000,000 as of October 6, 2021.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$38,200,000	N/A	5.75%
Discounted Cash Flow Approach	$38,000,000	7.25%	6.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to the Phase I environmental report dated October 15, 2021, there are no recognized environmental conditions at the Mission Village Shopping Center Property.

■	Market Overview and Competition. The Mission Village Shopping Center Property is located in Riverside, California. The Riverside, California area also includes the Fox Performing Arts Center, California Citrus State Historic Park, California Museum of Photography, and the Museum of Riverside. The largest employer in Riverside is the County of Riverside, employing approximately 22,000 employees. The Mission Village Shopping Center Property is located west of the Interstate 215 Freeway and east of the Riverside 91 Freeway, and is provided additional access by east Alessandro Boulevard, Meridian Parkway, and Trautwein Road. The Mission Village Shopping Center Property is located approximately 25 miles southeast of the Ontario International Airport and has proximate access to the Metrolink rail system.

According to the appraisal, the Mission Village Shopping Center Property is located in the Moreno Valley/Riverside/Corona submarket of the San Bernardino/Riverside Retail market. As of the third quarter of 2021, the San Bernardino/Riverside retail market had an inventory of approximately 52.6 million SF, a vacancy rate of 9.9% and asking rents of $22.54 per SF. As of the third quarter of 2021, the Moreno Valley/Riverside/Corona submarket had an inventory of approximately 10.5 million SF, a vacancy rate of 8.7% and asking rents of $21.76 per SF. According to the appraisal, over the last five years the Moreno Valley/Riverside/Corona submarket has absorbed 245,000 SF, compared to 298,800 SF constructed over that five-year period. According to the appraisal, three properties totaling approximately 570,200 SF are currently under construction in the Moreno Valley/Riverside/Corona submarket. The appraisal identified six properties that were directly competitive with the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

Mission Village Shopping Center Property, which had NNN base rents ranging from $16.64 to $29.87 PSF with an average of $20.34 PSF.

Competitive Set – Comparable Retail Leases(1)

Property Name / Location	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (years)	Base Rent PSF
7526 Mission Grove Parkway South(2) Riverside, CA	LA Fitness	45,000	Jun-19	15	$20.33
16964 Highland Avenue Fontana, CA	Sprouts	30,000	Jan-19	15	$18.00
1428 Sixth Street Norco, CA	Grocery Outlet	18,000	Feb-20	10	$17.50
SEC Ontario Ranch Rd & Haven Avenue Ontario, CA	Stater Bros	45,204	Apr-20	20	$16.64
14677 Palm Drive Deser Hot Springs, CA	Grocery Outlet	20,000	Oct-20	15	$20.04
67700 East Palm Canyon Drive Cathedral City, CA	Trader Joe’s	10,000	Jan-21	5	$29.87
SWC Ontario Ranch Rd & Hamner Avenue Ontario, CA	Amazon Fresh	35,000	Feb-21	15	$20.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of August 1, 2021.

■	The Borrower. The borrower is Mission Village Shopping Center, L.P., a California limited partnership. The borrower sponsor and non-recourse carveout guarantor under the Mission Village Shopping Center Loan is Pamela E. Rubin, as trustee of the Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete restatement dated July 15, 2020.

Pamela E. Rubin, as trustee of The Mark and Pamela Rubin Family Trust dated June 17, 1997, as Amended and Complete restatement dated July 15, 2020, is the borrower sponsor and non-recourse carveout guarantor. Regional Properties, Inc. was founded by the late Mark Rubin and the late Alexander Levy in 1979. The borrower sponsor engages in the development of residential, office, retail and industrial properties through various owned or controlled partnerships and corporations. Regional Properties, Inc. focuses on maintaining low debt/asset ratios, ample liquidity, and substantial reserves to further their conservative fiscal approach. The borrower sponsor owns 11 retail, office, multifamily and mixed use properties in Riverside County.

■	Escrows. At loan origination, the borrower deposited (i) $12,268.11 into a tax reserve and (ii) $35,710 into a deferred maintenance reserve.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $12,268.11); provided, however, the borrower will not be required to fund that portion of taxes which are solely the obligation of the tenants LA Fitness, Tommy’s, Wells Fargo, Chili’s and the Learning Experience so long as certain conditions set forth in the Mission Village Shopping Center Loan documents are satisfied.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Mission Village Shopping Center Loan documents.

Capital Expenditures Reserve – On each due date during the continuance of a Mission Village Shopping Center Trigger Period or event of default under the Mission Village Shopping Center Loan documents, if and to the extent the amount contained in the capital expenditures account is less than $61,306.80, the borrower is required to fund a capital expenditure reserve in the amount of $1,702.97.

TI/LC Reserve – On each due date, if and to the extent the amount contained in the leasing commission and tenant improvements account is less than $306,534 (excluding any lease termination proceeds), the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $8,514.83.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

Critical Tenant Reserve – To the extent a Mission Village Shopping Center Trigger Period occurs as a result of a Critical Tenant Trigger Event (as defined below), the borrower is required to deposit all excess cash flow into a critical tenant reserve in accordance with the Mission Village Shopping Center Loan documents.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant or the guarantor under its Critical Tenant lease, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement without any negative impact on the applicable Critical Tenant lease, the Critical Tenant is paying normal monthly rent and is otherwise in compliance with its lease, and has provided an updated estoppel, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease and has provided an updated estoppel or (3) the applicable lease is terminated and all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending on the earlier of (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent, is open for business and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases; or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a material portion of its leased premises, (2) goes dark, discontinues its operations or business in a material portion of its leased premises (excluding any temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its business and operations in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) all or substantially all of the applicable leased premises are leased to one or more approved substitute leases.

A “Critical Tenant” means (i) LA Fitness, (ii) Sprouts, and (ii) any successor tenant under any future lease for all or a portion of the space currently occupied by LA Fitness or Sprouts that is expected to demise more than 20,000 SF.

■	Lockbox and Cash Management. The Mission Village Shopping Center Avenue Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the Mission Village Shopping Center Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Mission Village Shopping Center Property and all other money received by the borrower or the property manager with respect to the Mission Village Shopping Center Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no Mission Village Shopping Center Trigger Period or event of default under the Mission Village Shopping Center Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Mission Village Shopping Center Trigger Period or event of default under the Mission Village Shopping Center is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Mission Village Shopping Center Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the Mission Village Shopping Center Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Mission Village Shopping Center Loan.

A “Mission Village Shopping Center Trigger Period” means each period commencing (a) when the debt yield (as calculated under the Mission Village Shopping Center Loan documents), determined as of the first day of any fiscal quarter, is less than 9.0%, and ending when the debt yield (as calculated under the Mission Village Shopping Center Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 9.0%, (b) if the financial reports required under the Mission Village Shopping Center Loan documents are not delivered to the lender as and when required and ending when such reports are delivered and they indicate, in fact, that no Mission Village Shopping Center Trigger Period is ongoing, and (c) upon the occurrence of a Critical Tenant Trigger Event and ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MISSION VILLAGE SHOPPING CENTER

■	Property Management. The Mission Village Shopping Center Property is currently managed by Alemar Management Corporation (“Alemar”). Under the related Mission Village Shopping Center Loan documents, the Mission Village Shopping Center Property is required to be managed by Alemar or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Mission Village Shopping Center Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Mission Village Shopping Center Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Mission Village Shopping Center Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CICERO INDUSTRIAL

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	AREF
Location (City/State)	Cicero, Illinois		Cut-off Date Balance	$16,730,000
Property Type	Industrial		Cut-off Date Balance per SF	$29.60
Size (SF)	565,209		Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 10/13/2021	92.8%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/13/2021	92.8%		Type of Security	Fee
Year Built / Latest Renovation	1950, 1975 / NAP		Mortgage Rate	4.25000%
Appraised Value	$27,000,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	60
			Borrower Sponsor	Apexus Logistics RE Fund L.P.

Underwritten Revenues	$3,093,084
Underwritten Expenses	$1,449,709		Escrows
Underwritten Net Operating Income (NOI)	$1,643,375			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,473,813		Taxes	$405,256	$81,051
Cut-off Date LTV Ratio	62.0%		Insurance	$0	Springing(1)
Maturity Date LTV Ratio	62.0%		Replacement Reserve(2)	$0	$4,710
DSCR Based on Underwritten NOI / NCF	2.28x / 2.04x		TI/LC(3)	$0	$9,420
Debt Yield Based on Underwritten NOI / NCF	9.8% / 8.8%		Other(4)	$53,875	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,730,000	66.0%	Purchase Price	$23,900,000	94.3%
Principal’s New Cash Contribution	8,609,101	34.0	Origination Costs	979,969	3.9
			Reserves	459,131	1.8

Total Sources	$25,339,101	100.0%	Total Uses	$25,339,101	100.0%

(1)	The borrower is required to make monthly payments equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies upon determination by lender that an acceptable blanket policy is not in place.

(2)	The Replacement Reserve is capped at $250,000.

(3)	The TI/LC reserve is capped at (i) an amount equal to $450,000 unless and until tenant Brad Foote Gear Works has renewed its lease, or its space has been re-leased, in either case in accordance with the terms and provisions of the loan documents, or (ii) from and after such renewal of the Brad Foote Gear Works lease, or re-leasing of the space leased pursuant to the Brad Foote Gear Works lease, in accordance with the terms of the loan documents, an amount equal to $200,000.

(4)	Other upfront reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the major tenants at the Cicero Industrial property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Brad Foote Gear Works(4)	NR/NR/NR	301,258	53.3%	$1,410,862	62.9%	$4.68	11/30/2026	2, 5-year options
SBL	NR/NR/NR	139,220	24.6	633,226	28.2	4.55	2/28/2029	None
Fab Tek	NR/NR/NR	47,360	8.4	156,284	7.0	3.30	8/31/2024	None
UCP Seguin of Greater Chicago	NR/NR/NR	36,698	6.5	42,203	1.9	1.15	6/30/2023	None
Four Largest Owned Tenants		524,536	92.8%	$2,242,575	100.0%	$4.28
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		40,673	7.2	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		565,209	100.0%	$2,242,575	100.0%	$4.28

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Based on the underwritten rent roll dated October 13, 2021.
(3)	UW Base Rent includes contractual rent steps of $51,262 through September 2022.
(4)	Brad Foote Gear Works has the right to terminate its lease by written notice to landlord if any interruption of services persists for a period in excess of 180 days.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CICERO INDUSTRIAL

The following table presents certain information relating to the lease rollover schedule at the Cicero Industrial property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	36,698	6.5	6.5%	42,203	1.9	1.15	1
2024	47,360	8.4	14.9%	156,284	7.0	3.30	1
2025	0	0.0	14.9%	0	0.0	0.00	0
2026	301,258	53.3	68.2%	1,410,862	62.9	4.68	1
2027	0	0.0	68.2%	0	0.0	0.00	0
2028	0	0.0	68.2%	0	0.0	0.00	0
2029	139,220	24.6	92.8%	633,226	28.2	4.55	1
2030	0	0.0	92.8%	0	0.0	0.00	0
2031 & Thereafter	0	0.0	92.8%	0	0.0	0.00	0
Vacant	40,673	7.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	565,209	100.0%		$2,242,575	100.0%	$4.28	4

(1)	Calculated based on the approximate square footage occupied by each owned tenant.
(2)	Based on the underwritten rent roll dated October 13, 2021.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(4)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps of $51,262 through September 2022.

The following table presents certain information relating to historical occupancy at the Cicero Industrial property:

Historical Leased %(1)

2018(2)	2019(2)	2020	As of 10/13/2021(3)
NAV	NAV	92.8%	92.8%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Historical occupancy for 2018 and 2019 is not available as the seller did not provide them for the acquisition.

(3)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of December 9, 2021, the Cicero Industrial property is open and operating. The borrower sponsor reported that rent collections in October 2021 and November 2021 were 100%. As of December 9, 2021, the Cicero Industrial mortgage loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CICERO INDUSTRIAL

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cicero Industrial property:

Cash Flow Analysis(1)(2)(3)

	TTM 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent	$2,050,640	$2,191,313	$3.88
Contractual Rent Steps(4)	0	51,262	0.09
Vacant Income	0	244,038	0.43
Reimbursements	909,507	850,509	1.50
Vacancy & Credit Loss	(71,217)	(244,038)	(0.43)
Other Income	66,785	0	0.00
Effective Gross Income	$2,955,715	$3,093,084	$5.47
Total Operating Expenses	1,510,957	1,449,709	2.56
Net Operating Income	$1,444,758	$1,643,375	$2.91
TI/LC	0	113,042	0.20
Capital Expenditures	0	56,521	0.10
Net Cash Flow	$1,444,758	$1,473,813	$2.61

(1)	Based on underwritten rent roll dated October 13, 2021.
(2)	Historical operating performance for 2018, 2019 and 2020 is not available as the seller did not provide them for the acquisition.
(3)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(4)	Contractual Rent Steps include $51,262 underwritten for various tenants through September 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CENTRAL PARK PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	SMC
Location (City/State)	Steamboat Springs, CO	Cut-off Date Principal Balance	$16,600,000
Property Type	Retail	Cut-off Date Principal Balance per SF	$128.22
Size (SF)	129,461	Percentage of Initial Pool Balance	2.7%
Total Occupancy as of 11/1/2021	94.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2021	94.7%	Type of Security	Fee
Year Built / Latest Renovation	1986-2004 / NAP	Mortgage Rate	3.20000%
Appraised Value	$30,400,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor	E. Stanley Kroenke
Underwritten Revenues	$2,632,363
Underwritten Expenses	$731,341	Escrows
Underwritten Net Operating Income (NOI)	$1,901,022	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,780,688	Taxes(1)(2)	$0	Springing
Cut-off Date LTV Ratio	54.6%	Insurance(2)(3)	$0	Springing
Maturity Date LTV Ratio	54.6%	Replacement Reserves(2)(4)	$0	Springing
DSCR Based on Underwritten NOI / NCF	3.53x / 3.31x	TI/LC(2)(5)	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	11.5% / 10.7%	Other(2)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$16,600,000	100.0%	Return of Equity	$8,521,932	51.3%
Loan Payoff	$7,913,240	47.7
Origination Costs	164,829	1.0
Total Sources	$16,600,000	100.0%	Total Uses	$16,600,000	100.0%

(1)	So long as no Cash Sweep Event (as defined below) is occurring, tax escrows are waived for real estate taxes for the Central Park Plaza property being paid directly by a tenant provided such tenant is obligated under its lease to do so and the lender receives, among other things, timely evidence of such tax payment. If such condition is no longer satisfied, on each due date, the borrower will be required to fund a real estate tax reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay annual taxes. A “Cash Sweep Event” will commence upon the earliest of the following: (i) the occurrence and continuance of an event of default under the Central Park Plaza loan, (ii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.10x (based on 30-year amortization) (a “DSCR Cash Sweep Event”), (iii) the bankruptcy or other insolvency proceeding of the borrower sponsor or property manager and (iv) the occurrence and continuance of a Critical Tenant Trigger Event (as defined below). Notwithstanding the foregoing, if a DSCR Cash Sweep Event has occurred, in lieu of establishing the lockbox account and the cash management account, the borrower may elect to deliver a Master Lease (as defined herein) to the lender. The Master Lease may not be terminated by the borrower sponsor, as tenant, or the borrower, as landlord, unless and until the lender has provided consent to such termination. The Master Lease will not be terminable (other than expiration by its terms) after a foreclosure or deed in lieu thereof. Notwithstanding the foregoing, the borrower sponsor will not be required to pay rent under the Master Lease unless an event of default exists under the Central Park Plaza loan and/or cash flow from the Central Park Plaza property is not sufficient for debt service payments of the Central Park Plaza loan. A “Master Lease” means a lease agreement between the borrower, as landlord, and E. Stanley Kroenke, as tenant, that contains (a) a minimum term of 10 years and is otherwise on market terms and conditions for properties substantially similar to the Central Park Plaza property and reasonably acceptable to the lender and (b) a sufficient amount of rentable SF such that rent payable under the Master Lease combined with rent payable under all other leases at the Central Park Plaza property would result in a debt service coverage ratio for the Central Park Plaza loan to be equal to or greater than 1.25x (based on 30-year amortization). A “Critical Tenant Trigger Event” means the occurrence of any of the following: (i) City Market or any successor (a “Critical Tenant”) fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the Central Park Plaza loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), on or prior to the date that is 12 months prior to the lease expiration date set forth in its lease, (ii) a default by such Critical Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Critical Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the Central Park Plaza property during customary hours, or gives notice of its intent to commence any of the foregoing, in each case for a period 90 days or more, (iv) a Critical Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding or (v) a Critical Tenant terminates its lease or gives notice of its intent to terminate its lease; notwithstanding the foregoing, a Critical Tenant Trigger Event will not be deemed to have occurred so long as E. Stanley Kroenke remains the non-recourse carveout guarantor; provided; however, if (x) E. Stanley Kroenke is no longer non-recourse carveout guarantor due to an assumption of the Central Park Plaza loan, a transfer of interest (direct or indirect) in the borrower or any other reason or circumstance and (y) a Critical Tenant Trigger Event would have been in effect at the time of such assumption, transfer or other reason or circumstance but for the existence of E. Stanley Kroenke as non-recourse carveout guarantor, then the borrower will be required to deposit into a Critical Tenant Reserve account, the amount of what would have been deposited in the Critical Tenant Reserve account had E. Stanley Kroenke not been the non-recourse carveout guarantor under the Central Park Plaza loan.
(2)	With respect to tax reserves, insurance reserves, replacement reserves and TI/LC, the borrower and borrower sponsor may elect, and have elected, and provided no Cash Sweep Event has occurred, to guarantee the payments required to be deposited in the respective reserves in lieu of making the cash deposits into such reserves.
(3)	So long as no Cash Sweep Event is occurring, insurance escrows are waived provided, among other conditions, the Central Park Plaza property is covered by an acceptable blanket policy (which is currently maintained). If such conditions are no longer satisfied, on each due date, the borrower will be required to fund an insurance reserve in a monthly amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.
(4)	During a Cash Sweep Event (and if such Cash Sweep Event is due to a DSCR Cash Sweep Event, the Master Lease is not in place), the borrower will be required to make monthly deposits into the replacement reserve in an amount equal to $2,481.33.
(5)	During a Cash Sweep Event (and if such Cash Sweep Event is due to a DSCR Cash Sweep Event, the Master Lease is not in place), the borrower will be required to make monthly deposits into the TI/LC reserve in an amount that would currently equal $7,546.50. Notwithstanding the foregoing, provided that no event of default under the Central Park Plaza loan then exists, monthly deposits into the TI/LC reserve will be suspended at any time that the balance in the TI/LC Reserve is at least equal to $452,790.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CENTRAL PARK PLAZA

The following table presents certain information relating to the major tenants at the Central Park Plaza property:

Ten Largest Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Central Park Liquor	NR / NR / NR	9,867	7.6%	$332,025	18.8%	$33.65	12/31/2031	2, 5-year options
City Market	NR / Baa1 / BBB	52,500	40.6	256,283	14.5	4.88	8/31/2023	2, 5-year options
Christy Sports	NR / NR / NR	4,780	3.7	124,280	7.0	26.00	5/31/2022	None
La Fiesta Mexican Grill	NR / NR / NR	4,380	3.4	83,789	4.7	19.13	4/30/2022	None
Anytime Fitness	NR / NR / NR	4,747	3.7	79,512	4.5	16.75	1/31/2026	1, 5-year option
O’Reilly Auto Parts(3)(4)	NR / Baa1 / BBB	8,000	6.2	76,000	4.3	9.50	3/31/2032	3, 5-year options
Qdoba	NR / NR / NR	2,238	1.7	67,140	3.8	30.00	9/30/2025	1, 5-year option
T-Mobile	BBB- / NR / BB+	3,221	2.5	64,968	3.7	20.17	5/31/2026	1, 5-year option
Annie’s Home Consignments	NR / NR / NR	5,400	4.2	62,100	3.5	11.50	12/31/2026	1, 5-year option
Mountain Eyeworks	NR / NR / NR	2,400	1.9	55,680	3.2	23.20	5/31/2026	1, 5-year option
Ten Largest Owned Tenants		97,533	75.3%	$1,201,777	68.0%	$12.32
Remaining Tenants		25,070	19.4	565,510	32.0	22.56
Vacant		6,858	5.3	0	0.0%	0.00
Total / Wtd. Avg.		129,461	100.0%	$1,767,287	100.0%	$14.41

(1)	Based on the underwritten rent roll dated November 1, 2021.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $1,033 of contractual rent steps through April 2022.
(3)	O’Reilly Auto Parts has signed its lease but has not yet taken delivery of its space. O’Reilly Auto Parts rent commences 150 days after space is delivered. The borrower sponsor expects O’Reilly Auto Parts to take occupancy in April 2022, however we cannot assure you O’Reilly Auto Parts will take occupancy as expected or at all. The borrower and borrower sponsor have elected to become personally liable on a recourse basis for an amount equivalent to all amounts owed for outstanding TI/LCs and HVAC work related to the O’Reilly Auto Parts space ($190,000).
(4)	O’Reilly Auto Parts has a termination option exercisable in March 2028, with 12 months' notice and payment of unamortized leasing costs.

The following table presents certain information relating to the lease rollover schedule at the Central Park Plaza property based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	10,360	8.0	8.0%	251,869	14.3	24.31	3
2023	58,565	45.2	53.2%	391,070	22.1	6.68	5
2024	8,504	6.6	59.8%	142,407	8.1	16.75	4
2025	4,328	3.3	63.2%	123,432	7.0	28.52	3
2026	21,914	16.9	80.1%	418,523	23.7	19.10	8
2027	0	0.0	80.1%	0	0.0	0.00	0
2028	0	0.0	80.1%	0	0.0	0.00	0
2029	0	0.0	80.1%	0	0.0	0.00	0
2030	0	0.0	80.1%	0	0.0	0.00	0
2031	10,932	8.4	88.5%	363,986	20.6	33.30	2
2032	8,000	6.2	94.7%	76,000	4.3	9.50	1
2033 & Thereafter	0	0.0	94.7%	0	0.0	0.00	0
Vacant	6,858	5.3	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	129,461	100.0%		$1,767,287	100.0%	$14.41	24

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that were not considered in the above Lease Expiration Schedule.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF is based on the underwritten rent roll dated November 1, 2021, and includes $1,033 of contractual rent steps through April 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CENTRAL PARK PLAZA

The following table presents certain information relating to historical leasing at the Central Park Plaza property:

Historical Leased %(1)

2018	2019	2020	As of 11/1/2021
95.1%	94.9%	92.2%	94.7%

(1)	As provided by the borrowers and reflects occupancy for the indicated year ended December 31 unless specified otherwise.

COVID-19 Update. As of November 23, 2021, the tenant rental obligations at the Central Park Plaza property has not been materially disrupted by the macro effects of the COVID-19 pandemic. The Central Park Plaza loan is current through the December 2021 payment date. As of December 1, 2021, the Central Park Plaza loan is not subject to any forbearance, modification or debt service relief requests. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Central Park Plaza property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 7/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$1,640,176	$1,689,663	$1,662,629	$1,714,095	$1,766,254	$13.64
Contractual Rent Steps(1)	0	0	0	0	1,033	0.01
Potential Income from Vacant Space	0	0	0	0	168,021	1.30
Reimbursements	466,392	637,173	512,101	496,838	557,175	4.30
Percentage Rents	270,235	292,756	307,901	307,901	307,901	2.38
Gross Potential Income	$2,376,803	$2,619,592	$2,482,631	$2,518,834	$2,800,384	$21.63
Vacancy & Credit Loss	0	0	0	0	(168,021)	(1.30)
Effective Gross Income	$2,376,803	$2,619,592	$2,482,631	$2,518,834	$2,632,363	$20.33

Real Estate Taxes	$165,951	$177,666	$183,532	$183,532	$183,532	$1.42
Insurance	9,433	9,224	10,186	10,354	10,054	0.08
Management Fee	94,666	97,554	96,455	103,855	105,295	0.81
Other Operating Expenses	382,479	455,933	413,381	432,460	432,460	3.34
Total Operating Expenses	$652,529	$740,377	$703,554	$730,201	$731,341	$5.65

Net Operating Income(2)	$1,724,274	$1,879,215	$1,779,077	$1,788,633	$1,901,022	$14.68
TI/LC	0	0	0	0	90,558	0.70
Capital Expenditures	0	0	0	0	29,776	0.23
Net Cash Flow	$1,724,274	$1,879,215	$1,779,077	$1,788,633	$1,780,688	$13.75

(1)	Underwritten cash flow based on in-place rents as of November 1, 2021 and includes $1,033 of contractual rent steps through April 2022.
(2)	The increase in underwritten Net Operating Income over TTM 7/31/2021 Net Operating Income is primarily driven by O’Reilly Auto Parts signing a new lease totaling $139,612 in underwritten base rent and reimbursements. O’Reilly Auto Parts has signed its lease but has not yet taken delivery of its space. O’Reilly Auto Parts rent commences 150 days after space is delivered. The borrower sponsor expects O’Reilly Auto Parts to take occupancy in April 2022, however we cannot assure you O’Reilly Auto Parts will take occupancy as expected or at all. The borrower and borrower sponsor have elected to become personally liable on a recourse basis for an amount equivalent to all amounts owed for outstanding TI/LCs and HVAC work related to the O’Reilly Auto Parts space ($190,000).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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CAPITOL SQUARE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(2)		AREF
Location (City/State)	San Jose, California		Cut-off Date Balance		$15,000,000
Property Type	Retail		Cut-off Date Balance per SF		$42.10
Size (SF)	356,294		Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 11/1/2021(1)	97.1%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2021(1)	97.1%		Type of Security		Fee
Year Built / Latest Renovation	1971 / 2015		Mortgage Rate		2.86150%
Appraised Value	$79,400,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		NAP
			Borrower Sponsor		Anthony Chan; Alex Chen

Underwritten Revenues	$5,976,662
Underwritten Expenses	$1,556,154		Escrows
Underwritten Net Operating Income (NOI)	$4,420,508			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,164,971		Taxes	$0	Springing
Cut-off Date LTV Ratio	18.9%		Insurance	$12,253	Springing
Maturity Date LTV Ratio	14.4%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	5.93x / 5.59x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	29.5% / 27.8%		Other(3)	$704,018	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	100.0%	Loan Payoff	$13,026,570	86.8%
			Reserves	716,271	4.8
			Closing Costs	652,737	4.4
			Return of Equity	604,422	4.0

Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	Excludes Asby Sports with a lease expiration date of January 31, 2022. Including Asby Sports, the Capitol Square property was 98.7% occupied as of November 1, 2021. Asby Sports was underwritten as vacant.
(2)	The Capitol Square loan was originated by UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York on November 29, 2021, and is expected to be purchased by AREF.
(3)	Other reserve represents a Raising Cane Contingency Reserve.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Capitol Square property:

Ten Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Cardenas	NR/NR/NR	41,990	11.8%	$713,830	15.7%	$17.00	1/31/2033	2, 10-year options
Target	A/A2/A	146,259	41.1	512,435	11.3	3.50	7/31/2026	3, 5-year options
Ross	NR/A2/BBB+	25,535	7.2	491,549	10.8	19.25	1/31/2025	2, 5-year options
Marshalls	NR/A2/A	28,517	8.0	317,109	7.0	11.12	11/30/2026	3, 5-year options
Walgreens(3)	BBB-/Baa2/BBB	19,788	5.6	296,820	6.5	15.00	8/31/2035	None
Chase(4)	AA-/A2/A-	6,495	1.8	242,978	5.3	37.41	6/30/2026	3, 5-year options
Wells Fargo	A+/A1/BBB+	5,614	1.6	203,788	4.5	36.30	10/31/2023	4, 5-year options
SCFHP	NR/NR/NR	10,435	2.9	199,269	4.4	19.10	8/31/2025	2, 5-year options
Tung Kee Noodle House	NR/NR/NR	3,744	1.1	143,245	3.1	38.26	11/30/2026	2, 5-year options
America’s Best	NR/NR/NR	3,186	0.9	133,812	2.9	42.00	12/31/2027	2, 5-year options
Ten Largest Tenants		291,563	81.8%	$3,254,835	71.5%	$11.16
Remaining Tenants		54,317	15.2	1,296,949	28.5	23.88
Vacant		10,414	2.9	0	0.0	0.00
Totals / Wtd. Avg.		356,294	100.0%	$4,551,785	100.0%	$13.16

(1)	Based on the underwritten rent roll dated November 1, 2021.
(2)	Includes $376,775 of contractual rent steps through December 2022.
(3)	Walgreens has a two-time right to terminate its lease effective on either August 31, 2025 or August 31, 2030 upon 6 months’ written notice.
(4)	If Chase, or any portion of its space, are made untenantable solely as a result of an interruption, diminishment or termination of services to any common areas for a period in excess of 60 consecutive days, Chase may terminate its lease by delivering 30 days’ written notice of its election to terminate.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITOL SQUARE

The following table presents certain information relating to the lease rollover schedule at the Capitol Square property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	17,368	4.9%	4.9%	$0	0.0%	$0.00	4
2022	3,895	1.1	6.0%	139,680	3.1	35.86	3
2023	19,066	5.4	11.3%	613,120	13.5	32.16	6
2024	6,255	1.8	13.1%	192,918	4.2	30.84	3
2025	40,694	11.4	24.5%	899,627	19.8	22.11	4
2026	189,389	53.2	77.7%	1,371,592	30.1	7.24	7
2027	7,435	2.1	79.7%	324,198	7.1	43.60	3
2028	0	0.0	79.7%	0	0.0	0.00	0
2029	0	0.0	79.7%	0	0.0	0.00	0
2030	0	0.0	79.7%	0	0.0	0.00	0
2031	0	0.0	79.7%	0	0.0	0.00	0
2032	0	0.0	79.7%	0	0.0	0.00	0
2033 & Thereafter	61,778	17.3	97.1%	1,010,650	22.2	16.36	2
Vacant	10,414	2.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	356,294	100.0%		$4,551,785	100.0%	$13.16	32

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(2)	Based on the underwritten rent roll dated November 1, 2021.
(3)	Includes $376,775 of contractual rent steps through December 2022.
(4)	Includes 17,368 SF of site storage and office space.

The following table presents certain information relating to historical occupancy at the Capitol Square property:

Historical Leased %(1)

2018	2019	2020	As of 11/1/2021
99.4%	99.4%	98.9%	97.1%(2)

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Excludes Asby Sports with a lease expiration date of January 31, 2022. Including Asby Sports, the Capitol Square property was 98.7% occupied as of November 1, 2021. Asby Sports was underwritten as vacant.

COVID-19 Update. As of December 6, 2021, the Capitol Square property is open and operating and is not subject to any forbearance, modification or debt service relief request. At the onset of the COVID-19 pandemic, several of the tenants at the Capitol Square property requested rent relief in the form of rent abatements and rent deferrals. Eleven in-line tenants (no anchor or major tenants) at the Capitol Square property received abated rent ranging from one to four months totaling $141,371 (3.1% of underwritten base rent) in the aggregate. Seven in-line tenants and Ross received deferred rent ranging from 2 to 16 months totaling $410,558 (9.0% of underwritten base rent) in the aggregate. July 2021 and August 2021 rent collections at the Capitol Square property were 129.8% and 102.7%, respectively, of underwritten base rent, which includes payback of rents that were previously deferred. September 2021 rent collections at the Capitol Square property were 90.5% of underwritten base rent. As of November 1, 2021, $264,927 (5.8% of underwritten base rent) in deferred rent was still outstanding. All deferred rent is scheduled to be repaid by month end January 2022. As of December 6, 2021, the Capitol Square loan is not subject to any modifications or forbearance requests. The Capitol Square loan is current on payments through November 6, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CAPITOL SQUARE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Capitol Square property:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent(2)	$4,213,916	$4,178,139	$3,658,418	$4,297,137	$4,175,010	$11.72
Contractual Rent Steps(3)	0	0	0	0	442,656	1.24
Vacant Income	0	0	0	0	278,080	0.78
Reimbursements	1,048,068	1,101,071	1,121,792	1,306,302	1,428,243	4.01
Vacancy	0	0	0	0	(347,326)	(0.97)
Other Income	0	0	0	0	0	0.00
Effective Gross Income	$5,261,985	$5,279,210	$4,780,210	$5,603,439	$5,976,662	$16.77
Total Operating Expenses	1,294,400	1,542,412	1,535,488	1,640,331	1,556,154	4.37
Net Operating Income(4)	$3,967,585	$3,736,798	$3,244,722	$3,963,107	$4,420,508	$12.41
TI/LC	0	0	0	0	202,093	0.57
Capital Expenditures	0	0	0	0	53,444	0.15
Net Cash Flow	$3,967,585	$3,736,798	$3,244,722	$3,963,107	$4,164,971	$11.69

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Based on underwritten rent roll dated November 1, 2021. Asby Sports was underwritten as vacant.
(3)	Includes $376,775 of contractual rent steps through December 2022 and $65,881 in straight line for investment grade tenant, Walgreens.
(4)	The increase in Underwritten Net Operating Income from TTM 9/30/2021 is primarily due the inclusion of contractual rent steps and straight line rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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LOUISIANA INDUSTRIAL PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	2		Loan Seller		AREF
Location (City/State)	Geismar, Louisiana		Cut-off Date Principal Balance		$15,000,000
Property Type	Industrial		Cut-off Date Principal Balance per SF		$86.13
Size (SF)	174,158		Percentage of Initial Pool Balance		2.4%
Total Occupancy as of 10/4/2021	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 10/4/2021	100.0%		Type of Security		Fee
Year Built / Latest Renovation	Various / NAP		Mortgage Rate		3.95500%
Appraised Value(1)	$22,600,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Period (Months)		12
			Borrower Sponsor		Thomas H. Gose, Jr.;
					Kelly R. Allen
Underwritten Revenues	$1,906,981
Underwritten Expenses	$395,343		Escrows
Underwritten Net Operating Income (NOI)	$1,511,638			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,407,143		Taxes	$9,554	$9,554
Cut-off Date LTV Ratio	66.4%		Insurance	$68,204	$11,367
Maturity Date LTV Ratio	54.3%		Replacement Reserve	$0	$1,451
DSCR Based on Underwritten NOI / NCF	1.77x / 1.65x		TI/LC	$0	$7,257
Debt Yield Based on Underwritten NOI / NCF	10.1% / 9.4%		Other(2)	$19,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,000,000	100.0%	Loan Payoff	$13,551,133	90.3%
			Return of Equity	895,108	6.0
			Origination Costs	457,000	3.0
			Reserves	96,758	0.6
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	The Talon Industrial Park property has an “as-is” appraised value of $16,000,000 as of August 23, 2021, and the Copperhead Industrial Park property has an “as-is” appraised value of $6,600,000 as of August 23, 2021.

(2)	Other upfront reserves represents a deferred maintenance reserve.

The following table presents certain information relating to the Louisiana Industrial Portfolio properties:

Property Name	City, State	Allocated Loan Amount	% of Allocated Loan Amount	Total SF(1)	Occ. (%)(1)	Year Built/Renovated(2)	As-Is Appraised Value(2)	UW NCF
Talon Industrial Park	Geismar, LA	$10,700,000	71.3%	122,158	100.0%	2016 / NAP	$16,000,000	$1,003,131
Copperhead Industrial Park	Geismar, LA	4,300,000	28.7	52,000	100.0%	2020 / NAP	6,600,000	404,012
Total		$15,000,000	100.0%	174,158	100.0%		$22,600,000	$1,407,143

(1)	Based on the underwritten rent roll dated October 4, 2021.

(2)	Source: Appraisals.

The following table presents certain information relating to the tenants at the Louisiana Industrial Portfolio properties:

Ten Largest Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Mauser USA, LLC	NR/NR/NR	48,400	27.8%	$406,560	23.9%	$8.40	7/31/2029	2, 10-year options
Flexitallic, L.P.(3)	NR/NR/NR	26,000	14.9	240,500	14.2	9.25	7/31/2031	2, 5-year options
Tiger Industrial Rentals(4)	NR/NR/NR	11,908	6.8	174,276	10.3	14.64	7/31/2028	1, 5-year option
ISCO Industries, Inc.	NR/NR/NR	11,850	6.8	160,805	9.5	13.57	4/14/2023	2, 5-year options
HMT Tank(5)	NR/NR/NR	16,000	9.2	158,000	9.3	9.88	10/14/2030	2, 5-year options
Core Boiler	NR/NR/NR	12,000	6.9	132,000	7.8	11.00	10/31/2025	2, 5-year options
Ram Tool & Supply Co.	NR/NR/NR	12,000	6.9	111,000	6.5	9.25	11/30/2031	2, 5-year options
Alliance Source Testing	NR/NR/NR	12,000	6.9	108,000	6.4	9.00	11/30/2027	2, 5-year options
Rexel USA	NR/NR/NR	12,000	6.9	108,000	6.4	9.00	5/31/2028	2, 3-year options
Great River Industries, LLC	NR/NR/NR	12,000	6.9	99,000	5.8	8.25	1/31/2026	2, 5-year options
Total / Wtd. Avg.		174,158	100.0%	$1,698,141	100.0%	$9.75
Remaining Owned Tenants		0	0.0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		174,158	100.0%	$1,698,141	100.0%	$9.75

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Based on the underwritten rent roll dated October 4, 2021.

(3)	Flexitallic, L.P. has one termination option exercisable in July 2026 in exchange for a prepayment penalty of $400,000 with one year written notice and payment of the penalty sixth months prior to termination.

(4)	Tiger Industrial Rentals has the option to terminate its lease with 180 days’ written notice in May 2023 and in May 2025, each with the payment of a termination fee.

(5)	HMT Tank has the option to terminate its lease each year beginning in September 2027 with 150 days’ written notice and payment of a termination fee

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

LOUISIANA INDUSTRIAL PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Louisiana Industrial Portfolio properties:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	11,850	6.8	6.8%	160,805	9.5	13.57	1
2024	0	0.0	6.8%	0	0.0	0.00	0
2025	12,000	6.9	13.7%	132,000	7.8	11.00	1
2026	12,000	6.9	20.6%	99,000	5.8	8.25	1
2027	12,000	6.9	27.5%	108,000	6.4	9.00	1
2028	23,908	13.7	41.2%	282,276	16.6	11.81	2
2029	48,400	27.8	69.0%	406,560	23.9	8.40	1
2030	16,000	9.2	78.2%	158,000	9.3	9.88	1
2031 & Thereafter	38,000	21.8	100.0%	351,500	20.7	9.25	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	174,158	100.0%		$1,698,141	100.0%	$9.75	10

(1)	Calculated based on approximate square footage occupied by the tenants.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Based on the underwritten rent roll dated October 4, 2021.

The following table presents certain information relating to historical occupancy at the Louisiana Industrial Portfolio properties:

Historical Leased %(1)

2018	2019	2020	As of 10/4/2021(2)
NAV	NAV	NAV	100.0%

(1)	Historical occupancy is not available as the Copperhead Industrial Park property was built in 2020.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of December 9, 2021, the Louisiana Industrial Portfolio properties are open and operating. As of December 9, 2021, collection data for October 2021 and November 2021 was not available. The Louisiana Industrial Portfolio mortgage loan was originated on November 22, 2021 and has a first payment date of January 6, 2022. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Louisiana Industrial Portfolio properties:

Cash Flow Analysis(1)(2)

	TTM 8/31/2021	Underwritten	Underwritten $ per SF
Base Rent	$1,368,474	$1,698,141	$9.75
Reimbursements	167,565	319,829	1.84
Vacancy & Credit Loss(3)	0	(110,988)	(0.64)
Effective Gross Income	$1,536,039	$1,906,981	$10.95
Total Operating Expenses	218,887	395,343	2.27
Net Operating Income	$1,317,151	$1,511,638	$8.68
TI/LC	3,758	87,079	0.50
Capital Expenditures	0	17,416	0.10
Net Cash Flow	$1,313,394	$1,407,143	$8.08

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical operating performance prior to TTM 8/31/2021 is not available as the Copperhead Industrial Park property was built in 2020.

(3)	Underwritten Vacancy & Credit Loss represents an underwritten economic vacancy of 5.5%. The Louisiana Industrial Portfolio properties were 100.0% occupied as of October 4, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3101 WEST MILITARY

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	AREF
Location (City/State)	McAllen, Texas		Cut-off Date Balance	$14,657,432
Property Type	Industrial		Cut-off Date Balance per SF	$66.85
Size (SF)	219,258		Percentage of Initial Pool Balance	2.3%
Total Occupancy as of 9/3/2021	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/3/2021	100.0%		Type of Security	Fee
Year Built / Latest Renovation	2004-2006 / NAP		Mortgage Rate	3.78000%
Appraised Value	$20,100,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP
			Borrower Sponsors	Kamyar Mateen; Tyler Mateen

Underwritten Revenues	$2,092,307
Underwritten Expenses	$497,062		Escrows
Underwritten Net Operating Income (NOI)	$1,595,245			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,549,468		Taxes	$248,317	$24,832
Cut-off Date LTV Ratio	72.9%		Insurance	$20,750	$4,150
Maturity Date LTV Ratio	57.6%		Replacement Reserve	$0	$1,827
DSCR Based on Underwritten NOI / NCF	1.95x / 1.89x		TI/LC(1)	$200,000	$3,654
Debt Yield Based on Underwritten NOI / NCF	10.9% / 10.6%		Other(2)	$22,220	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$14,700,000	70.9%	Purchase Price	$19,600,000	94.6%
Principal's New Cash Contribution	6,029,138	29.1	Origination Costs	637,852	3.1
			Reserves	491,287	2.4
Total Sources	$20,729,138	100.0%	Total Uses	$20,729,138	100.0%

(1)	The TI/LC reserve is capped at $500,000.

(2)	Other reserve represents a deferred maintenance reserve.

The following table presents certain information relating to the major tenants at the 3101 West Military property:

Largest Owned Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Woodcrafters	NR/NR/NR	71,384	32.6%	$445,436	28.8%	$6.24	12/1/2023	None
Outwest Express	NR/NR/NR	22,015	10.0	489,600	31.6	22.24	8/31/2026	1, 5-year option
Emerson Electric	NR/NR/NR	68,108	31.1	336,930	21.7	4.95	6/1/2024	2, 3-year options
Hutchinson FTS	NR/NR/NR	57,751	26.3	277,206	17.9	4.80	12/31/2026	1, 3-year option
Four Largest Owned Tenants		219,258	100.0%	$1,549,173	100.0%	$7.07
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Totals / Wtd. Avg. All Owned Tenants		219,258	100.0%	$1,549,173	100.0%	$7.07

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Based on the underwritten rent roll dated September 3, 2021.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps of $16,206 through July 2022.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3101 WEST MILITARY

The following table presents certain information relating to the lease rollover schedule at the 3101 West Military property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	71,384	32.6	32.6%	445,436	28.8	6.24	1
2024	68,108	31.1	63.6%	336,930	21.7	4.95	1
2025	0	0.0	63.6%	0	0.0	0.00	0
2026	79,766	36.4	100.0%	766,806	49.5	9.61	2
2027	0	0.0	100.0%	0	0.0	0.00	0
2028	0	0.0	100.0%	0	0.0	0.00	0
2029	0	0.0	100.0%	0	0.0	0.00	0
2030	0	0.0	100.0%	0	0.0	0.00	0
2031 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	219,258	100.0%		$1,549,173	100.0%	$7.07	4

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Based on the underwritten rent roll dated September 3, 2021.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps of $16,206 through July 2022.

The following table presents certain information relating to historical occupancy at the 3101 West Military property:

Historical Leased %(1)

2018	2019	2020	As of 9/3/2021(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Information obtained from the underwritten rent roll.

COVID-19 Update. As of December 9, 2021, the 3101 West Military property is open and operating. The borrower sponsor reported that rent collections in October 2021 and November 2021 were 100%. As of December 9, 2021, the 3101 West Military mortgage loan is not subject to any modification or forbearance request. See “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect Performance of the Mortgage Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3101 WEST MILITARY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 3101 West Military property:

Cash Flow Analysis(1)(2)

	2018	2019	2020	Underwritten	Underwritten $ per SF
Base Rent	$2,039,293	$1,915,996	$1,868,449	$1,532,966	$6.99
Contractual Rent Steps(3)	0	0	0	16,206	0.07
Reimbursements	0	0	0	245,187	1.12
Vacancy & Credit Loss(4)	0	0	0	(87,852)	(0.40)
Other Income(5)	0	0	0	385,800	1.76
Effective Gross Income	$2,039,293	$1,915,996	$1,868,449	$2,092,307	$9.54
Total Operating Expenses	415,007	414,315	407,513	497,062	2.27
Net Operating Income	$1,624,287	$1,501,681	$1,460,936	$1,595,245	$7.28
TI/LC	0	0	0	23,852	0.11
Capital Expenditures	0	0	0	21,926	0.10
Net Cash Flow	$1,624,287	$1,501,681	$1,460,936	$1,549,468	$7.07

(1)	Based on underwritten rent roll dated September 3, 2021.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Contractual Rent Steps include $16,206 underwritten for various tenants through July 2022.

(4)	Underwritten Vacancy & Credit Loss represents an underwritten economic vacancy of 5.0%. The 3101 West Military Property was 100.0% occupied as of September 3, 2021.

(5)	Underwritten Other Income consists of contractual parking income.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

—	There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), that has spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic and the responses to the pandemic have led to, and will likely continue to cause, severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. We cannot assure you that vaccines, containment or other measures will be successful in limiting the spread of the virus, particularly in light of the reduction of stay at home orders and social distancing guidelines or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates.

—	The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “COVID-19 Update” above, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—	The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in the CMBS market will not occur.

■	The Certificates May Not Be A Suitable Investment for You

—	The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates.

—	An investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

■	The Certificates Are Limited Obligations

—	The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in, or obligation of, and will not be guaranteed by, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—	The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

■	Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—	Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	The Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—	Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time without notice, and we cannot assure you that an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the certificates may be impacted by changes in any regulatory requirements applicable to the marketing and selling of, and issuing quotations with respect to, commercial mortgaged-backed securities.

—	The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—	We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

—	Investors should be aware, and in some cases are required to be aware, of the investor diligence requirements that apply in the European Union (the “EU”) under Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) (the “EU Due Diligence Requirements”), and in the UK under Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the EUWA, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (the “UK Securitization Regulation”) (the “UK Due Diligence Requirements”), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.

—	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being (a) (subject to certain conditions and exceptions, institutions for occupational retirement provision and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

—	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 200 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; and (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

—	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors.” The EU Securitization Regulation and the UK Securitization Regulation are each a “Securitization Regulation”, the EU Due Diligence Requirements and the UK Due Diligence Requirements are each “Due Diligence Requirements”, and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.

—	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:

—	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);

—	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder;

—	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:

—	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation in accordance with the frequency and modalities provided for thereunder; or

—	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

—	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the due diligence requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for risk management and as otherwise required by the applicable Securitization Regulation.

—	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.

—	Prospective investors should make themselves aware of the applicable Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—	None of the sponsors, the depositor, the issuing entity, the underwriters or any other party to this transaction intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements, and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any of the Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—	Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

—	Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

—	Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.

—	In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Risks of Commercial and Multifamily Lending Generally

—	The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—	The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

—	A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

—	Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

—	We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

■	Your Yield May Be Affected by Defaults, Prepayments and Other Factors

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

■	The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

—	Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

—	There may be (and there may exist from time to time) pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

—	Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

—	Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” "as stabilized" or other values prospective investors should consider that those assumptions may not be accurate and that the "as stabilized" or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

—	The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

—	Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

—	Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

—	Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA

—	In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

—	The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by GSMC, to the depositor, will not qualify for the FDIC Safe Harbor. However, those transfers are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by GSMC to the depositor, would generally be respected as a sale in the event of a bankruptcy or insolvency of GSMC. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

■	Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders, Serviced Companion Loan Holders and any Mezzanine Lenders

—	The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loans or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loans or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

—	The anticipated initial investor in the Class G-RR and Class H-RR certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

—	The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, of Goldman Sachs Bank USA, one of the originators, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that AREF (or its “majority-owned affiliate” as defined in the Credit Risk Retention Rules) is expected to hold the certificates comprising the VRR Interest and the HRR Certificates as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

—	The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

—	The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

—	The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

—	If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates.

—	In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

—	Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

—	The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

—	State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

■	Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

—	The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC, including by permitting forbearances for borrowers experiencing a financial hardship due to the COVID-19 emergency. Accordingly, the special servicer may grant certain forbearances (and engage in related modifications) with respect to a mortgage loan in connection with the COVID-19 emergency, or engage in other modifications permitted by IRS guidance, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates. The application of the IRS guidance expired on September 30, 2021 and it is unclear whether the IRS will issue new guidance or otherwise extend the application of such guidance, with possible retroactive effect, for forbearances granted after September 30, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.